As filed with the Securities and Exchange Commission on July 31, 2006

                                                          Registration No. 333 -
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
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                        Rush Financial Technologies, Inc.
           (Name of Small Business Issuer as Specified in its Charter)
             Texas                            6211                  75-2375969
(State or Other Jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)   Identification
                                                                     Number)
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                           13355 Noel Road, Suite 300
                               Dallas, Texas 75240
                                 (972) 450-6000
        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)
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                              D.M. Rusty Moore, Jr.
                      President and Chief Executive Officer
                        Rush Financial Technologies, Inc.
                           13355 Noel Road, Suite 300
                               Dallas, Texas 75240
                                 (972) 450-6000
            (Name, Address and Telephone Number of Agent for Service)
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                                   Copies to:
                              Ronald L. Brown, Esq.
                                Andrews Kurth LLP
                          1717 Main Street, Suite 3700
                                Dallas, TX 75201
                                 (214) 659-4400
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        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE

============================== =============== =========== =========== ==============
                                                Proposed     Proposed
                                                 Maximum     Maximum
        Title of Each               Amount      Offering    Aggregate    Amount of
     Class of Securities            to be       Price Per    Offering   Registration
      to be Registered          Registered(1)   Share(2)      Price          Fee
------------------------------ --------------- ----------- ----------- --------------
Common Stock, $0.01 par value    18,000,000        .24          xx            xx
------------------------------ --------------- ----------- ----------- --------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices for the Company's common stock as reported within five business days prior to the date of this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    Subject to completion dated July 31, 2006

                        Rush Financial Technologies, Inc.
                                18,000,000 shares

                                  COMMON STOCK

 -------------------------------------------------------------------------------

         The persons listed in this Prospectus under "Selling Shareholders" may offer and sell from time to time up to an aggregate of 18,000,000 shares of our common stock that they have acquired or will acquire from us, including those shares that may be acquired upon exercise of warrants granted by us. Information on the selling shareholders, and the times and manner in which they offer and sell shares of our common stock, is provided under "Selling Shareholders" and "Plan of Distribution" in this Prospectus.

         We will not receive any proceeds from the sale of the common stock by the selling shareholders, but we may receive proceeds from the exercise of warrants by the selling shareholders. We will bear the costs and expenses of registering the common stock offered by the selling shareholders. Selling commissions, brokerage fees, and applicable transfer taxes are payable by the selling shareholders.

         Our common stock is listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "RSHF"). On July 28, 2006, the closing price for our common stock on the OTCBB was $0.24 per share.

         BEFORE PURCHASING ANY OF THE SHARES COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7. YOU SHOULD BE PREPARED TO ACCEPT ANY AND ALL OF THE RISKS ASSOCIATED WITH PURCHASING THE SHARES, INCLUDING A LOSS OF ALL OF YOUR INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is complete and accurate only as of the date of the front cover page of this Prospectus, regardless of the time of delivery of this Prospectus or the sale of any common tock. The Prospectus is not an offer to sell, nor is it an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

         We have not taken any action to permit a public offering of our shares of common stock outside of the United States or to permit the possession or distribution of this Prospectus outside of the United States. Persons outside of the United States who came into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this Prospectus outside of the United States.



                  The date of this Prospectus is ______________

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes, appearing elsewhere in this Prospectus.

                                  CERTAIN RISKS

         Detailed information about the risks of investing in the offering are set forth in "Risk Factors" beginning on page 7. Potential investors should specifically be aware of the following:

          o In our 16 years of operations, we have never achieved a profitable level of operations.

          o For the past two fiscal years, our auditors have expressed a going concern opinion on our financial statements, expressing substantial doubts about our ability to continue operating as a going concern.

          o    Our net losses in 2004 and 2005 were $2,496,637 and $3,180,331.

          o Our net losses for the period ending March 31, 2006 were $556,605 versus a loss of $685,582 for the same period in 2005.

          o As of March 31, 2006, our working capital deficit was $3,610,008 and our deficit on shareholders' equity was $2,466,435.

          o As of March 31, 2006, a total of $1,493,011 of preferred stock and debt securities are convertible into common stock at conversion rates ranging from $0.15 to $4.00 per share, which will result in additional dilution to our common shareholders.

          o There is an inactive trading market in our common stock, and the market for our stock is illiquid and volatile.

                                   THE COMPANY

Rush Financial Technologies, Inc., dba RushTrade(R)Group ("the Company"), is a holding company that operates through three primary subsidiaries. We were formed in September 1990 and commenced operations in March 1991 as Rushmore Capital Corporation. In 1997, we changed our name to Rushmore Financial Group, Inc., and on January 26, 2004 to our current name.

                                 The Acquisition

         On March 30, 2006, the Company and TAL Financial Services, LLC ("TFS") entered into a Membership Interests Purchase Agreement (the "Purchase" or "Acquisition") providing for the Company to purchase from TFS 100% of the outstanding membership interests of Terra Nova Trading, LLC ("Terra Nova" or "TNT"), Market Wise Securities, LLC ("Market Wise Securities") and Market Wise Stock Trading School ("Market Wise School"), LLC. We have raised $35 million ($28,207,000 as of March 31, 2006, which was held in escrow), and have applied to the proceeds thereof for the issuance of Series E Preferred Stock and warrants to finance the Purchase. The purchase price of the acquisition was $25,000,000. The remainder of the funds, net of offering and acquisition related expenses, will provide for additional working capital and broker-dealer net capital. The Series E Preferred will be converted into 6,667 shares of common stock per $1,000 face value of each Series E Preferred share following the amendment of Rush's articles of incorporation to increase the number of authorized shares of our common stock. The warrants provide for the purchase of 3,333 shares of the Company's common stock at $0.30 per share of common stock for each share of Series E Preferred. We received final approval for the Purchase from the NASD and various other regulatory authorities on May 15, 2006. We funded the purchase on May 17, 2006 and closed the sale of the Series E Preferred on May 19, 2006 with a total of $35,000,000 raised. The Purchase will be accounted for as a business combination.

         Terra Nova, our principal operating subsidiary, is a full-service self-clearing agency broker-dealer and futures commission merchant. Terra Nova is a member of the National Association of Securities Dealers ("NASD"), National Futures Associations ("NFA") and Securities Investor Insurance Corporation ("SIPC"), as well as the following exchanges: Pacific Exchange ("PCX"), International Securities Exchange ("ISE"), Boston stock Exchange ("BOX") and Chicago Stcok Exchange ("CHX"). Terra Nova maintains a diversified customer base servicing Institutional, Business-to-Business (including Correspondent Clearing for other introducing broker/dealers) and Direct Market Access clients, while offering a diversified product offering including equities, options, futures, fixed income and foreign exchange. Headquartered in Chicago, Illinois Terra Nova has approximately 80 employees, with a sales presence in New York, San Francisco, Denver and San Antonio. Terra Nova is a pioneer in electronic trading, earning a national reputation for exceptional customer service. For more information about Terra Nova , visit www.terranovatrading.com. Terra Nova was founded in 1994 and had revenue in excess of $40,000,000 in 2005.

         RushGroup Technologies, Inc. ("RushGroup") is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market ("NASDAQ"). RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders. For more information about RushGroup, please visit www.rushgroup.com.

         RushTrade Securities, Inc. ("RushTrade") is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX, BSE, SIPC and NFA , offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations. For more information about RushTrade and our products, please visit www.rushtrade.com.

         We develop and support software applications for active online investors who trade in the stock market. We offer three proprietary platforms:
RushTrade Direct Pro--a "Level II" software-based product, RushTrade Direct Plus--a "Level I" software-based platform, and RushTrade Direct--a "Level I" browser-based product. Level I access systems provide current inside market quotations, highest bid price and lowest offer price that make up the best available price. Our Level II system provides this same service, as well as detailed quotes (including each Market Maker and electronic communications networks ("ECN") posting bid and ask and other real-time market data), and the most recently executed trades (including the size and time of the transactions). Our trading platforms provide customers and licensees with real-time quotes and charts, fast and reliable access to various markets, and many other advanced decision support tools and portfolio management tools.

         Using our products, we believe that customers purchasing or selling shares of stock receive the best possible price, because orders are sent directly to the particular exchange or ECN in most cases offering the best price on any particular stock at any given time. In contrast, most of the traditional online brokerage firms process customer orders through standard browser-based software that routes the order through the firm's trading desk or to third-party wholesalers with "payment for order flow" arrangements that normally increase the customers' price, and inhibit speed and quality of execution.

         Our other subsidiaries and former business units are inactive, except for residual revenues and certain legal proceedings. For a more detailed discussion of our history and our business, see "Business and Properties" beginning on page 16, and "Management Discussion and Analysis or Plan of Operation," beginning on page 26.


                                  THE OFFERING

         Up to 18,000,000 shares of our issued and outstanding common stock are being offered and sold by the selling shareholders upon approval by our shareholders of an amendment to our articles of incorporation to increase our outstanding shares of common stock to 800,000,000 shares. We will not receive any of the proceeds from the sale of those shares. The shares were sold in a private placement of our Series E Convertible Preferred Stock (the "Series E
Preferred Stock") to accredited investors in an offering that concluded on May
19, 2006.

                              PLAN OF DISTRIBUTION

         Sales of common stock may be made by or for the account of the selling shareholders in the over-the-counter market or on any exchange on which our common stock may be listed at the time of sale. Shares may also be sold in block transactions or private transactions or otherwise, through brokers or dealers.
Brokers or dealers may be paid commissions or receive sales discounts in connection with such sales. The selling shareholders must pay their own commission and absorb the discounts. Brokers or dealers used by the selling shareholders will be underwriters under the Securities Act of 1933, as amended
(the "Securities Act"). In addition, any selling shareholders that are a broker/dealer will be underwriters under the Securities Act with respect to the common stock offered hereby. In lieu of making sales through the use of this Prospectus, the selling shareholders may also make sales of the shares covered by this Prospectus pursuant to Rule 144 or Rule 144A under the Securities Act.



                         SELECTED FINANCIAL INFORMATION


Balance Sheet Data:                         March 31, 2006
                                              (unaudited)     December 31, 2005
                                            --------------

       Total assets                          $ 29,968,607        $ 1,693,361
       Restricted cash                         28,207,000             31,000
       Capitalized software costs, net            541,753            595,966
       Preferred stock subscribed              28,207,000             31,000
       Current liabilities                     32,102,461          3,439,843
       Total liabilities                       32,435,042          3,770,642
       Shareholders' (deficit)                 (2,466,435)        (2,077,281)



                                        Three Months Ended                Year Ended
                                       March 31, (unaudited)             December 31,
                                    --------------------------    --------------------------
Statements of Operations Data:          2006           2005           2005           2004
                                    -----------    -----------    -----------    -----------
      Revenue                       $   688,138    $   492,025    $ 2,345,583    $ 2,200,368
      Operating (loss)                 (509,272)      (650,003)    (3,059,449)    (2,233,902)
      Net (loss)                       (556,605)      (685,582)    (3,180,331)    (2,496,637)
      Net (loss) per common share         (0.02)         (0.03)         (0.10)         (0.13)

          PROFORMA UNADITED
                                                          March 31, 2006
          Balance Sheet Data:                               (unaudited)
                                                        -----------------
                 Total assets                             $  227,220,351
                 Cash                                          9,243,303
                 Restricted cash                             124,767,929
                 Capitalized software costs, net               1,541,753
                 Goodwill                                     11,922,150
                 Current liabilities                         169,842,411
                 Total liabilities                           197,174,992
                 Shareholders' equity                         30,045,359


PROFORMA UNAUDITED

Statements of Operations Data:          Three Months Ended      Year Ended
                                          March 31, 2006     December 31, 2006
                                        ------------------   -----------------
         Revenue                         $    11,931,192      $    48,316,002
         Operating (loss)                       (310,307)          (1,324,116)
         Net (loss)                             (357,640)          (1,444,998)
         Net (loss) per common share               (0.01)               (0.56)


                                  RISK FACTORS

         You should carefully consider each of the following risk factors and all of the other information in this Prospectus. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially and adversely affected. If that happens, the trading price of our shares could decline significantly. The risk factors below contain forward-looking statements regarding the Company. Actual results could differ materially from those set forth in the forward-looking statements.

RISKS RELATED TO OUR COMPANY

Our independent registered public accounting firm issued a going concern opinion on our financial statements, questioning our ability to continue as a going concern.

         Our independent registered public accounting firm's opinion on our 2005 and 2004 financial statements, which is included in this Prospectus, includes an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. For the past two years or more, we have operated with limited operating capital and we continue to face immediate and substantial cash needs. In connection with the Acquisition, we completed a $35 million private equity raise to fund the purchase price and provide additional working capital.

         There can be no assurance that management's plans to become cash flow positive during 2006 will be successful or what other actions may become necessary. We have been successful raising limited amounts of capital in the past and we may need to raise additional capital in the future or reduce the level of our operations, resulting in a material adverse effect on our business and operations and charges that could be material to our business and results of operations. See "Index to Financial Statement - Report of Independent Registered Public Accounting Firm."

We have a history of net losses and may need additional financing to continue as a going concern.

         The accompanying financial statements have been prepared assuming that we will continue as a going concern. We incurred a net loss of $556,605 during the three months ended March 31, 2006 and $3,180,331 during the year ended December 31, 2005. Also, we used cash in operations of $145,569 during the three months ended March 31, 2006. At March 31, 2006 we have an unpaid payroll tax obligation of approximately $745,000, past due debt totaling approximately

$352,000 and a significant amount of past due trade payables. Additional debt of approximately $133,000 became due in April 2006. Since the closing of the purchase of Terra Nova and related companies on May 17, 2006, we have satisfied the outstanding payroll tax obligation and reduced a significant amount of these past due trade payables. We have been dependent upon outside financing to develop and market our software products, perform our business development activities, and provide for ongoing working capital requirements. With the completion of the purchase of Terra Nova and related capital raise, more fully discussed on page __, we should have sufficient capital to operate our businesses in the foreseeable future. The financial statements do not include any adjustments that might result from our inability to continue as a going concern.

         We have also taken several steps to increase cash by the use of borrowings. During the three months ended March 31, 2006, we were able to raise working capital of $300,000 through borrowings with the issuance of two separate notes payable to related parties. We expect the funds raised from the Series E Preferred Stock will be sufficient until we begin to generate positive cash flows from operations with the completion of the, more fully discussed on page
__.

         Our primary cash flow strategy is to increase cash flow from the execution of our operating plan that relies primarily upon the profitable operation of RushTrade and Terra Nova, the expected monthly subscription fees to be received from the licensing of RushTrade Direct Pro software and collect commission revenue from RushTrade and Terra Nova customer accounts. To date we have received minimal license fees from licensing our software to third parties. See "Management Discussion and Analysis or Plan of Operation," page 26 through 38, and the financial statements beginning at page F-1.

We face substantial competition from other securities processing and infrastructure firms, which could harm our financial performance.

         The market for securities-processing infrastructure products and services is rapidly evolving and highly competitive. We compete with a number of firms that provide similar products and services. Our competitors include Penson Financial Services, Goldman Sachs Execution & Clearing, L.P. (formerly known as Spear, Leeds & Kellogg); Pershing LLC, a member of BNY Securities Group; National Financial Services LLC, a Fidelity Investments Company; Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc. Our competitors have significantly greater financial, technical, marketing and other resources than we possess. Our competitors offer a wider range of services and financial products than we do and have greater name recognition and more extensive client bases than ours. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies than ours. There can be no assurance that we will be able to compete effectively with current or future competitors. If we fail to compete effectively, our revenue could decrease and our business, financial condition and operating results could be materially harmed.


Our clearing operations could expose us to legal liability for errors in performing clearing functions and improper activities of our correspondents.

         Any intentional failure or negligence in properly performing our clearing functions or any mishandling of funds and securities held by us on behalf of our correspondents and their customers could lead to censures, fines or other sanctions by applicable authorities as well as actions in tort brought by parties who are financially harmed by those failures or mishandlings. Any litigation that arises as a result of our clearing operations could harm our reputation and cause us to incur substantial expenses associated with litigation and damage awards that could exceed our liability insurance by unknown but significant amounts.

         In the past, clearing firms in the U.S. have been held liable for failing to take action upon the receipt of customer complaints, failing to know about the suspicious activities of correspondents or their customers under circumstances where they should have known about such activities, and even aiding and abetting, or causing, the improper activities of their correspondents. We cannot assure you that our procedures will be sufficient to properly monitor our correspondents or protect us from liability for the acts of our correspondents under current laws and regulations or that securities industry regulators will not enact more restrictive laws or regulations or change their interpretations of current laws and regulations. If we fail to implement proper procedures or fail to adapt our existing procedures to new or more restrictive regulations, we may be subject to liability that could result in substantial costs to us and distract our management from our business.

Decreases in short-term interest rates would negatively impact the profitability of our margin lending business.

         The profitability of our margin lending activities depends to a great extent on the difference between interest income earned on margin loans and investments of customer cash and the interest expense paid on customer cash balances and borrowings. If short-term interest rates fall, we generally expect to receive a smaller gross interest spread, causing the profitability of our margin lending and other interest-sensitive revenue sources to decline.

         Short-term interest rates are highly sensitive to factors that are beyond our control, including general economic conditions and the policies of various governmental and regulatory authorities. In particular, decreases in the federal funds rate by the Board of Governors of the Federal Reserve System usually lead to decreasing interest rates in the U.S., which generally lead to a decrease in the gross spread we earn. This is most significant when the federal funds rate is on the low end of its historical range.

Our margin lending business subjects us to credit risks and if we are unable to liquidate an investor's securities when the margin collateral becomes insufficient, the profitability of our business may suffer.

         We provide margin loans to investors; therefore, we are subject to risks inherent in extending credit. Our credit risks include the risk that the value of the collateral we hold could fall below the amount of an investor's indebtedness. This risk is especially great when the market is rapidly declining. Agreements with margin account investors permit us to liquidate their securities with or without prior notice in the event that the amount of margin collateral becomes insufficient. Despite those agreements, we may be unable to liquidate the customers' securities for various reasons including:

    o    the pledged securities may not be actively traded;
    o    there may be an undue concentration of securities pledged; or
    o    a stop order may be issued with regard to pledged securities

         In the U.S., our margin lending is subject to the margin rules of the Board of Governors of the Federal Reserve and the NASD, whose rules generally permit margin loans of up to 50% of the value of the securities collateralizing the margin account loan at the time the loan is made, subject to requirements that the customer deposit additional securities or cash in its accounts so that the customers' equity in the account is at least 25% of the value of the securities in the account.

We may face risks associated with the acquisitions of Terra Nova that could increase our losses or hinder our ability to successfully expand our operations.

         In May 2006, we completed the Acquisition. In the future, we may acquire additional businesses or technologies as part of our growth strategy. We are not currently in active discussions with any parties, and at this time no potential transaction is probable. We cannot assure you that we will be able to successfully integrate future acquisitions or the acquisition which potentially involve the following risks:

    o difficulties in assimilating acquired businesses, technologies, operations and personnel;
    o the need to modify financial and other systems and to add management resources;
    o    assumption of unknown liabilities of the acquired businesses;
    o unforeseen difficulties in the acquired operations and disruption of our ongoing business;
    o dilution to our existing shareholders due to the issuance of equity securities;
    o possible adverse short-term effects on our cash flows or operating results; and
    o possible accounting charges due to impairment of goodwill or other purchased intangible assets

Failure to manage our acquisitions to avoid these risks could harm our business, financial condition and operating results.

If we lose the services of any of our key personnel our business may be unable to attract qualified replacement management we can afford.

         Our success is heavily dependent on the performance of our executive officers and managers. Our growth and future success will depend, in large part, on the continued contributions of these key individuals as well as our ability to motivate and retain our personnel. Loss of any of our key personnel could result in severe hardship in our ability to execute our business plan. We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, sales and marketing and technical personnel. Competition in recruiting personnel in the financial technology industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which will be dilutive to the shareholders. See "Management" on page 38.

We are involved in litigation, and may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

         We are currently involved in certain legal proceedings and, from time to time, we may be subject to additional legal claims. Those include actions for regulatory non-compliance, customer complaints and failure to meet financial obligations. We may suffer an unfavorable outcome as a result of one or more claims, resulting in the depletion of valuable capital to pay defense costs, settlements, fines and judgments. See "Business and Properties -- Legal Proceedings" on page 25.

We may face legal proceedings to enforce and protect our intellectual property, or see the value of our software development undermined by infringers.

         We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

         In addition, we may be sued by third parties that claim our products infringe the intellectual property rights of others. Any litigation or claims against us, whether or not valid, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a significant adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

    o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;
    o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; or
    o    redesign our products, which would be costly and time-consuming.

         See "Business and Properties - Legal Proceedings" on page 25.

Our products and services, and the products and services provided to us by third parties, may infringe upon intellectual property rights of third parties, and any infringement claims could require us to incur substantial costs, distract our management or prevent us from conducting our business.

         Although we attempt to avoid infringing upon known proprietary rights of third parties, we are subject to the risk of claims alleging infringement of third-party proprietary rights. In addition, we may be sued by third parties that claim our products infringe the intellectual property rights of others. Any litigation or claims against us, whether or not valid, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Additionally, third parties that provide us with products and services that are integral to the conduct of our business may be subject to similar allegations, which could prevent them from providing these products and services. Such claims could result in awards of substantial damages, which could have a significant adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

    o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;
    o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; or
    o    redesign our products, which would be costly and time-consuming.

Introduction of new operating systems may disrupt our operating plan and cause significant fluctuations in our financial results and stock price.

         All of our software operates under Microsoft(R) operating systems for both servers and clients. While it is not expected that Microsoft will drastically alter its operating systems, maintaining compatibility can require an unplanned use of manpower resources. If we are unable to successfully and timely develop products that operate under existing or new operating systems, or if pending or actual releases of the operating systems delay the purchase of our products, our future net revenues and operating results could be materially adversely affected. See "Business and Properties - Products" on page 18.

We may be unsuccessful in utilizing new distribution channels and find that we are even less competitive than we are now.

         To date, our only significant distribution channel has been the Internet. Our success will depend in large part on continued growth in, and the use of, the Internet. If the Internet develops more slowly than we expect as an online trading medium, it will adversely affect our business. See "Business and Properties - Customers" on page 19.

We may be unsuccessful in utilizing new marketing channels and further delay the implementation of our business plan.

         We have pursued, and may continue to pursue, strategic alliances with complementary businesses in an effort to diversify our sources of revenue and expand our customer bases. If we pursue strategic alliances with complementary businesses, we may experience increased cost, delays and diversions of management's attention from planned product development. See "Business and Properties - Strategic Alliances" on page 22.

If our operational systems and infrastructure fail to keep pace with our anticipated growth, we may experience operating inefficiencies, client dissatisfaction and lost revenue opportunities.

         We have experienced significant growth in our client base and business activities. The growth of our business and expansion of our client base has placed, and will continue to place, a significant strain on our management and operations. We believe that our current and anticipated future growth will require the implementation of new and enhanced communications and information systems, the training of personnel to operate these systems and the expansion and upgrade of core technologies. While many of our systems are designed to accommodate additional growth without redesign or replacement, we may nevertheless need to make significant investments in additional hardware and software to accommodate growth. In addition, we cannot assure you that we will be able to accurately predict the timing or rate of this growth or expand and upgrade our systems and infrastructure on a timely basis.

         In addition, the scope of procedures for assuring compliance with applicable rules and regulations has changed as the size and complexity of our business has increased. We have implemented and continue to implement formal compliance procedures to respond to these changes and the impact of our growth. Our future operating results will depend on our ability:

    o to improve our systems for operations, financial controls, and communication and information management;
    o to refine our compliance procedures and enhance our compliance oversight; and

    o    to recruit, train, manage and retain our employees.

         Our anticipated growth will require increased investments in management personnel and systems, financial systems and controls and office facilities. In the absence of continued revenue growth, the costs associated with these investments would cause our operating margins to decline from current levels. We cannot assure you that we will be able to manage or continue to manage our future growth successfully. If we fail to manage our growth, we may experience operating inefficiencies, dissatisfaction among our client base and lost revenue opportunities.

If we are unable to respond to the demands of our existing and new clients, our ability to reach our revenue goals or maintain our profitability could be diminished.

         Our clients' demand for our services is influenced by:

    -    rapid technological change;
    -    changing demands of our customers; and
    -    evolving industry standards.

         Our future success will depend, in part, on our ability to respond to our clients' demands for new services, products and technologies on a timely and cost-effective basis, to adapt to technological advancements and changing standards and to address the increasingly sophisticated requirements of our clients.

Subscription cancellations would reduce our net revenues.

         We receive and process trade orders primarily via the Internet. This method of trading is heavily dependent on the integrity of the electronic systems supporting it. Our systems and operations are vulnerable to damage or interruption from human error, natural disasters, power loss, computer viruses, intentional acts of vandalism and similar events. If any of these events were to occur, we could suffer a loss of subscribers or a reduction in the growth of the subscriber base, increased operating expenses, financial losses, additional litigation or client claims, and regulatory sanctions. Subscribers are not obligated for any long-term usage of our products and may cancel service at will. Competitors are continually adding new products and features that could cause a significant number of customers to cancel their subscriptions. Competitors could also drastically alter their pricing, which could cause a decrease in revenues in order to retain subscriptions. See "Business and Properties - Customers" on page 19.

The length of the product development and sales cycles are difficult to predict, and our products may not reach the market at opportune times.

         Software products are inherently difficult to plan when interfacing with many vendors for input and output of data. Failure of these vendors to properly document their specifications can significantly delay the introduction of new products or features. Also, any new feature that users do not favorably receive could damage our reputation and brand name. We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs. The length of our product development and sales cycles has generally been greater than we originally expected. We are likely to experience delays in future product development or sales. These delays could have a material adverse effect on the amount and timing of future revenues.

         Because our development cycle is a lengthy process, the accurate prediction of future revenues from new licenses is difficult. To date, we have received no material revenue from licensing our software. There can be no assurance that we can accurately estimate the amount of resources required to complete projects, or that we will have, or be able to expend, sufficient resources required to complete a project. Furthermore, there can be no assurance that the product development schedule for these projects will not be changed or delayed. We could experience delays in future product development or sales, and these delays could have a material adverse effect on the amount and timing of future revenues. See "Business and Properties - Products" on page 18.

We must manage and restructure our operations effectively or risk losing valuable capital due to inefficient structures.

         We continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts. See "Business and Properties - Products" on page 18.

Our software may be subject to defects and product liability that could have a devastating effect on our reputation and sales momentum.

         Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could have a material adverse effect on our business, operating results and financial condition.

Our financial technology products and web site may be subject to intentional disruption and sabotage.

         While we have not been the target of software viruses or other attacks specifically designed to impede the performance of our products or disrupt our web site, such viruses or other attacks could be created and deployed against our products or web site in the future. Similarly, experienced computer programmers, or hackers, may attempt to penetrate our network security or the security of our web site from time to time. A hacker who penetrates our network or web site could misappropriate proprietary information or cause interruptions of our services. We might be required to expend significant capital and resources to protect against, or to alleviate, problems caused by virus creators and hackers.

We rely on third-party technologies so we can devote our limited resources to our specific products.

         Our financial technology products are designed to run on multiple operating systems and integrate with security products from other vendors such as Microsoft SQL, Cisco and others. Although we believe that the target operating systems and products are and will be widely utilized by businesses in the corporate market, no assurances can be given that these businesses will actually adopt such technologies as anticipated or will not in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from these companies, as to which there can be no assurances, our business, results of operations and financial condition could be materially and adversely affected.

We rely on intellectual property and proprietary rights to protect the products that we have developed.

         We regard our technology as proprietary. We currently protect our proprietary rights through a combination of confidentiality agreements and trade secret laws. In the future, we may seek copyrights, patent or trademark protection over aspects of our products. Our downloadable software products are freely distributed, but access to market data and server functions is strictly limited to authorized users. The downloadable portion of the software is not copy protected, and is subject to "reverse engineering" techniques. Third parties may copy aspects of our downloadable products or otherwise obtain and use our proprietary information without authorization or develop similar technology independently.

         We do not have any patents or statutory copyrights on any of our proprietary technology. Although we plan to file a provisional patent application with respect to some of our business applications and intellectual property rights related to RushTrade Direct Pro software, we have been issued no patents and we cannot assure you that any will be issued from our provisional patent application. A wider patent covering any of our completed products may be unavailable, because the products have been in use for an extended period. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

         In addition, existing copyright laws afford limited practical protection, and furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as the laws of the United States.

         Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

         Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

         There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure thereof. Any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations. See "Business and Properties - Technology" on page 20.

If our clients' account information is misappropriated, we may be held liable or suffer harm to our reputation.

         We rely on encryption and authentication technology to effect secure transmissions of confidential information over computer systems and the Internet. If third parties were able to penetrate our network security, the network security of our clearing broker or otherwise misappropriate clients' personal or account information, we could be subject to liability arising from claims related to impersonation or similar fraud claims or other misuse of personal information, as well as suffer harm to our reputation. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the technology we use to protect clients' transactions and account data. Internet security concerns have been a barrier to the acceptance of online trading, and any well-publicized compromise of security could hinder the growth of the online brokerage industry. We may incur significant costs to protect against the threat of network or Internet security breaches or to alleviate problems caused by such breaches.

We may face risks associated with potential future acquisitions that could reduce our profitability or hinder our ability to successfully expand our operations.

         Our business strategy has included engaging in significant acquisitions which have facilitated our ability to provide technology infrastructure and establish a presence in the markets. In the future, we plan to acquire additional businesses or technologies as part of our growth strategy. We cannot assure you that we will be able to successfully integrate future acquisitions, which potentially involve the following risks:

    o diversion of management's time and attention to the negotiation of the acquisitions;
    o difficulties in assimilating acquired businesses, technologies, operations and personnel;
    o the need to modify financial and other systems and to add management resources;
    o    assumption of unknown liabilities of the acquired businesses;
    o unforeseen difficulties in the acquired operations and disruption of our ongoing business;
    o dilution to our existing shareholders due to the issuance of equity securities;
    o possible adverse short-term effects on our cash flows or operating results; and
    o possible accounting charges due to impairment of goodwill or other purchased intangible assets.

Failure to manage our acquisitions to avoid these risks could harm our business, financial condition and operating results.

   We have off-balance-sheet risk associated with our broker-dealers.


         In the ordinary course of business of our subsidiaries, RushTrade and Terra Nova, there are certain contingencies which are not reflected in the financial statements. These activities may expose us to off-balance-sheet credit risk in the event the customers are unable to fulfill their contractual obligations.

         Many of Terra Nova and RushTrade's customer accounts are margin accounts. In margin transactions, Terra Nova and RushTrade may be obligated for credit extended to customers that are collateralized by cash and securities in the customers' accounts with the clearing broker. In connection with securities activities, Terra Nova and RushTrade also execute customer transactions involving the sale of securities not yet purchased ("short sales"), all of which are transacted on a margin basis subject to federal, self-regulatory organization and individual exchange regulations and its clearing broker's internal policies. In all cases, such transactions may expose us to significant off-balance-sheet credit risk in the event customer collateral is not sufficient to fully cover losses that customers may incur. In the event customers fail to satisfy their obligations, Terra Nova and RushTrade may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customers' obligations.

         Terra Nova and RushTrade seek to control the risks associated with their customers' activities by requiring customers to maintain collateral in their margin accounts in compliance with various regulatory requirements, internal requirements, and the requirements of third party clearing brokers. Terra Nova, RushTrade and their clearing broker monitors requires margin levels on an intra-day basis and, pursuant to such guidelines, require the customers to deposit additional collateral or to reduce positions when necessary. At March 31, 2006, management had not been notified by the clearing brokers, nor were they otherwise aware, of any potential losses relating to this indemnification.

         Terra Nova and RushTrade provide guarantees to clearing organization and exchanges under their standard membership agreements, which require members to guarantee the performance of other members. Under the agreements, if another member becomes unable to satisfy its obligations to the clearing organization and exchanges, other members would be required to meet shortfalls. Our liability under these arrangements is not quantifiable and may exceed the cash and securities Terra Nova and RushTrade have posted as collateral. However, the possibility of our being required to make payments under these arrangements is remote. Accordingly, no liability has been recorded for these potential events.

Procedures and requirements of the PATRIOT Act may expose us to significant costs or penalties.

         As participants in the financial services industry, our subsidiaries are subject to laws and regulations, including the PATRIOT Act of 2001, which require that they know certain information about their customers and monitor transactions for suspicious financial activities. The cost of complying with the PATRIOT Act and related laws and regulations is significant. We may face particular difficulties in identifying our international customers, gathering the required information about them and monitoring their activities. We face risks that our policies, procedures, technology and personnel directed toward complying with the PATRIOT Act are insufficient and that we could be subject to significant criminal and civil penalties due to noncompliance. Such penalties could have a material adverse effect on our business, financial condition and operating results.

RISKS RELATED TO THE OFFERING

Our quarterly financial results are subject to significant fluctuations, which could cause our stock price to decrease.

         We have been subject to substantial fluctuations in quarterly net revenues and operating results and these fluctuations may recur in the future. We have previously experienced shortfalls in revenue and earnings from levels expected by investors, which have had an immediate and significant adverse effect on the trading price of our common stock, and this may recur in the future. Fluctuations may be caused by a number of factors, including:

    o the timing and volume of new customer accounts, trade volumes and software subscription fees;
    o    the timing and amount of our expenses;
    o the introduction of competitive products by existing or new competitors;
    o    reduced demand for any given product;
    o    strategic alliances that fail to meet expectations; and
    o    the market's transition between operating systems.


         Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower levels. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decrease. Please see our financial statements beginning on page F-1.

Our stock has traded historically at low values and has received little interest from the investment community.

         For the past three years, our shares have traded at prices below $1.00 per share, and our highest closing price during the past two years has been $0.65 per share. In August 2002, we were delisted from the Nasdaq SmallCap Market because of our failure to maintain minimum continued listing requirements.

         We will need to attract substantially more investor interest, post better financial results and profits, end our dependence upon sales of equity and debt securities, and continue to show upward sales trends in order to achieve an increased value for our shares. Even then, we will still face obstacles due to our penny stock status, lack of analyst following and our trading market on the OTCBB. See "Dividend Policy and Market Data" on page 15.

Holders of our common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for their purchase price or more per share even if a liquid trading market develops.

         Due to the relatively small number of outstanding shares in the public float, the current stock price and other factors, our stock will continue to be quoted on the OTCBB. The OTCBB is a market with generally less liquidity and fewer buyers and sellers than the NASDAQ. Even if a liquid market develops for our stock, there is no assurance that it can be maintained. An active, orderly trading market depends on the presence and participation of willing buyers and sellers which neither we nor the stock's market makers can control. This may affect your ability to sell your shares on short notice, and the sale of a large number of shares at one time could temporarily depress the market price of our stock. It should also be noted that we have only approximately 1,500 shareholders, of which 200 are of record and 1,300 are beneficial holders holding through brokers. For these and other reasons, our stock should not be viewed as a short-term investment.

Substantial sales of our shares may have an adverse impact on the trading price of our shares.

         Under the United States federal securities laws, substantially all of our shares may be resold immediately in the public market, except for shares held by affiliates or restricted shares of common stock issued within the past two years to non-affiliates that are not registered hereunder. Some of the shareholders may decide that they do not want to continue holding shares in the Company and may sell their shares. We cannot predict whether shareholders will resell large numbers of our shares in the public market following the subscription or how quickly they may resell their shares. If our shareholders sell large numbers of our shares over a short period of time, or if investors anticipate large sales of our shares over a short period of time, this could adversely affect the trading price of our shares.

Our shareholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses or as a result of option and warrant exercises.

         Our articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. There are approximately 38,000,000 shares of common stock issued and outstanding and 66,043 shares of preferred stock outstanding as of March 31. We sold $35,000,000 or 35,000 shares of Series E Preferred Stock as of May 19, 2006 to raise sufficient equity to finance the acquisition from TAL of Terra Nova and related companies. Pending shareholder approval to authorize additional common shares the Series E Preferred Stock will convert into 233,345,000 additional shares of common stock. Additionally, we have issued warrants to purchase our common stock along with the Series E Preferred Stock. There will be up to an additional 116,666,667 shares available for purchase under the warrants. We may seek to raise additional capital to meet our financial needs through the sale of equity or other securities, acquire complementary businesses through the issuance of equity or other securities or have stock options exercised. Our board of directors has the power to issue substantial additional shares of common stock and preferred stock without shareholder approval. Potential investors should be aware that any such stock issuance may result in reduction of the book value or market price, if any, of the outstanding shares of common stock. If we issue any additional shares of common stock or preferred stock, such issuance will reduce the proportionate ownership and voting power of all shareholders. Further, any new issuance of shares may result in a change in control of our Company.

The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified board members.

         As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and NASDAQ rules promulgated in response to the Sarbanes-Oxley Act. The requirements of these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, management's attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

         These rules and regulations could also make it more difficult for us to attract and retain qualified independent members of our board of directors. Additionally, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage.

We will be exposed to risks relating to the evaluation of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

         We are in the process of evaluating, testing and implementing internal controls over financial reporting to enable management to report on, and our independent registered public accounting firm to attest to, such internal controls as required by Section 404 of the Sarbanes-Oxley Act. While we anticipate being compliant with the requirements of Section 404 by the current December 31, 2007 deadline, we cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of
Section 404 in a timely manner or with adequate compliance, we may be subject to investigation and sanctions by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal controls and the hiring of additional personnel. Any such actions could negatively affect our results of operations.

If we fail to remain current on our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

         Companies that trade on the OTCBB must be reporting issuers under the Exchange Act and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCBB. If we fail to remain current on our reporting requirements, we could be removed from the OTCBB. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market. In the past five years, we have, on several occasions extended the date required for filing annual and quarterly reports, and were late filing on two occasions.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

         The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

    o that a broker or dealer approve a person's account for transactions in penny stocks; and
    o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

    o obtain financial information and investment experience objectives of the person; and

    o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

    o sets forth the basis on which the broker or dealer made the suitability determination; and
    o states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our common shareholders are subordinated to all senior securities and would realize little if any value in the event of insolvency proceedings.

         As of December 31, 2005, there were 66,043 shares of preferred stock outstanding having a liquidation value of $660,430 and $345,000 of senior convertible bonds outstanding, all of which are senior to the common shares in their preference to receive liquidation proceeds if we were to be liquidated. While the common stock will participate in any growth of shareholders' equity, it would receive nothing in liquidation until all senior securities have been repaid. Our board of directors has the power to issue additional preferred and senior securities without the approval of the shareholders. See "Description of Securities" on page 48.

We may grant stock options and restricted stock to the board and management following the stock offering which could reduce your ownership interest.

         Our board of directors, in prior years, has approved several incentive stock option plans. These plans are for the benefit of directors, officers and employees of the Company. Stock options are paid for by the recipient in an amount equal to the fair market value of the stock on the date of the grant. The payments are not made until the option is actually exercised by the recipient. Restricted stock as a bonus is paid in the form of stock rather than cash, and is not paid for by the recipient. Awards under these plans would reduce the ownership interest of all shareholders. We have granted options to purchase shares to our directors and employees, and may grant additional options in the future. Options and warrants to purchase 14,911,643 common shares were outstanding on March 31, 2006. The issuance of shares upon the exercise of these options and warrants may result in dilution to our shareholders. See "Management" on page 38

Some provisions of our articles of incorporation and bylaws may discourage takeovers and serve to entrench management.

         Our articles of incorporation and bylaws contain some anti-takeover provisions that may discourage or make more difficult a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our articles of incorporation and/or bylaws:

    o permit the classification of our board of directors into three groups, so that shareholders elect only one-third of the board each year;
    o do not permit shareholders to take action except at an annual or special meeting of shareholders;
    o require shareholders to give us advance notice to nominate candidates for election to our board of directors or to make shareholder proposals at a shareholders' meeting;
    o permit our board of directors to issue, without shareholder approval, preferred stock with such terms as the board may determine;
    o require the vote of the holders of at least two-thirds of the voting shares for shareholder amendments to our bylaws; and
    o require, for the approval of a business combination with shareholders owning 5% or more of the voting shares, the vote of at least 50% of the voting shares not owned by such shareholder, unless certain fair price requirements are met or the business combination is approved by the continuing directors of the Company.

         These provisions of our articles of incorporation and bylaws, and Texas law, could discourage potential acquisition proposals and could delay or prevent a change in control of Rush, even though a majority of our shareholders may consider such proposals, if effected, desirable. These provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for shareholders to participate in some tender offers, including tender offers at prices above the then-current market value of our shares, and may also inhibit increases in the trading price of our shares that could result from takeover attempts or speculation. See "Description of Securities" on page 48.

RISKS RELATED TO OUR INDUSTRY

The online trading industry is subject to the risk of fines and sanctions from regulatory agencies.

         The online trading industry is subject to a high degree of regulation. The SEC, NASD, various state regulatory agencies and other self-regulatory organizations oversee our industry in all respects and from time to time impose changes to rules and regulations that affect our business. We are subject to regulatory oversight and frequent inspections, which can result in regulatory sanctions including fines and suspensions. See "Business and Properties - Regulation" on page 24.

Market risks can result industry-wide declines in the volume of securities trading and thus in commission income.

         Our level of business activity depends upon a healthy and active market for the purchase and sale of securities. Bear market trends generally decrease the overall market, trading volumes and investor activity. Online brokerage firms are finding that during these times both gross commissions, total trades, and overall volume can decrease substantially. See "Business and Properties - Market Opportunities," page 20.

We face aggressive competition in our industry, and our business will be harmed if we fail to compete effectively.

         We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We have not had and may never have the resources to engage in an effective program of advertising and promotion, and many of our competitors spend millions of dollars on national ad campaigns. We may not be able to compete effectively with these competitors. To be competitive, we must develop new products and periodically enhance our existing products in a timely manner. We may have to adjust the prices of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. We have limited resources and must restrict product development efforts to a relatively small number of projects. See "Business and Properties - Competition" on page 23.

Our operating results may be adversely affected by market interruptions resulting from geopolitical activity and further terrorist acts.

         Adverse economic conditions worldwide resulting from war and terrorist activities have contributed to a material slowdown in the securities business and may continue to adversely impact our business, resulting in:

    o Reduced demand for our products as a result of a decrease in technology spending by our customers and potential customers;

    o    Increased price competition for our products; and

    o    Higher overhead costs as a percentage of revenues.

         Although the economic and market conditions in the United States have been improving recently, further attacks on the United States could lead to economic and market interruptions, which could cause a material adverse effect on our business, operating results, and financial condition.

The financial technology industry is characterized by rapid technological change, and we will need to adapt our development to these changes in order to avoid seeing our products become obsolete.

         We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technologies or market changes may cause some of our products to become obsolete more quickly than expected. See "Business and Properties - Technology" on page 20.

The trend toward consolidation in our industry has created large, well capitalized competitors that we have been unable to match.

         There has been a trend for large, retail financial firms to acquire smaller online trading firms having proprietary software. As consolidation in the financial technology industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors, which include companies such as Charles Schwab, Ameritrade, E*TRADE, Trade Station and others. Furthermore, we have attempted to use strategic acquisitions to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. See "Business and Properties - Competition" on page 23.

The intense price-based competition for licensing of our products results in lower operating margins.

         Price competition is often intense in the financial technology software market. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. See "Business and Properties - Competition" on page 23.

We must effectively adapt to changes in the dynamic technological environment of the Internet in a timely manner or otherwise risk obsolescence.

         Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of the Internet as a medium to distribute or support our software products and the functionality of some of our products. Our principal marketing channel is the Internet, and if we are unsuccessful in timely assimilating changes in the Internet environment into our business operations and product development efforts, our future net revenues and operating results could be adversely affected. See "Business and Properties - Market Opportunities," page 20.

                                 USE OF PROCEEDS

         WE WILL NOT RECEIVE ANY PROCEEDS FROM THE SALE OF THE COMMON STOCK OFFERED BY THIS PROSPECTUS. THE SELLING SHAREHOLDERS WILL RECEIVE ALL OF THE PROCEEDS.

                              SELLING SHAREHOLDERS

         We have agreed to register 18,000,000 shares of our common stock, beneficially owned by the selling shareholders. These shares were acquired by the selling shareholders pursuant to private placement offerings of our Series E Preferred Stock completed on May 19, 2006. The shares of common stock beneficially owned by each of the selling shareholders are being registered to permit public secondary trading of these shares, and the selling shareholders may offer these shares for resale from time to time. See "Plan of Distribution."

         The following table sets forth the names of the selling shareholders, the number of shares of common stock owned beneficially by each selling shareholder as of July 28, 2006 and the number of shares that may be offered pursuant to this Prospectus. Except as may be identified in the footnotes to the table, none of the selling shareholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates. The table has been prepared based upon information furnished to us by or on behalf of the selling shareholders.

         The selling shareholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling shareholders will hold in the future.

         For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares. All percentages are approximate.

         As explained below under "Plan of Distribution," we have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this Prospectus.


                                               Shares Beneficially
                                            Owned Prior to Offering (1)
                                       --------------------------------------
                                                       Shares                                  Number of       Shares Beneficially
                                                      Subject        Shares        Fully         Shares     Owned After the Offering
                                         Common     to Series E     Subject       Diluted       Offered     ------------------------
  Selling Shareholder                    Shares      Preferred    to Warrants   Percentage       Hereby        Number     Percent(3)
------------------------------------   ----------   -----------   -----------   ----------    -----------   -----------   ----------
Edward Paul & Sally Anne Aaronson            --         133,333        66,667      0.1%           200,000          --           --
D Allen & D Allen Ttee, Allen
 Family Trust U/A DTD 02/04/2003             --         166,667        83,333      0.1%           250,000          --           --
Arabella Group, LLC                          --         666,667       333,333      0.3%         1,000,000          --           --
D Armstrong & J Armstrong Ttee,
 Armstrong Family Trust
 Investment Account                          --         340,000       170,000      0.1%           510,000          --           --
David N. Baker                               --         333,333       166,667      0.1%           500,000          --           --
Bay Pond Investors (Bermuda) LP              --       2,866,667     1,433,333      1.1%         4,300,000          --           --
Bay Pond Partners, LP                        --       9,133,333     4,566,667      3.5%        13,700,000          --           --
Louis G Bennett, Jr Ttee
 Louis G Bennett Jr Tr U/A
 DTD 06/11/1997                              --         186,667        93,333      0.1%           280,000          --           --
The Frost National Bank, FBO
 BFS US Special Opportunities
 Trust PLC, Trust No. W00118000              --       5,000,000     2,500,000      1.9%         7,500,000          --           --
Bonanza Master Fund, Ltd. (2)          11,200,053    75,730,680    37,865,340     32.2%       113,596,020    11,200,053       2.9%
T. Scott Brooks                            15,000        73,333        36,667      0.0%           110,000        15,000          *
Bushido Capital Master Fund, LP              --       3,333,333     1,666,667      1.3%         5,000,000          --           --
Carter Management Group LLC                  --       1,500,000       750,000      0.6%         2,250,000          --           --
Charles T. Chrietzberg, Jr                 70,000       400,000       200,000      0.2%           600,000        70,000          *
Northern California Bancorp, Inc.            --         600,000       300,000      0.2%           900,000          --           --
Martin J Cohen                             80,000       100,000        50,000      0.1%           150,000        80,000          *
Commissum Financial Services                 --       5,000,000     2,500,000      1.9%         7,500,000          --           --
Core Fund, L.P.                              --       1,333,333       666,667      0.5%         2,000,000          --           --
Corsair Capital Partners 100, L.P.           --         273,333       136,667      0.1%           410,000          --           --
Corsair Capital Investors, Ltd               --         673,333       336,667      0.3%         1,010,000          --           --
Corsair Capital Partners, L.P.               --       5,720,000     2,860,000      2.2%         8,580,000          --           --
Charles & Liz Dawson                       66,667        40,000        20,000      0.0%            60,000        66,667          *
Tony Felts                                   --         100,000        50,000      0.0%           150,000          --           --
Kent D Fergusson Roth IRA                    --         413,333       206,667      0.2%           620,000          --           --
Finwell & Co.                                --       2,000,000     1,000,000      0.8%         3,000,000          --           --
Finwell & Co.                                --       2,000,000     1,000,000      0.8%         3,000,000          --           --
Forest Hill Select Fund, LP                  --      14,466,667     7,233,333      5.6%        21,700,000          --           --
Forest Hill Select Offshore, Ltd.            --       8,866,667     4,433,333      3.4%        13,300,000          --           --
Edward J Fotsch & Debra T Fotsch             --         286,667       143,333      0.1%           430,000          --           --
Gamma Opportunity Capital
 Partners, LP Class A                        --       1,666,667       833,333      0.6%         2,500,000          --           --
Anna L Gillilan & Roderic W Gillilan         --         180,000        90,000      0.1%           270,000          --           --
Brian S. Gilmore                             --         166,667        83,333      0.1%           250,000          --           --
Dan A Hanson & Durene C Hanson Ttee
 Hanson Family Trust                         --         180,000        90,000      0.1%           270,000          --           --
G Hanson & G Hanson Ttee Residual
 Trust Created under Last Will of
 Bernice M Hanson                            --         253,333       126,667      0.1%           380,000          --           --
Hare & Co                                    --       4,666,667     2,333,333      1.8%         7,000,000          --           --
Howell Family LP                          340,000       333,333       166,667      0.2%           500,000       340,000          *
Claude Wayne Hudson IRA Rollover             --         160,000        80,000      0.1%           240,000          --           --
Iroquois Master Fund Ltd.                    --       1,666,667       833,333      0.6%         2,500,000          --           --
J Caird Investors (Bermuda) LP               --       6,666,667     3,333,333      2.6%        10,000,000          --           --
J Caird Partners, LP                         --       6,000,000     3,000,000      2.3%         9,000,000          --           --
Michael W. Jordan                         759,760       333,333       166,667      0.3%           500,000       759,760          *
Jerald G. Kallas                             --       3,333,333     1,666,667      1.3%         5,000,000          --           --
Mary Patricia Kane                           --       1,356,667       678,333      0.5%         2,035,000          --           --
Mary Patricia Kane IRA                       --         350,000       175,000      0.1%           525,000          --           --
John and Michelle Kane                       --       1,166,667       583,333      0.5%         1,750,000          --           --
Marc Kaufman                              457,297       100,000        50,000      0.2%           150,000       457,297          *



                                       22



                                               Shares Beneficially
                                            Owned Prior to Offering (1)
                                       --------------------------------------
                                                       Shares                                  Number of       Shares Beneficially
                                                      Subject        Shares        Fully         Shares     Owned After the Offering
                                         Common     to Series E     Subject       Diluted       Offered     ------------------------
  Selling Shareholder                    Shares      Preferred    to Warrants   Percentage       Hereby        Number     Percent(3)
------------------------------------   ----------   -----------   -----------   ----------    -----------   -----------   ----------
William O Knight                             --         146,667        73,333      0.1%           220,000          --           --
Peter D Kunoth Charles Schwab & Co
 Cust Kunoth Con Part PSP                    --         253,333       126,667      0.1%           380,000          --           --
Sharron Y. Kuzma                           50,000       133,333        66,667      0.1%           200,000        50,000          *
D Landa & D Landa Ttee Landa
 Family Trust U/A DTD 08/23/2003             --         366,667       183,333      0.1%           550,000          --           --
Jacob & Sherry Landry                        --       1,333,333       666,667      0.5%         2,000,000          --           --
L. Zachary Landry                            --       4,666,667     2,333,333      1.8%         7,000,000          --           --
Liberty View Special Opportunities
 Fund, LP                                    --       1,333,333       666,667      0.5%         2,000,000          --           --
Liberty View Funds, LP                       --       2,666,667     1,333,333      1.0%         4,000,000          --           --
Gregory J Loos & Stephanie P Loos            --         133,333        66,667      0.1%           200,000          --           --
James F Loos & Sherry Loos Ttee
 James F Loos, DDS, Pft Shg Plan             --         326,667       163,333      0.1%           490,000          --           --
Richard McCall Ttee Richard E
 McCall & Naomi Grace McCall
 Credit Shelter TR DTD 05/15/1975            --         173,333        86,667      0.1%           260,000          --           --
Edmund H. Melhado                            --         200,000       100,000      0.1%           300,000          --           --
Richard Meltebeke                            --         193,333        96,667      0.1%           290,000          --           --
Keith E Moe                                  --       2,000,000     1,000,000      0.8%         3,000,000          --           --
Dale E. Moore                             192,964       200,000       100,000      0.1%           300,000       192,964          *
Dewey M. Moore                          2,905,057     1,666,667       833,333      1.4%         2,500,000     2,905,057          *
Dewey M. Moore, Jr. &
 Jennifer S. Moore JTWROS               1,287,290       800,000       400,000      0.6%         1,200,000     1,287,290         --
Nite Capital LP                              --       1,666,667       833,333      0.6%         2,500,000          --           --
Michael G. Nolan                             --         266,667       133,333      0.1%           400,000          --           --
Norland Holdings, LTD                        --         166,667        83,333      0.1%           250,000          --           --
Patrice O'Brien                              --         406,667       203,333      0.2%           610,000          --           --
PAR Investment Partners, L.P.                --      20,000,000    10,000,000      7.7%        30,000,000          --           --
Andrew C. Park                               --         166,667        83,333      0.1%           250,000          --           --
Susan Platt                                  --         133,333        66,667      0.1%           200,000          --           --
John M. Porter                               --       1,333,333       666,667      0.5%         2,000,000          --           --
Mattox L Purvis Jr                           --         333,333       166,667      0.1%           500,000          --           --
Robert L Raffety &
 Priscilla L Raffety                         --         226,667       113,333      0.1%           340,000          --           --
Raging Capital Fund LP                       --       1,333,333       666,667      0.5%         2,000,000          --           --
Richard K. Rainbolt                       343,230       200,000       100,000      0.2%           300,000       343,230          *
The Frost National Bank, FBO
 Renaissance US Growth
 Investment Trust PLC, Trust
 No. W00740100                               --       5,000,000     2,500,000      1.9%         7,500,000          --           --
Terry D Rost & Kathy Rost Ttee
 Franchise Group Inc Defined
 Benefit Plan & Tr                           --         220,000       110,000      0.1%           330,000          --           --
Sandor Capital Master Fund, L.P.             --       3,500,000     1,750,000      1.4%         5,250,000          --           --
R E Schlesinger & S Schlesinger
 Ttee Schlesinger Family Tr                  --         286,667       143,333      0.1%           430,000          --           --
Mary Jane Shapiro                            --         166,667        83,333      0.1%           250,000          --           --
Bill F. Sims                                 --         200,000       100,000      0.1%           300,000          --           --
Steven L. Sims                               --          73,333        36,667      0.0%           110,000          --           --
Bill F. Sims, Jr                             --         833,333       416,667      0.3%         1,250,000          --           --
Sharon D Skipworth                           --         133,333        66,667      0.1%           200,000          --           --
Smithfield Fiduciary LLC                     --       3,333,333     1,666,667      1.3%         5,000,000          --           --
D Stalker & M Stalker Ttee
 Stalker Family Tr U/A
 DTD 10/02/1990                              --         133,333        66,667      0.1%           200,000          --           --
Robert Strougo                            135,834       100,000        50,000      0.1%           150,000       135,834          *
Tahoe Capital LLC                            --       1,000,000       500,000      0.4%         1,500,000          --           --
Joshua Teuber                                --         333,333       166,667      0.1%           500,000          --           --
Raymond G Thagard Ttee
 Raymond G Thagard Living Trust U/A
 DTD 07/25/1985                              --         166,667        83,333      0.1%           250,000          --           --
Trinity Resources LTD                     200,000       266,667       133,333      0.2%           400,000       200,000          *
Trust D (for a portion of the
 assets of the Kodak Retirement
 Income Plan)                                --       2,666,667     1,333,333      1.0%         4,000,000          --           --
Rush Financial Technologies, Inc.
 Revocable Trust                             --       1,776,000       888,000      0.7%         2,664,000          --           --
                                       ----------   -----------   -----------   ----------    -----------   -----------   ----------
                               Total   18,103,152   233,333,347   116,666,673                 350,000,020    18,103,152

(1) Beneficial ownership has been determined subject to the Rules of the SEC, but in this column, only actual outstanding shares of common stock are listed that are known to us.
(2)  Bonanza Master Fund, Ltd. is a Texas Limited Partnership.  The Company has been informed that voting and dispositive powers are held by Bernay Box.
(3)  * Denotes ownership of less than 1%.

                              PLAN OF DISTRIBUTION

         The shares may be sold from time to time by the selling shareholders or by pledges, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or on any stock exchange on which the common stock of the Company may be listed at the time of sale or otherwise at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following:

    o ordinary brokerage transactions and transaction in which the broker-dealer solicits purchasers;
    o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
    o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
    o an exchange distribution in accordance with the rules of the applicable exchange;
    o    privately-negotiated transactions;
    o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
    o    a combination of any such methods of sale; and
    o    any other method permitted pursuant to applicable law.
    o The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

         Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         We have agreed to pay for costs and expenses incident to the issuance, offer, sale and delivery of the shares of common stock offered by the selling shareholders, including all expenses and fees of preparing, filing and printing the registration statement of which this Prospectus is a part and related exhibits, amendments and supplements thereto and mailing of such items. We will not pay sales or brokerage commissions or discounts with respect to sales of the shares offered by the selling shareholders.

         Any broker-dealers or agents that are involved in selling the shares are "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. No selling shareholder is a registered broker-dealer; however, some selling shareholders may be registered persons.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders, but excluding brokerage commissions or underwriter discounts. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities under the Securities Act.

                         DIVIDEND POLICY AND MARKET DATA
Dividends

         We have no current plans to pay any future cash dividends on the common stock. Instead, we intend to retain all earnings, other than those required to be paid to the holders of the preferred stock, to support our operations and future growth. The payment of any future dividends on the common stock will be determined by the Board of Directors based upon our earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, restrictions in the Certificates of Designation for the preferred stock, business conditions and such other factors deemed relevant. We pay or accrue dividends quarterly to the holders of our preferred stock at a rate of 9% per year. We have suspended the payment of cash dividends to the holders of our preferred stock until we attain a sustainable level of profitability and have a positive net worth. As of March 31, 2006, a total $224,762 in dividends have been accumulated but not declared.

Market Information

         The common stock is traded on the OTCBB under the symbol RSHF. The quotations below reflect inter-dealer prices, without retail markup, markdown or commissions and may not represent actual transactions. The following table shows the closing price range of our common stock for the time periods indicated:

                      FROM          TO         HIGH       LOW
                     1/1/2004   3/31/2004     $ 0.65     $ 0.32
                     4/1/2004   6/30/2004     $ 0.60     $ 0.35
                     7/1/2004   9/30/2004     $ 0.51     $ 0.19
                    10/1/2004  12/31/2004     $ 0.27     $ 0.20
                     1/1/2005   3/31/2005     $ 0.30     $ 0.24
                     4/1/2005   6/30/2005     $ 0.27     $ 0.17
                     7/1/2005   9/30/2005     $ 0.23     $ 0.16
                    10/1/2005  12/31/2005     $ 0.31     $ 0.22
                     1/1/2006   3/31/2006     $ 0.41     $ 0.20
                     4/1/2006   6/30/2006     $ 0.41     $ 0.20

Holders

As of July 21, 2006, there were approximately 206 holders of record and about 1,300 beneficial holders of our common stock. There were also 165 holders of our preferred stock and 18 holders of our 12% Senior Secured Convertible Bonds (the "Bonds").


                             BUSINESS AND PROPERTIES
History

         The Company. was originally founded in 1990 as a traditional financial services company that grew rapidly from a start-up into a retail brokerage organization with a nationwide account base and network of agents and registered representatives for the sale of investment products. Rush's common stock began trading on the Nasdaq SmallCap Market under the symbol "RFGI" following our initial public offering in April 1998. In 2000, we launched a multi-million dollar proprietary technology development initiative in response to the burgeoning market for direct access online trading. After more than three years of development and successful beta testing, we introduced our direct access technology platform in August 2002 under our RushTrade(R) brand. This technology will be the primary trading platform for the organization's broker-dealer efforts. On August 23, 2002 the stock moved to the OTCBB Market after its delisting from the Nasdaq SmallCap Market.

         As part of our repositioning as a real-time financial technology development and direct access online financial services company, the board of directors approved a name change to Rush Financial Technologies, Inc., which became effective upon shareholder approval and the filing of amended articles of incorporation with the Secretary of the State of Texas in January 2004. With the name change, our ticker symbol on the OTCBB was changed to "RSHF."

         The RushTrade business model integrates a multi-channel, multi-product offering with our proprietary technology. Terra Nova and RushTrade's sales and marketing programs, strategic alliances and potential licensing arrangements drive our growth strategy.

         On March 30, 2006, we entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with TFS providing for the Company to purchase from TFS 100% of the outstanding membership interests of Terra Nova Market Wise Securities, LLC and Market Wise School. Terra Nova, the most significant part of this acquisition had annual revenue in 2005 in excess of $40,000,000.

         The Company is a holding company that operates through three principal operating subsidiaries:

         Terra Nova is a leading direct access self-clearing broker-dealer committed to providing the trading tools and services necessary for the client to succeed. The diverse product offering and diverse client base combined with a network of partnerships and alliances, Terra Nova gives its customers options in a changing marketplace. Terra Nova is recognized as a pioneer and leader in the world of electronic trading, and is a trusted online direct access broker-dealer for Institutional, Wholesale and Direct clients. From a self-clearing standpoint, Terra Nova processes transactions of a diverse product offering on its own proprietary system

         RushGroup is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the NASDAQ. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

         RushTrade is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations. For more information about RushTrade and our products, please visit www.rushtrade.com and www.rushgroup.com.

         Other inactive subsidiaries that are not material to the ongoing operations of the Company include:

         Market Wise School is an educational facility specializing in the financial markets. Its mission is to support traders and investors in their quest to achieve financial freedom and success. MarketWise promotes that the educated trader and investor owns a true statistical edge to beat the street. MarketWise teaches a method of reading market psychology, technical analysis complemented by fundamental analysis, while also teaching methods of recognizing and following trend analysis. MarketWise is dedicated to the follow-up once the individual begins to trade, reinforcing both good activities while finding opportunities for improvement.

         Market Wise Securities is a registered broker-dealer authorized to do business in a limited number of states. Currently MarketWise Securities introduces clients to Terra Nova. Plans are being reviewed to determine the ultimate use for this entity.

Products

         RushGroup has exclusively developed and supports several proprietary products: RushTrade Direct, a Level I browser-based product, RushTrade Direct Plus, a streaming Level I software-based product, and RushTrade Direct Pro, a Level II software-based product. RushGroup offers real-time financial services technologies, direct access trading applications, and Advanced Order Management Systems ("OMS"), to the online brokerage and institutional trading industry. RushGroup's products have been fully validated in the market, having executed a total share market value of over $2.3 billion in its first year of operations.

         RushTrade, along with other providers, was featured in several Bear Stearns & Co. Inc's Financial Technology reports and has also been featured in Barron's and in Active Trader magazine. In the Barron's March 8, 2004 Online Brokers Survey, RushTrade was rated "...among the Best Direct-Access Brokers for Active Traders." In the March 7, 2005 and March 6, 2006 issues of Barron's, awarded RushTrade its "Four Star Rating". RushTrade provides customers direct-access to the markets, electronically bypassing third party market makers in most cases. In contrast, most on-line brokerage firms route orders to the firm's market maker desk or to third party wholesalers with "payment for order flow" arrangements that normally inhibit the customer's price, speed and quality of execution.

         With portfolio management tools that include real-time "straight-through" posting of trade positions and account balances, the technological advancements made in RushTrade Direct Pro software constitute the third generation (3G) trading software that is much more efficient than that of the traditional online firms. RushGroup's software is "thin" and efficient compared to older "legacy" software trading platforms and we believe our data center can host 200% to 300% more users per server than our competitors.

Broker-Dealer Products

         Terra Nova offers a diverse product offering including

    o    equities
    o    options
    o    futures
    o    commodity options
    o    fixed income products
    o    mutual funds and
    o    Forex

         Terra Nova is a full service agency broker-dealer. The clients primarly trade on a self-directed basis through the front end trading platforms, but may also transact trades through the Terra Nova trade desk.

         Terra Nova's primary trading technology will be the RushGroup's product offering. In addition, Terra Nova expects to continue to offer other front end trading platforms.

Broker-Dealer Technology

         Terra Nova currently owns its proprietary software used to enable it to self-clear the broker-dealer transactions. This software, acquired in 2004 and continually enhanced, allows Terra Nova to control the clearing process while allowing for scale in transactions. This business model has provided Terra Nova with a lower cost model with substantially increased control of back office functions.

Technology

         RushGroup's Technology Unit and Software Development Team align well with its strategic direction to expand rapidly in the financial technology and direct access online trading space. RushGroup continues to strengthen its product offerings and enhance both features and functionality.

         RushGroup's data service center processes and delivers real-time market data, quotes, charts, advanced studies, etc., and its "Execution Server," utilizing DART, a proprietary intelligent or "smart" order routing technology which has connections to the major exchanges and ECNs, empowers customers, in most cases, to bypass the "middlemen" or market makers that seek to profit from customer order flow. Within milliseconds, DART automatically scans the available market for the best price and routes the order to that particular market participant. RushTrade's marketable limit orders are usually routed, executed and filled in less than 1 to 2 seconds.

         Developed by RushGroup's software engineers in collaboration with experienced traders, DART's "smart" order routing is accomplished by an innovative proprietary trading algorithm along with other proprietary features. RushGroup currently has under development additional Advanced Order Types, as well as other trade management and portfolio risk management tools.

Market Opportunity

         Demographic shifts and new technologies always drive change. Electronic brokerage, electronic clearing and electronic order matching is changing the retail brokerage and institutional trading industry. In addition, recent regulatory actions are opening up new opportunities for RushGroup's products and services. Various regulatory agencies are requiring modifications to long-established practices such as "payment-for-order-flow" between market makers, "soft dollar" arrangements to trading firms in exchange for research coverage, and more disclosure and transparency in other trading practices.

RushTrade is positioning itself to benefit from the convergence of these industry trends and regulatory changes. We believe that new technologies have begun to erode the dominance previously enjoyed by a few large players such as Bloomberg, Sunguard, ILX/Thompson, and Reuters. New market opportunities have emerged for new providers like RushGroup, who can more efficiently and cost effectively deliver financial tools and information.

         We believe that we will be able to capitalize on these market opportunities with our easy-to-use, multi-product offering, and low cost operational infrastructure, and therefore can position the Company as a low cost leader in the market.

Marketing

         Today, electronic and algorithmic trading is becoming a dynamic force representing over one-third of total trading volume on the New York Stock Exchange ("NYSE") and NASDAQ. According to Bear Stearns & Co. Inc., at the end of 2005 there were over 22.6 million online accounts, up 5% from 2004. In the past year, the number of online retail accounts increased slightly, while the demand for DMA technology by institutional accounts continued to skyrocket, due to greater focus on execution quality and increased algorithmic trading.

         As DMA technology becomes more commonplace among institutions, we expect semi-professionals to account for a smaller portion of overall NYSE and NASDAQ share volume. On the other hand, many industry experts argue that with the implementation of Regulation NMS in 2006 and the resulting "electronification" of the NYSE and other regional exchanges, semi-professional volumes could actually increase.

         It is apparent that semi-professional traders are transforming themselves into semi-professional portfolio managers or small emerging hedge funds referred to by Bear Stearns & Co. Inc. and others as "Instividuals." Increasingly, these "Instividuals" are demanding the types of tools and services that were once used only by portfolio managers/institutions. The Company expects to position itself to penetrate receptive markets in both retail direct access online space as well as the institutional market.

Growth Strategy

         We have two core businesses with two primary channels of distribution for our products and services. Currently driving our revenue growth is our direct-access self-clearing broker/dealer subsidiary, Terra Nova (as well as RushTrade) are both are NASD and SIPC members registered in all 50 U.S. states and accepts new customers from most foreign countries.

         We are executing a low cost "guerrilla" sales and Internet marketing strategy in addition to our strategic alliances that are producing sustained rates of sales growth. Through our Internet advertising, we have been seen on Google, CBS Market Watch, Big Charts, Kiplinger, CNN.com, MSN, C/Net, Ask Jeeves, Elite Trader, Info Space, AOL, Alta Vista and Yahoo Finance. Visits to our web domains, www.terranovatrading.com, www.daytrade.com and www.rushtrade.com, have created a web traffic that generates most of our current sales leads. We believe that we can position ourselves as a low cost leader in the retail direct access market as we prepare to launch our products and services in the institutional marketplace.

         Another significant component of our growth strategy currently comes from various marketing partners and strategic alliances. This is a significant part of the growth strategy going forward. We believe that Terra Nova and RushTrade will perform well , since they are nationally recognized by various experts, including Barron's and others who review and comment on this industry.

Strategic Alliances

         We have established strategic alliances or joint marketing arrangements with eSignal, Knobias Holdings Inc. ("Knobias"), Online Trading Academy ("OTA") and others. These arrangements, depending on the terms of the relationship, provide joint marketing opportunities that are expected to enhance our ability to acquire new customers, lower our customer acquisition costs and/or provide education and other resources that improve our customer retention.

Competition

         The retail and online brokerage industries are highly competitive with many large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. The Company, in many instances, competes directly with organizations that are well capitalized and that have substantial name brand recognition for market share of commission dollars. We believe our competitors in the direct access online trading industry are those that provide direct-access software for their customers, including REDIPlus, RealTick, CyBerTrader, E*TRADE Pro, Gr8trade, TradeStation, Interactive Brokers and others..

         Most of the Company's competitors are larger, well capitalized organizations that offer a full range of investment products. Several of these competitors in recent months have lowered the commissions they charge their customers, and have reduced or eliminated charges for software subscriptions. RushTrade has lowered its commissions and software license fees to be more competitive and believes it is able to compete in this market, although dominated by larger companies, due to its new-generation product offerings, low cost operational infrastructure and responsive customer service.

Employees

         We have a total of 15 full time employees located in our offices in Dallas, Texas and we retain three independent contractors. We have 72 employees located in our offices in Chicago, Illinois. All are fulltime employees and we retain two independent contractors.

Properties

         We lease 3,800 square feet at the Dallas Galleria One Office Tower, Dallas, Texas. We lease approximately 15,000 square feet at the 100 South Wacker Drive office, Chicago, Illinois. We believe these facilities are adequate to meet our requirements at the current level of business activity.

Regulation

         Our business is subject to a high degree of regulation. The securities business is one of the most highly regulated industries in the United States, and regulatory pressures can have a direct effect on our operations.

         RushTrade and Terra Nova are subject to regulation by the SEC, the NASD, the SIPC, Various State Securities Boards, and the securities exchanges. The NASD and State Securities Boards regularly inspect their books and records to determine compliance with laws applicable to securities dealers. Under the rules of the SEC and NASD, broker/dealers are required to maintain varying levels of net capital. Any deficiencies in net capital due to losses or otherwise can result in regulatory action including fines, suspensions and sanctions. At December 31, 2005, RushTrade had net capital of $67,637 and net capital requirements of $5,843. RushTrade's ratio of aggregate indebtedness to net capital was 1.17:1. The SEC permits a ratio of no greater than 15 to 1. At December 31, 2005, Terra Nova had net capital of $5,020,306 and net capital requirements of $1,500,000. Terra Nova is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Terra Nova and RushTrade are currently not the subject of any material regulatory deficiencies or legal proceedings with any regulatory authority.

         Our management is subject to regulation by the Securities and Exchange Commission and state securities regulators. Such regulation covers testing and background checks on our officers and employees, review and approval of business methods, compensation structures, advisory agreements and advertising.

Legal Proceedings

         From time to time we are involved in certain legal actions arising in the ordinary course of business. It is the opinion of management that such litigation can be resolved without a material adverse effect on our liquidity, financial position or results of operations.

         On December 27, 2004, in Waymark Internet Services, Inc. v. Rush Financial Technologies, Inc.; Cause No. 04-12776-K; 192nd Judicial District Court, Dallas County, Texas, a vendor filed a claim in Dallas District Court claiming a total of $52,870 in damages. We dispute the amount of the claims and plan to vigorously defend the Company in this matter. At March 31, 2006 we estimate our liability for this claim to be approximately $11,000, and accordingly have recorded a liability for this amount. We are in the early stages of discovery and a trial setting has been postponed until February 5, 2007.

          On April 17, 2003, in E.F. (Mickey) Long, II, et al. v. Rushmore Financial Group, Inc, Rushmore Securities Corporation ("RSC") and D.M. "Rusty" Moore; NASD Dispute Resolution Arbitration No. 03-01451, a group of former securities representatives of RSC filed for NASD Dispute Resolution, naming the Company and Mr. Moore as defendants. The former representatives are claiming $178,288 in commissions. At December 31, 2003 we estimated our liability to be $43,000 and recorded an accrual for this amount. In 2004 we negotiated a settlement with the representatives in the amount of $98,750 but RSC has been unable to pay this claim. Since no payments have been made RSC became subject to an agreed arbitration award in the total sum of $129,425. The entire liability of $129,425 has been accrued at March 31, 2006.

         RSC was subject to a joint NASD and SEC examination in the second quarter of 2002. As a result of this examination the Company has accrued a liability of $25,000 at March 31, 2006 to account for a possible NASD fine. This is management's best estimate of the ultimate liability to RSC.

         The Office of Foreign Assets Control ("OFAC") has indicated to Terra Nova that it believes that Terra Nova violated U.S. economic sanctions against Iran by opening, through a branch office MB Trading, an account for an individual resident of Tehran, Iran. The account in question, which funded with less than $5,000 and was open for approximately one month, engaged in securities trading for approximately fifteen days. OFAC has indicated that it believes that the foregoing gives rise to an assessable penalty of $458,998 against Terra Nova, prior to taking into account any mitigating factors, and, under published guidelines, could result in a reduction of the penalty by as much as 75% to $114,750. Terra Nova is engaged in settlement discussions with OFAC concerning such mitigating factors and the amount of the penalty imposed.

         On INSERT DATE, in State Farm Insurance Company vs Terra Nova Trading, L.L.C. INSERT FILING INFO AND LOCATION,State Farm Insurance Company is seeking a declaration that State Farm does not owe a defense or indemnity obligation to Terra Nova Trading, L.L.C. arising out of State Farm's policies of insurance sold to Terra Nova during the relevant time periods. Terra Nova intends to vigorously defend the claim and believes it has meritorious defenses against State Farm for bad faith and seeks to recover its legal fees and costs arising from its defense in a litigation matter for which Terra Nova won a jury verdict in 2004. Furthermore. Terra Nova has filed a counterclaim.

         We establish liabilities when a particular contingency is probable and estimable. For contingencies noted above, we have accrued amounts considered probable and estimable. We are not aware of pending claims or assessments, other than as described above, which may have a material adverse impact on our liquidity, financial position or results of operation.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         The information presented in this section should be read in conjunction with the information contained in the consolidated financial statements, including the notes thereto, and the other financial statements appearing elsewhere in this Prospectus. At March 31, 2006, we had $3,895,461 in current liabilities, and current assets of $285,453(excluding the $28,207,000 of restricted cash in escrow and the corresponding liability). Also, we had net losses of $3,180,331 and $2,496,637 for the years 2005 and 2004, and $556,605 in the first three months of 2006. Although we believe that we currently have sufficient working capital to support our operations until we reach a sustainable level of profitability, these matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

General

         Certain statements contained in this Prospectus and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "strategy" and similar expressions. Our forward-looking statements generally relate to the prospects for future sales of our products, the success of our marketing activities, and the success of our strategic corporate relationships. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate its business and meet its liquidity requirements; our ability to obtain financing, if required, on terms acceptable to it, if at all; the success of our research and development activities; competitive developments affecting our current products; our ability to successfully attract strategic partners and to market both new and existing products; exposure to lawsuits and regulatory proceedings; our ability to protect our intellectual property; governmental laws and regulations affecting operations; our ability to identify and complete diversification opportunities; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items. A further list and description of these risks, uncertainties and other matters can be found elsewhere in this Prospectus. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Summary of Financial Information

Balance Sheet Data:                         March 31, 2006
                                              (unaudited)     December 31, 2005
                                            --------------

       Total assets                          $ 29,968,607        $ 1,693,361
       Restricted cash                         28,207,000             31,000
       Capitalized software costs, net            541,753            595,966
       Preferred stock subscribed              28,207,000             31,000
       Current liabilities                     32,102,461          3,439,843
       Total liabilities                       32,435,042          3,770,642
       Shareholders' (deficit)                 (2,466,435)        (2,077,281)


                                        Three Months Ended                Year Ended
                                       March 31, (unaudited)             December 31,
                                    --------------------------    --------------------------
Statements of Operations Data:          2006           2005           2005           2004
                                    -----------    -----------    -----------    -----------
      Revenue                       $   688,138    $   492,025    $ 2,345,583    $ 2,200,368
      Operating (loss)                 (509,272)      (650,003)    (3,059,449)    (2,233,902)
      Net (loss)                       (556,605)      (685,582)    (3,180,331)    (2,496,637)
      Net (loss) per common share         (0.02)         (0.03)         (0.10)         (0.13)

Overview

         Rush is a holding company that operates through three principal operating subsidiaries:

         Terra Nova is a direct access self-clearing broker-dealer with a diverse product offering and diverse client base combined with a network of partnerships and alliances, and superior service, Terra Nova is recognized as a pioneer and leader in the world of electronic trading, and is a trusted online direct access broker-dealer for Institutional, Wholesale and Direct clients. From a self-clearing standpoint, Terra Nova processes transactions of a diverse product offering on its own proprietary system.

         RushGroup Technologies, Inc. ("RushGroup") is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders.

         RushTrade Securities, Inc. ("RushTrade") is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations. For more information about RushTrade and our products, please visit www.rushtrade.com and www.rushgroup.com.

         RushTrade's premier online trading platform utilizes our exclusive, proprietary DART offering various software applications and direct access trading products to meet the needs of active online investors. These technologies are designed to provide real-time quotes and high quality trade executions in the U.S. equities markets, including multiple direct access trading routes, streaming real-time quotes, charts and other advanced decision support tools. The RushTrade and Terra Nova business model integrates state-of-the-art technology and low cost operational infrastructure with an education program that serves to generate end-user customers. We believe our marketing programs, strategic alliances and potential licensing arrangements give us the opportunity for significant revenue growth.

         Other Inactive Subsidiaries:

         Market Wise Stock Trading School, LLC
         Market Wise Securities, LLC

Critical Accounting Policies

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the periods reported. Actual results could differ from those estimates. We believe the following are the critical accounting policies, which could have the most significant effect on our reported results and require the most difficult, subjective or complex judgments by management.

Stock-Based Compensation Expense

         On January 1, 2006, we adopted Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123(R)"), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions, as we formerly did, using the intrinsic value method as prescribed by Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statement of operations.

         We adopted FAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. Our consolidated financial statements as of and for the first quarter of 2006 reflect the impact of adopting FAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R). See
Note 13 "Stock-Based Compensation" in the accompanying financial statements for the year ended December 31, 2005 on page F- for further details.

         Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statement of operations during the first quarter of 2006 included compensation expense for stock-based payment awards granted prior to, but not yet vested, as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of Financial Accounting Standard No.148, "Accounting for Stock-Based Compensation -- Transition and Disclosures" ("FAS 148") and compensation expense for the stock-based payment awards granted subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with FAS 123(R). FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As stock-based compensation expense recognized in the statement of operations for the first quarter of 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. In the pro forma information required under FAS 148 for the periods prior to 2006, we accounted for forfeitures as they occurred.

Capitalization of Software Development Costs

         In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," internally generated software development costs associated with new products and significant enhancements to existing software products are expensed as incurred until technological feasibility has been established. Software development costs that qualify for capitalization include the salaries and benefits of the software engineers assigned to the products, internal and external quality assurance testing costs, overhead allocations primarily associated with rent and facilities costs and the costs of outsourced development activities. Software development costs not qualifying for capitalization are recorded as product development expense. Capitalized software development costs, including purchased software, if any, are amortized using the greater of the revenue method or the straight-line method generally with useful lives of three years or less. At each balance sheet date we evaluate the estimated net realizable value of each software product and when required, record write-downs of net book value to net realizable value of any products for which the net book value is in excess of net realizable value. The net realizable value is the estimated future gross revenue of each product reduced by the estimated future costs of completing and disposing of that product, including the costs of completing in process development and customer support. Estimated future gross revenues have been based on market potential, other competitive platforms, product penetration, platforms, current customer account growth rate and other market factors. We determined that no write-down of capitalized software development costs was required during the years ended December 31, 2005 and 2004. As of December 31, 2005 and 2004, the total of all capitalized software development costs was $2,726,596 and $2,548,009, respectively. During 2005 and 2004, we amortized $400,242 and $692,250 of software costs, respectively, using an estimated useful life of three years.

Goodwill

         Goodwill is the excess of the purchase price paid and liabilities assumed over the estimated fair market value of net assets acquired at the date of acquisition. We recorded goodwill of $200,247 relating to the LostView Development Corporation acquisition in February 2004. An additional $195,000 was recorded in March 2005. We account for goodwill using Statement of Financial Accounting Standards No. 142 "Goodwill and Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, goodwill is not amortized but is reviewed for impairment annually or more frequently if impairment indicators arise. We performed an annual impairment test during the fourth quarter of 2005 and determined that goodwill of $395,247 was impaired and was written off.

Valuation of Long-lived Assets

         We evaluate the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset's fair value.

Revenue Recognition

         Investment services revenues consist of commission revenue, other brokerage related revenue, user fees and interest income. Commission revenue and related expenses on securities transactions are recorded on a trade date basis. Other brokerage related revenue consists of fees and rebates when orders are routed through exchanges and ECNs and are recorded on a trade date basis as security transactions occur. User fees are charges for the use of the Company's software execution platform. Revenues from user fees are recognized on a monthly basis as services are provided to account holders. Interest income consists primarily of the Company's portion of the income generated by charges to customers on margin balances and customer cash held and invested by the Company's clearing firm, offset by interest paid to customers on their credit balances. Interest is recorded at calendar month end on settled balances.

RESULTS OF CONTINUING OPERATIONS

         Prior to the purchase of Terra Nova and related companies we had two core businesses with two primary channels of distribution for our products and services. Our past revenue growth has been from our direct-access broker/dealer subsidiary, RushTrade, an NASD and SIPC member that is registered in all 50 U.S. states and accepts customers from most foreign countries. We are executing a low cost sales and Internet marketing strategy in addition to our strategic alliances that is producing sustained rates of sales growth. Visits to our web domains, www.daytrade.comand www.rushtrade.com, have created a growing web traffic that generates most of our sales leads. However, we expect our future revenue growth to be driven by Terra Nova.

         Our segments have been identified based on products and services offered as well as risks assumed in a manner consistent with the data utilized by the chief executive officer in evaluating operations. RushTrade offers broker/dealer services, and its operations have been included in the Investment Services segment. The Software Services segment is comprised of RushGroup, formerly RushTrade Software Services, Inc., which offers licensing of the RushTrade direct access software and other arrangements and is expected to become a new stream of revenue for us. There is ongoing development activity on the software to enhance its use to outside entities; however, we have received only minimal revenue to date related to the Software Services segment.

Three Months Ended March 31, 2006 and 2005:

Revenues


         The following table sets forth the components of our revenues for the periods indicated:

                                       Three Months Ended March 31,
                                       ----------------------------
                   Revenue                 2006            2005
           -----------------------     ------------    ------------
           Investment Services         $    674,051    $    483,021
           Software Services                  1,720           2,595
           Corporate                         12,367           6,409
                                       ------------    ------------
                      Total            $    688,138    $    492,025
                                       ============    ============

         Total revenue for the first quarter increased $196,113, or 40%, from 2005 to 2006. This increase generally reflects increased revenue from in the RushTrade business unit in 2006 compared to 2005.

         Investment services revenue increased $191,030, or 40%, from 2005 to 2006. This increase is due primarily to the addition of sales offices in New York and at the Boston Stock Exchange. We expect these trends to continue; however, RushTrade, like most broker-dealers, is dependent on the overall activity in the United States equity markets. RushTrade will continue to devote resources toward marketing its online trading platforms and increasing the overall customer base, which should drive increases in trade volumes and revenues.

         Software services revenue was $1,720, a decrease of $875 from 2005 to 2006. RushGroup has yet to realize any revenues from the licensing of our proprietary software-trading platform to unrelated third party entities. We have had contact with several institutions and brokerages about the licensing potential of various software components or applications of the RushTrade platforms and we continue to aggressively pursue these opportunities. While we continue to enhance and strengthen our various software applications, management expects RushGroup software services and licensing potential to be a new source of revenue in the future.

         Corporate revenues increased $5,958 to $12,367 from 2005 to 2006. This increase represents trailing commissions from Rushmore Insurance Services. As this line of business was discontinued, all related revenues and expenses are classified as administrative.

Expenses

         The following table sets forth the components of our expenses for the periods indicated:

                                       Three Months Ended March 31,
                                       ----------------------------
                   Expense                 2006            2005
           -----------------------     ------------    ------------
           Investment Services         $    597,988    $    475,877
           Software Services                375,582         363,103
           Corporate                        271,173         338,627
                                       ------------    ------------
                      Total            $  1,244,743    $  1,177,607
                                       ============    ============

         Total expenses, including interest expense, increased $67,136 or 6%, from 2005 to 2006. Investment services expenses increased 26%, or $122,111, Software services expenses increased $12,479, or 3%, and Corporate expenses decreased 20%, or $67,454.

         Investment services expenses increased $122,111, or 26%, from 2005 to 2006. Commission fees increased approximately $141,000 and communication and data processing fees increased approximately $115,000. This was partially offset by a decrease in marketing expenses, including trade show expenses, of approximately $120,000 and a decrease in compensation and benefits expenses of approximately $30,686. The increase in commission fees is a direct correlation to the increase in trade activity from 2005 to 2006. The increase in communication fees is the result of adding additional infrastructure while the decrease in marketing expenses is due to the participation in a trade show during the first quarter of 2005.

         Software services expenses increased 3% or $12,479 from 2005 to 2006. In the first three months of 2005 we capitalized certain software development costs reducing our 2005 expenses by $87,000. In the first three months of 2006 we did not capitalize any software development costs. In comparing 2005 to 2006, this effectively reduced our first quarter 2005 expenses when compared to the first quarter of 2006. Employee compensation expenses increased approximately $31,000, communication expense increased $10,000 and office expenses increased approximately $12,000 in 2006. Net depreciation expense on capitalized software decreased $128,164 from approximately $191,000 in 2005 to $63,000 in 2006, a 67%
decrease. As overall market activity and acceptance of the products increases and when RushGroup begins to market to outside entities, costs to support the platforms will increase.

         Corporate expenses decreased $67,454, or 20%, from 2005 to 2006. Communication expenses decreased approximately $36,000, accounting and legal fees decreased $19,131 and office expenses decreased approximately $15,000. In 2005, the Company recorded penalties of $19,674 for the late payment of payroll taxes and a loss on the settlement of liabilities of $26,458. These decreases were partially offset by increases in employee compensation expense of approximately $29,000, interest expenses of approximately $9,200, depreciation expenses of approximately $7,000 and other expenses of approximately $4,500.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Revenues

         Total revenues increased $145,215 or 7% from $2,200,368 in 2004 to $2,345,583 in 2005. The increase in revenues is primarily a result of the growth in new accounts, trade volume, software user fees and other related revenues from RushTrade and reflects the increased acceptance of our products and the limited success of our marketing efforts.

         Investment services' revenues showed an 11% increase from $2,053,415 in 2004 to $2,291,512 in 2005. RushTrade, like most broker/dealers, is dependent on the overall activity in the United States equity and options markets. RushTrade will continue to devote resources toward marketing its online direct access trading platforms and increasing the overall customer base, which should continue to drive increases in trade volumes and revenues. Discontinuing our traditional retail brokerage business, RSC and Rushmore Insurance Services, now reported in the Corporate segment, caused our revenue to decline from years prior to 2004. Our sales and marketing efforts for the RushTrade platforms are beginning to show results. Since the release of the RushTrade products in late 2002, RushTrade has experienced increases in new accounts, share/trade volume and customer account assets. See "Description of Business - Growth Strategy on page ??."

         We have received only minimal revenue from licensing our software products to outside entities. We have had preliminary discussions with several institutions and brokerages about the licensing of various software components or applications of the RushTrade platforms, but various software applications are still under development for the Back Office Management ("BOM") tool and are not expected to be released until at least the second quarter of 2006. Further discussions with potential licensees will depend upon completion of the BOM. With the purchase of LostView in February 2004, our software services revenue increased from zero in 2003 to $105,648 in 2004, primarily from LostView's historic stream of revenue. However, as we began to focus more on developing our proprietary products, the LostView revenue from outside entities decreased to $7,273 in 2005. As applications of the BOM tool are completed and additional multi-firm functionality is added, RushGroup's real-time market data services and software trading platforms will be ready for deployment in the marketplace.

         Corporate revenue increased from $41,305 in 2004 to $46,798 in 2005, a 13% increase from 2004 to 2005. Corporate revenue consists primarily of the residual income derived from RSC and Rushmore Insurance Services.

Expenses

         Total expenses, including interest expense, increased $828,909, or 18%, from $4,697,005 in 2004 to $5,525,914 in 2005. Significant changes include a $420,000 write-off of goodwill and intangibles, $285,000 decrease in depreciation expenses, $380,000 additional compensation expenses and a decrease in interest expense of $142,000. The remaining expenses are consistent with our increase in revenues and also reflect the additional expenses from RushGroup's focus on software development.

         Investment services expenses increased from $2,078,139 in 2004 to $2,271,898 in 2005, an increase of $193,759 or 9% which is consistent with our growth in revenue. Commissions, exchange and clearing fees increased $350,000 from 2004 to 2005, advertising and marketing expenses increased $57,000, office expenses increased $18,000 and compensation expenses increased $10,000. These increases were partially offset by decreases in communication and data processing of $147,000 and other expenses of $93,000. These increases were due in part to the addition of new offices in New York and Boston. As revenues increase, the infrastructures necessary to support the expansion of the customer base will further increase our expenses. RushTrade will need to add customer support personnel and additional software sales representatives in order to continue to increase revenue and support the acquisition of additional customer accounts.

         Software services expenses increased from $1,620,057 in 2004 to $1,932,725 in 2005, an increase of 19%. This increase is due primarily to the write-off of goodwill and intangibles of $420,000, an increase in employee compensation and benefits of $201,000, an increase in advertising and marketing of $43,000, an increase in office expense of $33,000 and capitalizing $43,000 less in expenses in 2005 as compared to 2004. This was partially offset by a decrease in amortization expense of $263,000 as capitalized software became fully amortized, a reduction in other expenses of $30,000 and a decrease in communications and data processing of $133,000.

         Expenses from the corporate segment increased by $322,482 from 2004 to 2005, a 32% increase, primarily from the increase in employee compensation and benefits of $244,000, an increase of $144,000 resulting from penalty and interest on the payroll tax obligation, an increase in advertising of $30,000, an increase in communication and data processing of $13,000 and an increase in office expenses of $35,000. This is partially offset by a decrease in interest expense of $143,000 and a decrease accounting and legal of $8,000. The interest expense decreased due to the conversion of the Bonds into common stock and the reduction in amortization of debt discount and deferred financing fees. As bondholders continue to convert their holdings into common stock, interest expense will continue to decline. We continue to identify areas to reduce expenses and very aggressively pursue renegotiation of existing contracts and services when appropriate. With the expected increase in revenues, the infrastructure necessary to support the additional business activity will increase.

         We had an estimated federal and state payroll tax obligation of $693,776 at December 31, 2005 compared to $442,697 at December 31, 2004 which has now been paid. We estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005, in addition to an estimated accrual for interest and penalties. There is no obligation for the first, second or third quarters of 2005, as these taxes have been submitted. These amounts are included in the accompanying consolidated balance sheets as a separate line item.

Liquidity

         General Overview. We have been operating with negative cash flow and without sufficient capital and financial resources to devote to our software development, growing our business or to meet our obligations as they have become due. We have depended on our ability to raise funds from debt and equity instruments to fund current and past due obligations. We believe that with the purchase of Terra Nova and the related $35 million equity raise that we have positioned ourselves to become cash flow positive and then profitable in the near future.

         If we fail to achieve positive cash flow by the end of 2006, we may have to raise additional capital or scale back our operations that could delay repayments of our obligations. Further, as the brokerage industry in general continues to focus its efforts on pursuing online business models, and specific competitors continue to decrease fees charged for their services, we may need to acquire a larger customer base than originally projected to meet our business plan and provide necessary cash flows for ongoing liquidity requirements. At present we have not identified additional funding sources, but believe that we will receive additional capital as proceeds from the exercise of the Warrants or that we would be able to obtain financing by issuing additional preferred stock or convertible debt instruments, as we have been able to do in the past. If it becomes necessary to scale back operations, we believe that we can do so without impacting the reliability of our products and services.

         The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. At March 31, 2006, we had $3,895,461 in current liabilities, and current assets of $285,453 (excluding the $28,207,000 of restricted cash in escrow and the corresponding current liability). Also, we incurred a net loss of $556,605 during the three months ended March 31, 2006 and $3,180,331 in 2005. We believe the funds raised in connection with the purchase of Terra Nova will enable us to reach a sustainable level of profitability; however, these matters raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         We have received minimal revenue from licensing our software products and services to third party entities and do not expect any additional revenues, other than intercompany revenues, above current levels until the last quarter of 2006. Due to our lack of resources, we have been limited to only preliminary marketing efforts. If we are unable to successfully market our products, it will severely restrict our revenue growth, profitability and liquidity, and could impact our ability to continue as a going concern.

         We are presently engaged in several legal proceedings, more fully described in "Legal Proceedings" on page 24, which could have an adverse effect on our ability to continue as a going concern if the outcomes are unfavorable. The outstanding claims are in excess of $200,000.

         We have been unable to meet many of our obligations as they have become due and the terms of our recent financing agreements restrict the repayment of many of our obligations. We have convertible notes due to a related party totaling $185,000 that are past due and two additional notes totaling $166,667 that are past due. We have additional notes of $133,333 plus accrued interest that became due on April 7, 2006. We are in discussion with the holders, and we expect to be able to restructure these notes.

         We had an estimated federal and state payroll tax obligation of $745,324 at March 31, 2006,but have since satisfied the outstanding payroll tax obligation. We estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005 in addition to an estimated accrual for interest and penalties. A portion of the payroll taxed for the first quarter of 2006 was due at March 31, 2006 and those taxes were remitted in May 2006. There is no obligation for the first, second or third quarters of 2005, as these taxes were submitted.

         We have identified vendors that are critical to our day-to-day operations. For those we have attempted to pay for their services within 90 days and for RushTrade within 45 days. If we are unable to maintain this payment schedule, we risk losing valuable services that could limit our ability to service new and existing customers. This could severely restrict our continued revenue growth and prevent us from reaching profitability.

         There is a large group of vendors, not affecting our day-to-day operations, that has not been paid and are severely past due. If these vendors were to initiate legal proceedings, it would divert our attention from day to day operations and require an allocation of resources to defend the action or attempt to settle these obligations.

         We have made it a priority to pay for goods and services necessary to operate our business in a timely manner. When we have been able to negotiate settlements on past due obligations on terms that we have determined to be favorable to us, we have made it a priority to pay those. We have not made it a priority to make payments to related parties.

         Credit Facilities and Funding Resources. Our cash and cash equivalents available for operations at March 31, 2006 were $119,138, and our current liabilities exceeded our current assets by $3,610,008. Our requirements for normal cash expenditures, as well as costs for the further development of the proprietary online RushTrade software, have historically been supplemented with borrowings and equity capital raised through the private placement of securities. We have taken several steps to increase cash by the use of borrowings and equity. During the three months ended March 31, 2006, we raised additional operating capital by borrowings of $300,000.

         On March 30, 2006, the Company and TFS entered into the Purchase agreement providing for the Company to purchase from TFS 100% of the outstanding membership interests of Terra Nova , Market Wise Securities and Market Wise School. We have raised $35 million ($28,207,000 as of March 31, 2006), and have applied to the proceeds thereof for the issuance of Series E Preferred Stock and warrants to finance the Acquisition. The purchase price of the Acquisition was $25,000,000. The remainder of the funds, net of offering and acquisition related expenses, will provide for additional working capital and broker-dealer net capital The warrants provide for the purchase of 3,333 shares of the Company's common stock at $0.30 per share of common stock for each share of Series E Preferred Stock.

         Going Concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. We incurred a net loss of $556,605 during the three months ended March 31, 2006 and $3,180,331 during the year ended December 31, 2005. Also, we used cash in operations of $145,569 during the three months ended March 31, 2006. At March 31, 2006 we have an unpaid payroll tax obligation of approximately $745,000, past due debt totaling approximately $352,000 and a significant amount of past due trade payables. Additional debt of approximately $133,000 became due in April 2006. Since the closing of the purchase of Terra Nova and related companies on May 17, 2006, we have satisfied the outstanding payroll tax obligation and reduced a significant amount of these past due trade payables . We have been dependent upon outside financing to develop and market our software products, perform our business development activities, and provide for ongoing working capital requirements. With the completion of the Acquistion and related capital raise, more fully discussed on page __, we should have sufficient capital to operate our businesses in the foreseeable future. The financial statements do not include any adjustments that might result from our inability to continue as a going concern

         Cash Flows from Operating Activities. We incurred a net loss of $556,605 for the three months ended March 31, 2006. This amount was adjusted for non-cash expenses totaling $167,307, as well an increase in accounts payable of $244,953, an increase in accrued payroll tax obligation of $51,548, a decrease in prepaid expenses and other current assets of $65,507 and offset by a decrease in accrued expenses and other liabilities of $24,743, an increase in accounts receivable of $19,513 and an increase in other assets of $74,023; thus yielding net cash flows used in operating activities of $145,569. Our operating liabilities increased primarily due to our lack of available cash to pay our obligations in the first quarter of 2006. We believe that as we continue to execute our business plan and if we are able to increase our current revenue growth rate, we have the necessary infrastructure to support customer accounts that will enable us to become cash flow positive in the fourth quarter of 2006. Our operating margins are such that with revenue growth we will be able to meet fixed costs and our current customer support levels will support a profitable operation.

         We had a net loss of $3,180,331 for the year ended December 31, 2005. This amount included non-cash expenses consisting of depreciation and amortization and goodwill impairment of $1,032,512, the issuance of common stock for services, expenses and compensation at fair value of $157,272, the loss on settlement of liabilities of $26,458 and amortization of deferred financing fees and debt discount of $14,763. Cash flows from operating activities were decreased by an increase in receivables of $23,957, by an increase in prepaid expenses of $5,801, offset by an increase in accounts payable of $136,653, an increase in accrued payroll taxes of $251,079 and an increase in accrued expenses and other liabilities of $119,001, yielding a net cash flow used by operating activities in the amount of $1,472,351. The changes in operating assets and liabilities were primarily caused by our negative cash flow.

         We incurred a net loss of $685,582 for the three months ended March 31, 2005. This amount was adjusted for non-cash expenses totaling $272,469, as well as an increase in accrued expenses and other liabilities of $23,414, an increase in accrued payroll tax obligation of $138,138, a decrease in accounts receivable of $13,608 and a decrease in other assets of $14,519 and offset by a decrease in accounts payable of $43,469 and by an increase in prepaid expenses and other current assets of $17,876; thus yielding a net cash flow used in operating activities of $284,779.

         We had a net loss of $2,496,637 for the year ended December 31, 2004. This amount included non-cash expenses consisting of depreciation and amortization of $897,645, the issuance of common stock for services, expenses and compensation at fair value of $145,029, the loss on settlement of liabilities of $103,604, and amortization of deferred financing fees and debt discount of $13,856. Cash flows from operating activities were decreased by an increase in receivables of $24,614, by an increase in prepaid expenses of $24,075, a decrease in accounts payable of $159,133, offset by an increase in accrued payroll tax obligation of $264,061 and an increase in accrued expenses and other liabilities of $171,688, yielding a net cash flow used by operating activities in the amount of $1,008,245. The changes in operating assets and liabilities were primarily caused by our negative cash flow.

         Cash Flows From Investing Activities. Cash flow used in investing activities during the three months ended March 31, 2006 was $58,692, due to capitalizing $58,461 in costs related to the Acquisition and purchasing various fixed assets for $231.

         Cash flow used in investing activities during the year ended December 31, 2005 was $820,160, due to capitalizing $553,475 in Acquisition costs related to the acquisition from TFS, $178,587 in development costs related to the RushTrade direct access software and fixed asset purchases totaling $88,098.

         Cash flow used in investing activities during the three months ended March 31, 2005 was $113,360, due to capitalizing $87,295 in development costs related to the RushTrade direct access software and purchasing various fixed assets for $26,065.

         Cash flow used in investing activities during the year ended December 31, 2004 was $255,474, due to capitalizing $221,636 in development costs related to the RushTrade direct access software and fixed asset purchases totaling $38,284 offset by $4,446 in cash acquired in an acquisition.

         Cash Flows from Financing Activities. During the three months ended March 31, 2006 we raised $200,000 from the issuance of a convertible note to a related party, $100,000 from the issuance of a related party note payable and approximately $28,176,000 from preferred stock subscriptions. The stock subscription funds are held in escrow pending the Purchase closing which occurred on May 17, 2006.

         During the year ended December 31, 2005, we had cash flows from financing activities of $1,972,400 from the sale of common stock and warrants and the exercise of stock warrants offset by the change in restricted cash.

         During the three months ended March 31, 2005, we raised $353,200 from the sale of common stock and common stock warrants.

         During the year ended December 31, 2004, we had cash flows from financing activities of $1,436,141 from the following sources: $1,378,251in proceeds from the sale of common stock and warrants, $27,667 in advances from related parties, and $43,000 from the sale of the Bonds offset by $12,777 as payments on notes payable.

Payments Due by Period

         The following table illustrates our outstanding contractual obligations as of December 31, 2005:
                                       LESS                             MORE
                                      THAN 1       2-3        4-5      THAN 5
CONTRACTUAL OBLIGATIONS     TOTAL      YEAR       YEARS      YEARS      YEARS
-----------------------   --------   --------   --------   --------   --------
Long-Term Debt            $830,000   $485,000   $345,000   $   --         --
Operating Leases            21,082     21,082       --         --         --
                          --------   --------   --------   --------   --------
Total                     $851,082   $506,082   $345,000   $   --     $   --
                          ========   ========   ========   ========   ========

Market Risk

         We market investment securities issued by various securities issuers. The issuers of these products retain all interest rate and default risk.

                          PRFORMA FINANCIAL INFORMATION


         The following unaudited combined pro forma condensed financial information set forth below gives effect to the acquisition of Terra Nova, Market Wise School and Market Wise Securities the Company as if it had been completed on January 1, 2005, for purposes of the statements of operations, and as if it had been completed on March 31, 2006, for balance sheet purposes. The unaudited combined pro forma condensed financial statements are derived from the historical financial statements of TNT, MW School, MWS and Rush.

         Rush will account for the acquisition under the purchase method of accounting. Accordingly, Rush will establish a new basis for the subsidiaries' assets and liabilities based upon the fair values thereof and the Rush purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies, nor any adjustments to expenses for any future operating changes. Rush may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following unaudited combined pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

         Rush is unaware of events, other than those disclosed in the accompanying notes, that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made within periods prescribed in accordance with generally accepted accounting principles. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

         The Company paid $25,000,000 in cash for the Subsidiaries.
Additionally, the Company paid $275,068 in acquisition related legal and accounting fees, severance expenses of $250,000 and $218,054 of other acquisition costs.

          On a pro forma basis, goodwill increased by $11,922,150 as a result of the Acquisition. The increase of $5,000,000 in intangible assets was attributed to the value of trademarks, customer lists and websites. The increase of $1,000,000 in capitalized software costs was attributed to the value of internally developed software. These amounts (excluding goodwill) are amortized ratably over twelve equal quarters on the Unaudited Combined Pro Forma Condensed
Statement of Operations.

         The Company issued $35,000,000 in Series E Preferred shares and detached warrants. Fees associated with the issuance, including commissions, were $2,488,206. The Company also issued approximately 14,462,000 underwriter warrants with a fair value of $2,980,422 recorded in additional paid in capital.
These warrants were valued using the Black Scholes model with the following assumptions: expected volatility of 88%, no dividend yield, risk free interest rate of 5.19% and an expected life of 5 years.

         The issuance of warrants related to the Series E Preferred Stock resulted in a beneficial conversion feature with a pro forma value of $15,903,307. The warrant conversion feature is contingent upon increasing of the number of authorized common shares by the shareholders. As this authorization is probable, the beneficial conversion amount was recorded as of January 1, 2005.


                                   MANAGEMENT

Directors and Executive Officers

         The following table provides information, as of the date of this document, with respect to each of our directors and executive officers, and certain key employees, as well as their respective ages and positions:
------------------------------- ----- --------------------------------------- ----------------------
                                                                                Served as Executive
                                                                               Officer, Director or
              Name               Age   Position                                 Key Employee Since
------------------------------- ----- --------------------------------------- ----------------------
DIRECTORS
-------------------------------
Class I Directors with Terms
Expiring in 2008
------------------------------- ----- --------------------------------------- ----------------------
Charles B. Brewer                57    Director                                        2004
------------------------------- ----- --------------------------------------- ----------------------
Russell N. Crawford              58    Director                                        2005
------------------------------- ----- --------------------------------------- ----------------------
D. M. (Rusty) Moore, Jr.         56    Chief Executive Officer and President           1990
------------------------------- ----- --------------------------------------- ----------------------

                                       41

Class II Directors with Terms
Expiring in 2006
------------------------------- ----- --------------------------------------- ----------------------
Bernay Box                       44    Chairman                                        2006
------------------------------- ----- --------------------------------------- ----------------------
Murrey Wanstrath                 32    Director                                        2006
------------------------------- ----- --------------------------------------- ----------------------
Class III Directors with Terms
Expiring in 2007
------------------------------- ----- --------------------------------------- ----------------------
Gayle C. Tinsley                 75    Director, Vice Chairman                         1998
------------------------------- ----- --------------------------------------- ----------------------
Stephen B. Watson                58    Director                                        2004
------------------------------- ----- --------------------------------------- ----------------------

         Bernay Box was appointed as a Director and Chairman of the Board in June 2006. He is the founder and, for the last five years, President of Bonanza Capital, Ltd, a private investment partnership. Founded in 1999 and based in Dallas, Texas, Bonanza Capital, Ltd. is a small-cap investment fund managing money for high net worth and institutional clients. Mr. Box has over 20 years of investment experience and is a graduate of Baylor University.

         Charles B. Brewer was elected as a Director in January 2004. Mr. Brewer serves as President and Chairman of Senior Quality Lifestyle Corporation, a non-profit corporation that operates upscale retirement and assisted living communities in Dallas and Houston, and is developing one at Barton Creek in Austin. Mr. Brewer is an attorney and has served as a director of a number of publicly traded companies. He has been principally employed for the last 11 years in restructuring financially troubled companies on behalf of various creditor groups. Mr. Brewer holds B.A. and J.D. degrees from Southern Methodist University.

         Russell N. Crawford has been a Director since June 2005. Since 2001 Mr. Crawford has served as Vice President and Chief Marketing Officer of Mills Electrical Contractors, a division of Integrated Electrical Services, Inc., in Dallas, Texas. His long career in the electrical services industry has included, among other executive and management positions, the founding and serving as President of Crawford Electric Supply Company in Dallas, Texas from 1986 to 1997. Mr. Crawford holds a B.S. degree in Biology and Chemistry from Stephen F. Austin University.

         D. M. (Rusty) Moore, Jr. is the primary founder and Chief Executive Officer of the Company and has been President since its formation in 1990. Mr. Moore is a 26-year veteran of the insurance and investment industry. He formerly served as Branch Manager, Regional Vice President, Senior Vice President and National Sales Director, and received numerous awards for outstanding sales management performance with Primerica Financial Services, now a division of CitiGroup. He is a 1971 graduate from Southern Methodist University with a B.B.A. in Marketing.

         Gayle C. Tinsley has served as a Director since April 1998 and, from April 1998 to September 2001, was also Chief Operations Officer of the Company. Since October 2001 he has served as Chief Operating Officer of CW Dalcan Management Services, Ltd., a real estate management company that owns and operates multiple commercial buildings in Texas and Louisiana. Mr. Tinsley has more than 30 years of senior management experience with high-tech companies ranging in size from startup to Fortune 500 Corporations. .Mr. Tinsley has also served as a consultant to small businesses in the areas of business and marketing plan development and capital funding. He has held positions as Vice President of Sales, Marketing and Technical Services of VMX Corporation, former President and Chief Executive Officer of Docutel/Olivetti Corporation, and various management positions with Xerox Corporation, Recognition Equipment, Inc. and IBM Corporation, where he began his business career. He received both his B.S. and Master's Degrees from East Texas State University, now Texas A & M University, Commerce.

         Stephen B. Watson was elected as a Director in January 2004. Mr. Watson is the International Chairman of Stanton Chase International, an executive search firm, having previously served as Managing Director of the Dallas office since December 2001. Prior to Stanton Chase, Mr. Watson was a managing partner at Russell Reynolds Associates, a senior partner at Heidrick & Struggles, and the technology practice leader and Board member of Ray & Berndtson. Mr. Watson previously served as Chairman, President and CEO of Micronyx, a leading supplier of security products, spent nine years at Tandem Computers as a regional director, and over 13 years at Burroughs Corporation, where he held various management positions. Mr. Watson received his B.S. degree in electrical engineering from the University of Wisconsin, and his M.B.A. from Southern Methodist University.


         Murrey Wanstrath was appointed as a Director of the Company in June
2006. Since November 2005, he has been a Managing Director with Bonanza Capital,
Ltd., a small-cap investment fund managing money for high net worth and institutional clients. Mr. Wanstrath was an investment banker with Stonegate
Securities from December 2004 through October 2005, as well as a senior equity analyst for Hibernia Southcoast Capital from October 2001 through May 2004. Mr.
Wanstrath also worked as a manager in the transaction services group for Ernst &
Young from January 1999 through October 2001, and from May through December of
2004. He is responsible for identifying and executing direct investment transactions for both public and private companies. Mr. Wanstrath has earned the Chartered Financial Analysts designation, and graduated from the University of Arkansas in Fayetteville with a Bachelor of Business Administration in Accounting.


Key Management Employees
------------------------- ------ --------------------------------------------------------- -----------------------
                                                                                            Served as Executive
                                                                                                Officer, or
          Name             Age                           Position                            Key Employee Since
------------------------- ------ --------------------------------------------------------- -----------------------
OTHER EXECUTIVE OFFICERS OR KEY EMPLOYEES:
------------------------------------------------------------------------------------------------------------------
T. Scott Brooks            43    President, RushTrade Securities, Inc.                               2004
------------------------- ------ ----------------------------------------------------------- ---------------------
Steve Fleming              44    Chief Operating Officer, RushGroup Technologies, Inc.               2004
------------------------- ------ ----------------------------------------------------------- ---------------------
M. Patricia Kane           43    Chief Operating Officer                                             2006
------------------------- ------ ----------------------------------------------------------- ---------------------
Sharron Y. Kuzma           53    Director of Corporate Governance and                                2004
                                     Investor Relations
------------------------- ------ ----------------------------------------------------------- ---------------------
Michael Nolan              38    President, Terra Nova Trading, LLC                                  2006
------------------------- ------ ----------------------------------------------------------- ---------------------
Richard K. Rainbolt        42    Chief Technology Officer, RushGroup Technologies, Inc.              1999
------------------------- ------ ----------------------------------------------------------- ---------------------
Randy Rutledge             56    Chief Financial Officer and Secretary                               2001
------------------------- ------ ----------------------------------------------------------- ---------------------

         T. Scott Brooks joined RushTrade in November of 2004 with over 20 years of experience in the securities industry, and was named its President in January 2005. He previously served as President of Online Securities, Inc., with operations in both Europe and the U.S. He formerly served as President of Brokerage Services for Momentum Securities, Inc., a direct access firm acquired by TradeScape, Inc., now a division of E*Trade Financial. Mr. Brooks was previously employed by Goldman Sachs, Texas First Brokerage, and Kemper Securities. He brings to RushTrade extensive experience in options trading, institutional sales trading and retail direct-access trading, customer support and operations.

         Steve Fleming joined RushGroup in October of 2004 as a consultant to the management team. In December 2004 he joined RushTrade as a sales representative and in May of 2005 he was named Chief Operations Officer of RushGroup, the technology development subsidiary of the Company. He formerly served as Senior Consultant for a Fortune 500 consulting firm and as President of CrossLink Group, a management development firm. Mr. Fleming has 20 years executive management experience and seven years consulting experience, and has his General Securities and Principal's license.

         M. Patricia Kane became Chief Operating Officer of the Company upon the acquisition of Terra Nova in May 2006. Ms. Kane joined Terra Nova as its Chief Financial Officer in April 2001, and has since been responsible for overall financial and operational management, review and analysis of business development, management of profitability analysis, budget and expenditures. Ms. Kane has more than 20 years of financial industry experience, having held executive compliance, operations, MIS and finance positions at BA Futures, Inc., First Chicago Futures, Inc., and The Chicago Corporation. Additionally, Ms. Kane has consulted in areas of profitability issues relative to market facilitators and market participants. Ms. Kane has a Bachelor of Science Degree in Accounting from Spring Hill College, and holds Series 3 and 27 licenses from the NASD.

         Sharron Y. Kuzma, Director of Corporate Governance and Investor Relations, joined the Company in March 2004. Formerly the Assistant Corporate Secretary and head of the Corporate Secretary Department of Pioneer Natural Resources Company in Irving, Texas from March 2002 to December 2003, Mrs. Kuzma has over 15 years of corporate legal experience specifically covering corporate governance and Corporate Secretary matters. Also at Pioneer, she held the positions of Assistant to the Chairman, CEO and President from August 2001 to

February 2002, and Executive Assistant to the General Counsel & Corporate Secretary from August 1997 to July 2001. Mrs. Kuzma is a member of the Society of Corporate Secretaries and Governance Professionals, the National Investor Relations Institute, and the National Association of Stock Plan Professionals.

         Michael Nolan became President of Terra Nova with the Company's acquisition of Terra Nova in May 2006. Mr. Nolan had been Vice President of Terra Nova since July 1998, and has served as Terra Nova's Chief Operations Officer since January 2000. His responsibilities include oversight of all aspects of Terra Nova's trading solution, including software interface, connectivity, clearing and customer support. Mr. Nolan joined Terra Nova in September 1997 to serve as its Operations Manager, overseeing the firm's retail and institutional businesses. Mr. Nolan supported all operational functions for Terra Nova, as well as the firm-sponsored Archipelago ECN, until Archipelago began operating independently in 1999. Mr. Nolan was previously Operations Manager for Chicago Partnership Board, Inc., a firm focused on streamlining secondary market trading and settlements for limited partnerships and other illiquid publicly issued securities, and also worked in various positions in the options clearing division of Geldermann Securities (later E. D. & F. Man Securities), a clearing firm specializing in options trading for retail, institutional and floor traders. His brokerage career started in 1991 at A.G. Edwards on the trading floor of the Chicago Board of Trade. Mr. Nolan has a Bachelor of Arts degree in Social Science from Michigan State University, and holds Series 4, 7, 24 and 63 NASD licenses.

         Richard K. Rainbolt was Director of Software Development of RushGroup from September 1999 through November 2004, and now serves as its Senior Project Coordinator. With a total of over 20 years experience in personal computers and hardware design, he has designed several products for both the consumer and commercial markets. Mr. Rainbolt has worked on a diverse range of products and technologies, ranging from new Internet technologies and Windows applications to point-of-sales terminals, consumer satellite receivers and Space Station science payload controllers. Mr. Rainbolt has also served as an engineering consultant to: NASA, Schlumberger, TEC, Ensoniq, Southwest Energy Controls, Union Pacific Railroad, Weathermatic Controls, Pande Resources and others.

         Randy Rutledge, Chief Financial Officer, served as a Director of the Company from January 2001 through June 2005, as Chief Financial Officer and Secretary since January 2002. He was the founder and President of Skyhawk Transportation Services, a freight-forwarding firm from 1981 until December 2001. He holds a B.B.A. from Southern Methodist University and an M.B.A. from the University of North Texas.

Committees of Directors

         The board of directors has the following committees:

         ----------------------------------------- --------------------------
          Committee                                 Members
         ----------------------------------------- --------------------------
          Executive                                 D. M. (Rusty) Moore, Jr.
                                                    Charles B. Brewer
                                                    Gayle C. Tinsley
         ----------------------------------------- --------------------------
          Audit                                     Charles B. Brewer
                                                    Russell N. Crawford
         ----------------------------------------- --------------------------
          Compensation and Management Development   Stephen B. Watson
                                                    Russell N. Crawford
         ----------------------------------------- --------------------------
          Nominating and Corporate Governance       Charles B. Brewer
                                                    Russell N. Crawford
                                                    Stephen B. Watson

         ----------------------------------------- --------------------------

         The Executive Committee conducts the normal business operations of the Company except for certain matters reserved to the board of directors. It reviews and makes recommendations to the board of directors regarding the size, organization, membership requirements, compensation and other practices and policies of the board of directors. The Executive Committee also reviews and makes recommendations to the board of directors regarding the Company's public affairs policies and practices, including its policies with respect to environmental compliance, employee safety and health, and equal employment opportunities.

         The Audit Committee recommends to the board of directors the firm of certified public accountants that will be appointed to serve as the independent auditors of the Company's annual financial statements. The Audit Committee meets with representatives of that accounting firm to review the plan, scope and results of the annual audit, and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Charter" that is posted on the Company's website at www.rushfintech.com. The Company has been unable to locate an individual who is a qualified "Audit Committee Financial Expert," as defined in the rules and regulations of the SEC and also meets the independence criteria of the SEC. The Company continues to search for qualified individuals who meet all of the standards for independence and also have the background necessary for audit committee responsibilities.

         The Compensation and Management Development Committee periodically reviews the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company, and approves the annual salaries, bonuses, stock option awards and restricted stock awards of the Company's executive officers. The Compensation and Management Development Committee also administers the Company's long-term incentive plan and oversees the Company's succession planning. Additional information regarding the functions to be performed by the Compensation and Management Development Committee and its membership is set forth in the "Compensation and Management Development Committee Charter" that is posted on the Company's website at www.rushfintech.com.

         The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the board of directors, and recommends to the board of directors the director nominees for election at the annual meetings of shareholders, or for appointments to fill vacancies. The Nominating and Corporate Development Committee also recommends to the board of directors director nominees for each committee of the board of directors, advises the Board about appropriate composition of the board of directors and its committees, and advises and assists the board of directors in implementing appropriate corporate governance practices. Additional information regarding the functions performed by the Nominating and Corporate Governance Committee and its membership is set forth in the "Nominating and Corporate Governance Committee Charter" that is posted on the Company's website at www.rushfintech.com.

Attendance at Meetings

         During 2005 there were five (5) regular meetings and six (6) special telephonic meetings of the board of directors, three (3) meetings of the Audit Committee, two (2) meetings of the Nominating and Corporate Governance Committee, three (3) meetings of the Compensation and Management Development Committee, and no meetings of the Executive Committee. Each director attended at least 75% of the meetings of the Board and those committees of which he was a member.

         The board of directors provides a process for security holders to send communications to the board of directors by posting instructions for contacting the Board on the Company's website under the heading of Governance >>. Contact the Board. Communications may be delivered by telephonic message, regular mail or email.

Compensation of Directors

         The Company does not provide additional compensation to directors who are employed by the Company, but pays each non-employee director a fee of $500 for each Board and Committee meeting attended in person and $250 for each board of directors and committee meeting attended telephonically, and automatically grants to each non-employee director non-qualified stock options for 10,000 shares of common stock per year.

Procedures for Director Nominations

         Our Articles of Incorporation and Bylaws provide that shareholders may nominate a person for election to the board of directors by sending a written notice of the nomination to the Company at least 60 days in advance of the next annual meeting of shareholders. Such notice must be sent or delivered to the Company's principal offices, to the attention of the board of directors, with a copy to the President and the Secretary of the Company.


         In the event that a shareholder following the procedures in our Articles of Incorporation and Bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the board of directors will identify candidates with superior qualifications and personally interview them, and if, appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company's business would be preferred. The board of directors, upon evaluation and review of the candidates, would use the same criteria for evaluating nominees recommended by shareholders as for those referred by management or any director.
The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for Director.

Executive Compensation

         The following table sets forth the compensation we paid for services rendered during the fiscal years ended December 31, 2005, 2004, and 2003, and the number of options granted, to the Chief Executive Officer of the Company and the next four highest paid executive officers of the Company or a subsidiary:

                                                SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------
                                              Annual Compensation                Long Term Compensation
                                      ----------------------------------   ------------------------------------
                                                                                    Awards              Payouts
                                                                           -------------------------   --------
                                                                           Restricted    Securities
                                                                              Stock      Underlying      LTIP       All other
                                                            Other Annual     Award(s)   Options/SARs    payouts   compensation
Name and Principal Position    Year    Salary     Bonus     Compensation       ($)           (#)          ($)          ($)
----------------------------   ----   --------   --------   ------------   ----------   ------------   --------   ------------
D. M. (Rusty) Moore, Jr. (1)   2005   $175,000   $   --     $       --     $     --             --     $   --     $       --
Chief Executive Officer,       2004    107,867       --           49,550         --             --         --             --
President and Director         2003     97,396       --           38,483         --          300,000       --             --
                               ----   --------   --------   ------------   ----------   ------------   --------   ------------
Randy Rutledge (2)             2005    103,200       --             --           --             --         --             --
Chief Financial Officer        2004     94,700       --           15,597         --             --         --             --
                               2003     42,000       --           30,154         --          300,000       --             --
                               ----   --------   --------   ------------   ----------   ------------   --------   ------------
T. Scott Brooks                2005     85,000       --             --            950         52,631       --             --
President, RushTrade           2004      7,837       --             --           --             --         --             --
                               2003       --         --             --           --             --         --             --
                               ----   --------   --------   ------------   ----------   ------------   --------   ------------
Steve Fleming (3)              2005     51,200       --           10,936         --          100,000       --             --
Chief Operations Officer,      2004      2,600       --               50         --             --         --             --
RushGroup                      2003       --         --             --           --             --         --             --
                               ----   --------   --------   ------------   ----------   ------------   --------   ------------
Richard Rainbolt               2005     82,000       --             --           --             --         --             --
Chief Technology Officer       2004     83,200       --             --          3,900           --         --             --
RushGroup                      2003     82,000       --             --          1,500           --         --             --
                               ----   --------   --------   ------------   ----------   ------------   --------   ------------

   (1) The board of directors authorized Mr. Moore to receive commissions on funds raised for the Company in consideration of his taking a voluntary deferral of his salary. The commissions paid in 2003 and 2004 are reflected in other compensation.

   (2) Mr. Rutledge began his association with the Company as an outside consultant functioning as the Chief Financial Officer. Other compensation in 2004 reflects the payment of deferred payments due Mr. Rutledge in 2002. Mr. Rutledge became a full-time employee of the Company on July 1, 2003 and other compensation in 2003 reflects payments to Mr. Rutledge before he became an employee.

   (3) Mr. Fleming began his employment with the Company as a software sales associate. Other compensation in 2004 and 2005 reflects commissions paid to Mr. Fleming for sales of RushTrade software.


Options and Stock Appreciation Rights (SARs)

         The following table sets forth the options and SARs granted to the Chief Executive Officer and the next four highest paid executives in our last fiscal year:

               OPTION/SAR GRANTS IN LAST FISCAL YEAR
     (Individual Grants)
-----------------------------------------------------------------------------------------------------
            NAME               Number of Securities  Percent of Total   Exercise or
                               Underlying             Options/SARSs     Base Price
                               Options/SARSs          Granted to         ($/Sh)
                               Granted (#)            Employees in                         Expiration
                                                       Fiscal Year                            Date
------------------------------ ----------------- -------------------- -----------------  ------------
D. M. (Rusty) Moore, Jr.                      -          0%                        $ -
Randy Rutledge                                -          0%                          -
T. Scott Brooks                          52,631          5%                       0.19      5/2/2010
Steve Fleming                           100,000          10%                      0.17     7/28/2010
Richard Rainbolt                              -          0%                          -


Aggregated Option and Stock  Appreciation  Rights (SAR) Exercises in Last Fiscal
Year and Fiscal Year-end Options and SAR Values

         The following table sets forth the aggregated options and SARs exercised in the last fiscal year and fiscal year end options and SAR values for the Chief Executive Officer and the next four highest paid executives:
                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
-----------------------------------------------------------------------------------------------------------------------
                                                               Number of unexercised options/    Value of Unexercised
                                                                  SARs at FY-end (#)                In-The-Money
                                                                                                Options/SARs at FY-end ($)
                                   Shares Acquired    Value        --------------------------------------------------------
Name                                on Exercise     Realized ($)    Exercisable/                Exercisable/
                                                                   Unexercisable                 Unexercisable
---------------------------------- -------------------------------------------------------  ---------------------------
D. M. (Rusty) Moore, Jr.                      -           $ -          441,222/0                    $24,000/$0
Randy Rutledge                                -             -          320,000/0                     25,000/0
T. Scott Brooks                               -             -        19,737/32,894                 2,553/1,052
Steve Fleming                                 -             -        12,500/87,500                 1,500/4,500
Richard Rainbolt                              -             -          185,000/0                     12,000/0



Long-Term Incentive Plans

         There were no grants to the five named individuals under long-term incentive plans in the last fiscal year.

Employment Agreements

         In 1998 we entered into an employment agreement with D. M. (Rusty) Moore, Jr. for a three-year period that is renewed monthly. Such agreement is terminable only upon death, disability or for good cause, including resignation. Upon termination for any other reason, he is entitled to receive three year's severance pay, a total of $750,000. The employment agreement also provides for an automobile expense allowance, expense account, insurance and private club membership. Currently, Mr. Moore's base salary is $250,000 annually. Mr. Moore voluntarily agreed to defer a portion of his salary; $46,525 in 2002 and $85,000 for 2003 and $68,333 in 2004, which has recently been repaid. The contract does not call for any bonus of stock grants or options. We expect to enter into employment agreements with Mr. Nolan and Ms. Kane.

Indemnification Arrangements

         The Company has agreed under its bylaws and pursuant to various agreements to indemnify its officers, directors and employees against losses and liabilities by virtue of the service to the Company. Insofar as indemnification may be available for liabilities arising under the Securities Act the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Stock Option Plans

         The Company's Stock option plans provide for the grant to eligible employees and directors of options for the purchase of common stock. The 1997 Option Plan covers a maximum of 500,000 shares, the 2000 Option Plan covers a maximum of 500,000 shares of common stock and the 2002 Stock Option Plan covers a maximum of 1,000,000 shares of common stock. All Plans provide for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the option plans, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option.

         The Compensation Committee administers and interprets the option plans and is authorized to grant options thereunder to all eligible employees of the Company, including officers. The Compensation Committee designated the optionees, the number of shares subject to the options and the terms and conditions of each option. Each option granted under the option plans must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the later of the date of grant or the date first exercisable. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with the Company.

         The following table sets forth the equity compensation plan information at December 31, 2005:

                              (a)                                        (b)                      (c)
Plan Category                 Number of securities to be        Weighted-average exercise        Numbereof securities
                              issued upon exercise of           price of outstanding options,    remaining,for future issuance
                              outstanding options, warrants     warrants and rights              under equity compensation plans
                              and rights                                                        (excluding securities reflected
                                                                                                in column (a)
---------------------------------------------------------------------------------------------------------
Equity compensation
 plans approved by securities                 2,867,603                 $ 0.27                  1,096,073
Equity compensation plans not
 approved by security holders                  -                          -
                              ---------------------------------------------------------------------------
Total                                        2,867,603                 $ 0.27                  1,096,073
                              ===========================================================================


Certain Relationships and Related Transactions

         We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and affiliates, will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         On March 8, 2006 we borrowed funds from and issued a convertible note for $200,000 to a related party, which has since been repaid. And. This note accrues interest at the rate of 10% per annum payable quarterly commencing July 1, 2006 and is secured by a general security interest in all assets. The note is due on the earlier of September 8, 2007 or at the option of the payee, the date we consummate an equity or debt financing of at least $200,000. The note plus accrued interest is convertible, in whole or in part, at the option of the payee into our equity securities as part of an equity or debt public or private offering. The note converts to equity at the then current private or public offering rate. We calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). Since the note is contingently convertible, the intrinsic value of the beneficial conversion feature is not recorded until the note becomes convertible.

         In connection with the note, we issued 1,000,000 warrants for the purchase of our common stock at a price of $0.22 per share. These warrants expire on March 7, 2011. We recorded a debt discount of $83,061 relating to the issuance of the warrants. This amount represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 88% volatility, no dividend yield, 5 year term and 4.37% risk free interest rate. In accordance with EITF 98-5 and EITF 00-27, we are amortizing the debt discount to interest expense over the eighteen-month term of the note. For the three months ending March 31, 2006 interest expense related to the debt discount was $5,234.

         We borrowed funds from and issued a note for $100,000 on January 3, 2006 to a related party, which has since been repaid. This note accrued interest at the rate of 12% per annum payable in full with accrued interest on January 3, 2007. The note was secured by "the software and all related intellectual property known as RushTrade Direct and RushTrade Direct Pro, the direct access trading products of RushTrade.com and the internet domain names RushTrade.com and daytrade.com". In connection with addition to the note, we issued 869,566 warrants for the purchase of our common stock at $0.23 per share. The warrants expire January 7, 2011. We have recorded a debt discount of $58,653 relating to the issuance of the warrants. This amount represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 91% volatility, no dividend yield, 5 year term and 4.73% risk free interest rate. In accordance with EITF 98-5 and EITF 00-27, we are amortizing the debt discount to interest expense over the twelve-month term of the note. For the three months ending March 31, 2006 interest expense related to the debt discount was $13,980.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 15, 2006 (including exercisable options), for (1) each person known by us to own beneficially 5% or more of the common stock, (2) each of our directors, executive officers and key managers (3) all of our directors, executive officers and key managers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The addresses of all such persons are in care of the Company.


                                                Shares Beneficially Owned
                                                                   Shares Subject to   Shares Subject to  Fully Diluted   Ownership
               Name                   Note    Common Shares       Series E Preferred    Options/Warrants    Number         Percent
----------------------------------------------------------------------------------------------------------------------------------
D. M. (Rusty) Moore, Jr.              (1)         1,287,290               800,000          7,447,055       9,534,345         2.5%
Bernay Box                            (2)(14)             -                     -                  -               -         0.0%
Charles B. Brewer                     (3)           496,773                     -            770,000       1,266,773         0.3%
Russell N. Crawford                   (4)            34,259                     -            760,000         794,259         0.2%
Gayle C. Tinsley                      (5)            48,498                     -          1,240,000       1,288,498         0.3%
Murrey Wanstrath                                          -                     -                  -               -         0.0%
Stephen B. Watson                     (6)            64,549                     -            770,000         834,549         0.2%
T. Scott Brooks                       (7)            15,000                73,333          1,089,298       1,177,631         0.3%
Steve Fleming                         (8)            79,743                     -          1,100,000       1,179,743         0.3%
M. Patricia Kane                                          -             1,706,667            853,333       2,560,000         0.7%
Sharron Y. Kuzma                      (9)            50,000               133,333            641,667         825,000         0.2%
Michael Nolan                                             -               133,333            133,333         266,667         0.1%
Richard K. Rainbolt                  (10)           395,230               200,000            600,000       1,195,230         0.3%
Randy Rutledge                       (11)            75,167                     -          2,320,000       2,395,167         0.6%
Dewey M. Moore, Sr.                  (12)         2,955,057             1,666,667          1,133,333       5,755,057         1.5%
Eyal Shahar                          (13)         2,303,039                     -          1,800,000       4,103,039         1.1%
Bonanza Master Fund, Ltd.            (14)        11,200,053            75,730,680         37,865,340     124,796,073        32.2%
Forest Hill Capital                  (15)                 -            23,333,333          1,666,667      25,000,000         6.4%
PAR Investment Partners, L.P.                             -            20,000,000         10,000,000      30,000,000         7.7%
Wellington Management Company        (16)                 -             2,866,667         16,666,667      50,000,000        12.9%
All directors, executive officers
    and 5% owners as a group         (17)        19,004,658           126,644,013         86,856,693     232,505,365        67.8%

(1) Includes (a) options to purchase 447,055 shares of common stock, (b) 100,000 shares held as joint tenants with Mr. Moore's  father,  (c) 7,629 shares held of record by Mr.  Moore's  spouse,  (d) 800,000  shares of common from the Series E
Convertible  Preferred Stock held as a joint tenant with Mr. Moore's spouse, and
(e) 400,000 warrants held as a joint tenant with Mr. Moore's spouse.
 (2)   Bernay Box may be deemed to be a beneficial owner of the securities held by Bonanza Master Fund, Ltd., by virtue of his being the managing partner of Bonanza Capital, Ltd.
 (3)   Includes (a) options to purchase 10,000 shares of common stock, (b) 12% Senior
 Secured Convertible Bonds ("Bonds") convertible into a maximum of 466,666 shares of common stock and (c) 750,000 warrants.
 (4) Includes (a) options to purchase 10,000 shares of common stock and (b)
 750,000 warrants.
(5) Includes (a) options to purchase 230,000 shares of common stock and (b) 1,000,000 warrants.
 (6)   Includes (a) options to purchase 10,000 shares of common stock, (b) 750,000 warrants and (c) Bonds convertible into a maximum of 233,337 shares of common stock.
 (7)   Includes (a) options to purchase 52,631 shares of common stock and (b) 1,000,000 warrants.
 (8)   Includes (a) options to purchase 100,000 shares of common stock and (b) 1,000,000 warrants.
 (9)   Includes (a) options to purchase 75,000 shares of common stock and (b) 500,000 warrants.
 (10)  Includes (a) options to purchase 185,000 shares of common stock and (b) 500,000 warrants.
 (11)  Includes (a) options to purchase 320,000 shares of common stock and (b) 2,000,000 warrants.
 (12)  Includes (a) 62,214 shares of common stock owned by Mr. Moore's spouse and (b) 1,333,333 warrants.
 (13) Includes (a) 880,000 warrants, (b) options to purchase 200,000 shares of common stock, (c) 1,262,565 shares owned by a corporation controlled by Mr.
Shahar, and (d) a maximum of 590,474 shares of common stock from Convertible
Notes.
 (14) The securities are held in the account of Bonanza Master Fund, Ltd, a private investment fund. Bonanza Capital, Ltd. may be deemed to be a beneficial owner of such securities by virtue of its role as the investment manager of the
 Master Fund. Bernay Box may be deemed to be a beneficial owner of such securities by virtue of his being the managing partner of Bonanza Capital, Ltd.
 (15) Includes (a) 7,233,333 warrants owned by Forest Hill Select Fund, LP and
 (b) 4,433,333 warrants owned by Forest Hill Select Offshore, Ltd.
 (16)  See note below *
 (17) Includes (a) 1,633,853 options, (b) 23,416,666 warrants and (c) 1,290,477 shares underlying convertible bonds and notes, to purchase a total of
232,566,199 shares of common stock.


   * Wellington Management Company      common       warrants       total
     (comprised of the following funds):
     Bay Pond Investors (Bermuda) LP    2,866,667     1,433,333    4,300,000
     Bay Pond Partners, LP              9,133,333     4,566,667   13,700,000
     Finwell & Co.                      2,000,000     1,000,000    3,000,000
     Finwell & Co.                      2,000,000     1,000,000    3,000,000
     Hare & Co                          4,666,667     2,333,333    7,000,000
     J Caird Investors (Bermuda) LP     6,666,667     3,333,333   10,000,000
     J Caird Partners, LP               6,000,000     3,000,000    9,000,000



                            DESCRIPTION OF SECURITIES

         The following summary of our capital stock is qualified in its entirety by reference to the Company's Articles of Incorporation and its Bylaws, each of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Common Stock

         As of March 31, 2006, 37,471,480 common shares of our common stock are beneficially owned by approximately 1,300 persons and of record by approximately 200 persons. Each share of common stock entitles the holder of record thereof to cast one vote on all matters acted upon at the Company's shareholder meetings. Directors are elected by a plurality vote. Because holders of common stock do not have cumulative voting rights, holders or a single holder of more than 50% of the outstanding shares of common stock present and voting at an annual meeting at which a quorum is present can elect all of the Company's directors. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of the outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued in connection with the exercise of options under the option plans will be fully paid and non-assessable when issued.

         Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors in its sole discretion from funds legally available therefor. In the event the Company is liquidated, dissolved or wound up, holders of common stock are entitled to share ratably in the assets remaining after liabilities and all accrued and unpaid cash dividends are paid.

         In January 2004 the Company's shareholders approved an increase in the number of authorized shares from 10,000,000 to 50,000,000 and accordingly, in March 2004, the Company issued 5,851,833 shares of common stock related to the conversion of the Bonds, accrued interest and dividends.

         Also during 2004, holders of $230,000 of the Bonds elected to convert their Bonds into 1,107,845 shares of the Company's common stock. $24,491 of accrued interest on the Bonds elected to convert into 87,967 shares of common stock valued at $40,117 using the fair value of the Company's stock on the date of issuance. $5,519 of accrued preferred dividends elected to convert into 25,277 shares of the Company's common stock valued at $11,830 using the fair value of the Company's common stock on the date of issuance. As the fair value of the common stock issued for the accrued interest and dividends was greater than the amount owed, a loss was recorded during 2004 for the difference, which totaled $21,937.

         During 2004 the Company issued 189,208 of restricted common stock as compensation valued at $66,394 based on the fair value of the Company's common stock on the date of issuance. Additionally, the Company issued 9,212 shares of common stock for directors' compensation valued at $3,501 based on the fair value of the Company's common stock on the date of issuance and 217,493 shares of common stock for consulting services valued at $75,134 based on the fair value of the Company's common stock on the date of issuance. Holders of 2,500 shares of Series C Preferred Stock elected to convert their preferred stock into 25,000 shares of common stock. The Company issued 6,008,178 shares of common stock and warrants to purchase 5,263,334 shares of common stock in exchange for proceeds of $1,378,251. The warrants have an exercise price of $0.24 and expire on September 30, 2009. During 2004 the Company also issued 750,000 shares of common stock in exchange for all the outstanding common stock for LostView valued at $337,500 based on the fair value of the Company's common stock on the date of issuance. In addition, the Company issued 483,333 shares of common stock to settle advances from related parties of approximately $85,000. The shares were valued at $164,334 based on the fair value of the Company's common stock on the date of issuance and accordingly the Company recorded a loss on the settlement of liabilities of approximately $82,000 in 2004.

         During 2005, the Company sold 7,253,386 shares of common stock and warrants in private placements for proceeds of $1,520,000. The exercise price of each warrant issued was the same as the per share price of the originating stock sale. Each warrant expires either four or five years from the origination date. Holders of $140,000 of the Bonds converted into 933,333 shares of common stock and employees elected to exercise stock options resulting in the issuance of 20,000 shares of common stock and proceeds of $3,400.

         During 2005, common stock was issued as consideration for certain obligations of the Company. The Company exchanged 378,350 shares of common stock to certain employees as compensation totaling $78,345. 345,000 of these shares vest ratably over two years on a quarterly basis. Accordingly, deferred compensation of $63,575 has been recorded for the value of the unvested shares. Additionally, 89,966 shares of common stock were issued for Directors fees of

$20,500. A liability of $75,686 representing interest payable to the holders of the Company's convertible notes was paid in exchange for 421,097 shares of common stock with a fair market value of $102,144 on the date of issue, 115,372 shares of common stock were exchanged as payment for $26,453 of consulting expenses and 1,050,883 shares of common stock were issued as payment for $208,387 of other miscellaneous expenses and for acquisition of an asset.

         During 2005, a total of 1,750,000 warrants were exercised at an average per share price of $0.27 for proceeds of $480,000. The Company issued 750,000 shares of common stock as the final payment of $195,000 due to the sellers of LostView Development Corporation.

         The Transfer Agent and Registrar for our common stock is UMB Bank, N.A.

Preferred Stock

         We have authorized 873,792 shares of preferred stock, par value $10 per share, which may be issued in series or classes as determined by the board of directors from time to time. There are five classes of preferred stock outstanding at March 31, 2006 with a total of 66,043 shares. The classes of preferred stock are as follows:

         The Company has a 9% Cumulative Preferred Stock (the "9% Preferred"), with 25,000 shares authorized and 2,000 shares outstanding at March 31, 2006 and December 31, 2005 and 2004. The 9% Preferred has a par value of $10 per share, and the Company will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on common stock if any payment of the 9% Preferred dividend has been unpaid. $6,300 and $4,500 in dividends were in arrears at December 31, 2005 and 2004, respectively and $6,750 in arrears at March 31, 2006 on the 9% Preferred. Shares of the 9% Preferred have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the 9% Preferred are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The 9% Preferred is not convertible into the Company's Common Stock. The 9% Preferred calls for the creation of a sinking fund for the purpose of redeeming these outstanding shares. Holders of the 9% Preferred have entered into an agreement with the Company to waive this requirement.

         The Company has a Series A Cumulative Preferred Stock ("Series A"), with 13,792 shares authorized and 12,063 shares outstanding at March 31, 2006 and December 31, 2005 and 2004. The Series A has a par value of $10 per share, and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series A dividend has been unpaid. $37,196 and $26,340 in dividends were in arrears at December 31, 2005 and 2004, respectively and $39,910 in arrears at March 31, 2006 on the Series A. Shares of the Series A have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series A are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series A is not convertible into common stock.

         The Company has a Series B Convertible Preferred Stock ("Series B") with 400,000 shares authorized and 9,520 shares outstanding at March 31, 2006 and December 31, 2005 and 2004. The Series B has a par value of $10 per share, and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series B dividend has been unpaid. $29,988 and $21,420 in dividends were in arrears at December 31, 2005 and 2004, respectively and $32,130 in arrears at March 31, 2006 on the Series B. Shares of the Series B have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series B are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series B is convertible into common stock at a rate equal to its issue price, $25, divided by the conversion price. The conversion price is the greater of $4 or 70% of the average market price of common stock for the five trading days preceding conversion.

         The Company has a Series C Convertible Preferred Stock ("Series C") with 300,000 shares authorized and 37,960 shares outstanding at March 31, 2006 and December 31, 2005 and 2004. The Series C has a par value of $10 per share and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series C dividend has been unpaid. $120,748 and $86,584 in dividends were in arrears at December 31, 2005 and 2004, respectively and $129,289 in arrears at March 31, 2006 on the Series C. Shares of the Series C have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series C are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series C is convertible into common stock at a rate of $1.00 per share.

         The Company has a Series 2002A Convertible Preferred Stock ("Series 2002A") with 100,000 shares authorized and 4,500 shares outstanding at March 31, 2006 and December 31, 2005 and 2004. The Series 2002A has a par value of $10 per share and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series 2002A dividend has been unpaid. $15,670 and $11,620 in dividends were in arrears at December 31, 2005 and 2004, respectively and $16,682 in arrears at March 31, 2006 on the Series 2002A. Shares of the Series 2002A have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series 2002A are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series 2002A is convertible into common stock at a rate of $0.25 per share.

         During 2005, the Company created the Series E Preferred Stock with 35,000 shares authorized and 0 shares outstanding at March 31, 2006 and December 31, 2005. The Series E Preferred Stock has a par value of $10 per share and will be issued at $1,000 per share. Except as otherwise required by law, the holders of shares of the Series E Preferred Stock shall vote together as a single class with the holders of the Common Stock, on an as converted basis. Holders of the Series E Preferred Stock are entitled to receive a payment in the amount of $10 per share or the purchase price, whichever is greater in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series E Preferred Stock is convertible into Common Stock at a rate of 6,667 shares of common stock per share of Series E Preferred Stock and will automatically convert into the Company's common shares upon the completion of the planned acquisition and the amendment of the Company's articles of incorporation authorizing additional shares for the conversion.

         Total preferred stock dividends in arrears at March 31, 2006 was $224,762.

Convertible Bonds

         During 2004 the Company issued the Bonds for proceeds of $43,000. Prior to January 1, 2004 the Company had issued $1,457,000 of the Bonds. The Bonds bear interest at 12% per annum and are convertible into the Company's common stock at a rate of 50% of the preceding 10 day volume weighted average market price of the stock, but not less than $0.15 per share. Principal and interest will be repaid on or before December 27, 2007, if not converted prior. The Company may force conversion of the Bonds if the stock trades above $2.00 per share on 10 consecutive trading days. The Bonds are secured by the RushTrade software, trade names, websites, customer accounts and other assets. The Company calculated the value of the beneficial conversion feature embedded in the Bonds issued prior to January 1, 2004 in accordance with EITF 98-5 and EITF 00-27, and recorded $485,175 as a debt discount. The debt discount is being amortized as interest expense over the term of the Bonds. Interest expense related to the amortization of the debt discount for the years ended December 31, 2005 and 2004 was $6,714 and $86,734, respectively.

         During 2003, holders of $785,000 of the Bonds elected to convert into 5,222,915 shares of the Company's common stock. The Company did not have an adequate number of shares available to issue these shares to the holders of the Bonds and as a result recorded pending stock issuances of $785,000 as a current liability. During 2004 the shareholders approved an increase in the number of outstanding shares from 10,000,000 to 50,000,000 and accordingly, in March 2004, the Company issued the common stock related to the conversion of the Bonds.

         During 2004, holders of $230,000 of the Bonds elected to convert into 1,107,845 shares of the Company's common stock.

         During 2005, a holder of $140,000 of the Bonds elected to convert into 933,333 shares of the Company's common stock.

         At March 31, 2006 Bonds payable totaled $332,581, net of debt discount of $12,419.

Possible Anti-Takeover Provisions

         Special Meetings of Shareholders; Director Nominees. Our bylaws provide that special meetings of shareholders may be called by shareholders only if the holders of at least 66 2/3% of the common stock join in such action. The articles of incorporation and the bylaws also provide that shareholders desiring to nominate a person to the board of directors must submit their nominations to us at least 60 days in advance of the date on which the last annual shareholders' meeting was held, and provide that the number of directors to be elected (within the minimum-maximum range of 3 to 21 set forth in the articles of incorporation and bylaws) shall be determined by the board of directors or by the holders of at least 66 2/3% of the common stock. While these provisions of the articles of incorporation and bylaws have been established to provide a more cost-efficient method of calling special meetings of shareholders and a more orderly and complete presentation and consideration of shareholder nominations, they could have the effect of discouraging certain shareholder actions or opposition to candidates selected by the board of directors and provide incumbent management a greater opportunity to oppose shareholder nominees or hostile actions by shareholders. The affirmative vote of holders of at least 66 2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

         Removal of Directors. The Articles provide that directors may be removed from office only for "cause" by the affirmative vote of holders of at least 66 2/3% of the common stock. "Cause" means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or commit a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for "cause" could provide incumbent management with a greater opportunity to oppose hostile actions by shareholders. The affirmative vote of holders of at least 66 2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

         Classification of Directors. The Articles and bylaws divide the board of directors into three classes, equal or approximately equal in number, serving staggered three-year terms. The board of directors is presently comprised of nine members (until subsequently changed by the board of directors or shareholders in accordance with the procedures described above), with classes having three members each. At each annual meeting of shareholders, directors in the class whose terms are expiring shall be elected for three-year terms to succeed those whose terms expired. The affirmative vote of holders of at least 66 2/3% of the common stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

         The provisions regarding classification of directors were established to provide orderly transition and continuity in the membership of the board of directors. Such procedures could, however, have the effect of providing incumbent management a greater opportunity to oppose hostile actions by shareholders. Moreover, it requires two annual meetings of shareholders to consider and vote upon reelection or removal of a majority of the members of the Board, rather than at each annual meeting of shareholders. Also, our bylaws provide that directors chosen to fill any vacancy (whether by increase in the number of directors or as a result of their resignation, removal or other events) will serve until the next annual meeting at which their Class is up for reelection, rather than the next annual meeting at which any Class is elected.

         Business Combination Law. We are subject to Part Thirteen (the "Business Combination Law") of the Texas Business Corporation Act, which took effect September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares) or its affiliates or associates from entering into or engaging in a "business combination" (defined generally to include (i) mergers or share exchanges, (ii) dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transactions by the corporation that would increase the affiliated shareholder's number of shares of the corporation, (iv) certain liquidations or dissolutions, and (v) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation) with an "issuing public, corporation" (which includes the Company) during the three-year period immediately following the affiliated shareholder's acquisition of shares unless
(a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares made by the affiliated shareholder on such date or (b) not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. The Business Combination Law does not apply to a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the issuing public corporation on December 31, 1996, and continuously until the announcement date of the business combination. In discharging the duties of director under the Business Combination Act or otherwise a director, in considering the best interests of the Company, may consider the long-term as well as the short-term interests of the Company and its shareholders, including the possibility that those interests may be best served by the continued independence of the Company.

                                  LEGAL MATTERS

         Legal matters in connection with the common stock being offered hereby will be passed upon for the Company and selling shareholders or by Andrews Kurth LLP, Dallas, Texas.

                                     EXPERTS

         Our financial statements as of December 31, 2005 and 2004, and for the years then ended, included in this Prospectus have been audited by KBA Group LLP, independent registered public accounting firm, as set forth in their report therein included, and have been so included in reliance upon such report being given upon their authority as experts in accounting and auditing. The financial statements of Terra Nova and Market Wise Securities as of December 31, 2005 and 2004, and for the years then ended, included in this Prospectus have been audited by Ryan and Juraska, independent public accounting firm, as set forth in their report therein included, and have been so included in reliance upon such report being given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed with the SEC a Registration Statement on Form SB-2, together with all amendments, schedules and exhibits thereto, pursuant to the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all information set forth in the registration statement and the exhibits. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are materially complete, but in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and exhibits which may be inspected without charge at the SEC's principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D. C. 20549.

         We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 100 FIRST Street, NE Washington, D. C. 20549. Copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. Our Registration Statement on Form SB-2, as well as any reports to be filed under the Exchange Act can also be obtained electronically after we have filed such documents with the SEC through a variety of databases, including among others, the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the SEC maintains a Website (http://www sec.gov) that contains such information regarding the Company.

         We intend to furnish our shareholders with annual reports containing audited financial statements and such other reports as we deem appropriate or as may be required by law.

         Requests for information may be directed to Sharron Kuzma, Director of Corporate Governance, c/o Rush Financial Technologies, Inc., 13355 Noel Road, Suite 300, Dallas, Texas 75240, telephone number (972) 450-6000.

                        RUSH FINANCIAL TECHNOLOGIES, INC.


                          Index to Financial Statements

                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm                     F-3
Consolidated Balance Sheets at December 31, 2005 and 2004                   F-4
Consolidated Statements of Operations for the Years Ended
 December 31, 2005 and 2004                                                 F-5
Consolidated Statements of Shareholders' Deficit for the Years Ended
 December 31, 2005 and 2004                                                 F-6
Consolidated Statements of Cash Flows for the Years Ended
 December 31, 2005 and 2004                                                 F-7
Notes to Consolidated Financial Statements for the Years Ended
 December 31, 2005 and 2004                                                 F-9
Interim Consolidated Balance Sheet at March 31, 2006                        F-27
Interim Consolidated Statements of Operations for the
 Three Months Ended March 31, 2006 and 2005                                 F-28
Interim Consolidated Statements of Cash Flows for the
 Three Months Ended March 31, 2006 and 2005                                 F-29
Notes to Interim Consolidated Financial Statements                          F-30

Terra Nova Trading, LLC

Report of Independent Auditors                                              F-41
Statements of Financial Condition at December 31, 2005 and 2004             F-42
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-43 Statements of Changes in Member's Equity for the Years Ended
 December 31, 2005 and 2004                                                 F-44
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-45
Notes to Financial Statements                                               F-46
Interim Statement of Financial Condition at March 31, 2006                  F-50
Interim Statements of Operations for the Three Months Ended
 March 31, 2006 and 2005                                                    F-51
Interim Statements of Cash Flows for the Three Months Ended
 March 31, 2006 and 2005                                                    F-52
Notes to Interim Financial Statements                                       F-53

Market Wise Stock Trading School, LLC

Report of Independent Certified Public Accountants                          F-55
Balance Sheets at December 31, 2005 and 2004                                F-56
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-57 Statements of Changes in Member's Equity for the Years Ended
 December 31, 2005 and 2004                                                 F-58
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-59
Notes to Financial Statements                                               F-60
Interim Balance Sheet at March 31, 2006                                     F-63
Interim Statements of Operations for the Three Months Ended
 March 31, 2006 and 2005                                                    F-64
Interim Statements of Cash Flows for the Three Months Ended
 March 31, 2006 and 2005                                                    F-65
Notes to Interim Financial Statements                                       F-66

Market Wise Securities, LLC

Report of Independent Auditors                                              F-67
Statements of Financial Condition at December 31, 2005 and 2004             F-68
Statements of Operations for the Years Ended December 31, 2005 and 2004 F-69 Statements of Changes in Member's Equity for the Years Ended
 December 31, 2005 and 2004                                                 F-70
Statements of Cash Flows for the Years Ended December 31, 2005 and 2004     F-71
Notes to Financial Statements                                               F-72
Interim Statement of Financial Condition at March 31, 2006                  F-73
Interim Statements of Operations for the Three Months Ended
 March 31, 2006 and 2005                                                    F-74
Interim Statements of Cash Flows for the Three Months Ended
 March 31, 2006 and 2005                                                    F-75
Notes to Interim Financial Statements                                       F-76

          UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION

Rush Financial Technologies, Inc., Terra Nova Trading, LLC, Market Wise Stock Trading School, LLC and Market Wise Securities, LLC

Basis of Presentation                                                       F-77
Unaudited Combined Pro Forma Condensed Balance Sheets as of
 March 31, 2006                                                             F-78
Unaudited Combined Pro Forma Condensed Statement of Operations for
 the Year Ended December 31, 2005                                           F-79
Unaudited Combined Pro Forma Condensed Statement of Operations for the
 Three Months Ended March 31, 2006                                          F-80
Notes to Unaudited Combined Pro Forma Condensed Financial Statements        F-81

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of Rush Financial Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Rush Financial Technologies, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rush Financial Technologies, Inc. and Subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities exceeded its current assets by $3,173,135. Additionally, the Company incurred a net loss of $3,180,331 in 2005 and $2,496,637 in 2004 and used cash flows from operations totaling $1,472,351 in 2005 and $1,008,245 in 2004. The Company also has unpaid payroll tax obligations of approximately $694,000, past due convertible notes payable totaling $351,667 and a significant amount of past due trade payables at December 31, 2005. These conditions, among others described in Note 3 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plan with regard to these matters is also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KBA GROUP LLP
Dallas, Texas
March 30, 2006


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2005 and 2004

                                     ASSETS                                  2005            2004
                                                                         ------------    ------------
Current assets
        Cash and cash equivalents                                        $     23,399    $    343,510
        Restricted cash                                                        31,000            --
        Accounts receivable                                                    78,190          54,235
        Prepaid expenses and deposits                                         134,119          76,332
                                                                         ------------    ------------
            Total current assets                                              266,708         474,077
                                                                         ------------    ------------

Capitalized software development costs, net                                   595,966         817,631
Property and equipment, net                                                   108,731          80,127
Intangibles, net                                                              135,681         205,863
Deferred financing fees, net                                                     --             5,774
Goodwill                                                                         --           200,247
Other assets                                                                   32,800          31,786
Deferred acquisition costs                                                    553,475            --
                                                                         ------------    ------------
            Total assets                                                 $  1,693,361    $  1,815,505
                                                                         ============    ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                                 $    768,337    $    631,684
        Accrued preferred stock dividends                                     209,902         150,464
        Accrued payroll tax obligation                                        693,776         442,697
        Accrued expenses and other liabilities (including $88,376 and
            $85,194 of accrued interest expense due to related
            parties at December 31, 2005 and 2004, respectively)              950,730         859,916
        Liabilities acquired in 2001 acquisition                              332,098         332,098
        Convertible notes payable (including $318,333 due to
            related parties at December 31, 2005 and 2004),
            net of unamortized debt discount of $0 and $2,275 at
            December 31, 2005 and 2004, respectively                          485,000         482,725
                                                                         ------------    ------------
            Total current liabilities                                       3,439,843       2,899,584
                                                                         ------------    ------------

Convertible bonds payable, net of unamortized debt discount of $14,201
        and $20,915 at December 31, 2005 and 2004, respectively               330,799         464,085
                                                                         ------------    ------------
            Total liabilities                                               3,770,642       3,363,669
                                                                         ------------    ------------

Commitments and Contingencies

Shareholders' deficit
        Preferred stock - cumulative; $10 par value; 38,792 shares authorized; 14,063 shares issued and outstanding;
            liquidation preference of $10 per share                           140,630         140,630
        Preferred stock - convertible cumulative; $10 par value;
            835,000 and 800,000 authorized at December 31, 2005 and
            2004, respectively; 51,980 shares issued and outstanding;
            liquidation preference of $10 per share                           519,800         519,800
        Common stock - $0.01 par value; 50,000,000 shares authorized;
            37,478,127 and 24,715,790 shares issued and outstanding at
            December 31, 2005 and 2004, respectively                          374,781         247,157
        Additional paid in capital                                         18,483,110      15,895,945
        Deferred compensation                                                 (63,575)           --
        Accumulated deficit                                               (21,532,027)    (18,351,696)
                                                                         ------------    ------------
            Total shareholders' deficit                                    (2,077,281)     (1,548,164)
                                                                         ------------    ------------
            Total liabilities and shareholders' deficit                  $  1,693,361    $  1,815,505
                                                                         ============    ============

           See accompanying notes to consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                                          2005            2004
                                                                      ------------    ------------
 Revenue:
         Investment services                                          $  2,291,512    $  2,053,415
         Software services                                                   7,273         105,648
         Corporate                                                          46,798          41,305
                                                                      ------------    ------------
                  Total revenue                                          2,345,583       2,200,368
                                                                      ------------    ------------

 Expenses:
         Investment services                                             1,978,673       1,966,849
         Software services                                               1,353,937         861,556
         General and administrative                                      1,013,452         604,616
         Loss on settlement of liabilities                                  26,458         103,604
         Impairment of goodwill and intangibles                            420,245            --
         Depreciation and amortization                                     612,267         897,645
                                                                      ------------    ------------
                   Total expenses                                        5,405,032       4,434,270
                                                                      ------------    ------------

 Operating loss                                                         (3,059,449)     (2,233,902)

 Interest expense (including $38,490 and $49,881 to related parties
          during 2005 and 2004, respectively)                             (120,882)       (262,735)
                                                                      ------------    ------------

 Net loss                                                             $ (3,180,331)   $ (2,496,637)
                                                                      ============    ============


Basic and diluted net loss per share attributable
         to common shareholders                                       $      (0.10)   $      (0.13)
                                                                      ============    ============

Weighted average common shares outstanding, basic and diluted           31,053,140      19,379,426
                                                                      ============    ============

           See accompanying notes to consolidated financial statements


                                          RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                                                  STATEMENTS OF SHAREHOLDERS' DEFICIT
                                            For the Years Ended December 31, 2005 and 2004

                                                                                              Common Stock
                                                                 Additional                    Issued For    Deferred
                             Preferred         Common Stock        Paid In      Accumulated     Asset Not     Compen-
                               Stock       Shares      Amount      Capital        Deficit     Yet Received    sation       Total
                             ---------   ----------   --------   -----------   ------------   ------------   --------   -----------
Balances, January 1, 2004    $ 685,430    9,960,444   $ 99,604   $12,764,907   $(15,855,059)  $    (36,000)  $   --     $(2,341,118)
  Preferred stock
    dividends accrued             --           --         --         (60,789)          --             --         --         (60,789)
  Common stock issued for
    cash                          --      6,008,178     60,082     1,318,169           --             --         --       1,378,251
  Common stock issued for
    compensation                  --        189,208      1,892        64,502           --             --         --          66,394
  Common stock issued for
    services                      --        217,493      2,175        72,959           --             --         --          75,134
  Common stock issued for
    directors fees                --          9,212         92         3,409           --             --         --           3,501
  Common stock issued for
    interest                      --         87,967        880        39,237           --             --         --          40,117
  Common stock issued as
    payment of dividends          --         25,277        253        11,577           --             --         --          11,830
  Common stock issued to
    settle advances from
    related parties               --        483,333      4,833       159,501           --             --         --         164,334
  Common stock issued for
    Lostview acquisition          --        750,000      7,500       330,000           --             --         --         337,500
  Preferred stock converted
    into common stock          (25,000)      25,000        250        24,750           --             --         --            --
  Conversion of bonds to
    common stock                  --      1,107,845     11,078       218,922           --             --         --         230,000
  Common stock issued for
    pending issuances             --      5,851,833     58,518       948,801           --             --         --       1,007,319
  Receipt of asset purchased
    with common stock             --           --         --            --             --           36,000       --          36,000
  Net loss                        --           --         --            --       (2,496,637)          --         --      (2,496,637)
                             ---------   ----------   --------   -----------   ------------   ------------   --------   -----------
Balances, December 31, 2004    660,430   24,715,790    247,157    15,895,945    (18,351,696)          --         --      (1,548,164)
  Preferred stock dividends
    accrued                       --           --         --         (59,439)          --             --         --         (59,439)
  Common stock issued for
    cash                          --      7,253,386     72,534     1,447,466           --             --         --       1,520,000
  Common Stock warrants
    exercised for cash            --      1,750,000     17,500       462,500           --             --         --         480,000
  Common stock issued for
    compensation                  --        378,350      3,784        74,561           --             --      (63,575)       14,770
  Common stock issued for
    interest                      --        421,097      4,211        97,933           --             --         --         102,144
  Common stock issued for
     directors fees               --         89,966        900        19,600           --             --         --          20,500
  Conversion of bonds to
     common stock                 --        933,333      9,333       130,667           --             --         --         140,000
  Common stock issued for
    consulting expenses           --        115,372      1,154        25,299           --             --         --          26,453
  Common stock issued for
    other expenses                --        540,683      5,407        90,144           --             --         --          95,551
  Common stock issued for
    assets                        --        510,150      5,101       107,734           --             --         --         112,835
  Common stock issued for
    Lostview acquisition          --        750,000      7,500       187,500           --             --         --         195,000
  Common stock options
    exercised                     --         20,000        200         3,200           --             --         --           3,200

  Net loss                        --           --         --            --       (3,180,331)          --         --      (3,180,331)
                             ---------   ----------   --------   -----------   ------------   ------------   --------   -----------
Balances, December 31, 2005  $ 660,430   37,478,127   $374,781   $18,483,310   $(21,532,027)  $       --     $(63,575)  $(2,077,281)
                             =========   ==========   ========   ===========   ============   ============   ========   ===========

                                  See accompanying notes to consolidated financial statements

                                                            F-6

               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years ended December 31, 2005 and 2004

                                                                           2005           2004
                                                                       -----------    -----------
Cash flows from operating activities:
  Net loss                                                             $(3,180,331)   $(2,496,637)
  Adjustments to reconcile net loss to net cash used
   in operating activities
     Common stock issued for compensation, services and expenses           157,272        145,029
     Depreciation and amortization                                         612,267        897,645
     Impairment of goodwill and intangibles                                420,245           --
     Amortization of debt discount                                           8,989        100,331
     Amortization of deferred financing fees                                 5,774         13,856
     Loss on settlement of liabilities                                      26,458        103,604
  Change in assets and liabilities:
     (Increase) decrease in assets:
          Accounts receivable                                              (23,957)       (24,614)
          Prepaid expenses, deposits and other assets                       (5,801)       (24,075)
     Increase (decrease) in liabilities:
         Accounts payable                                                  136,653       (159,133)
       Accrued payroll tax obligation                                      251,079        264,061
         Accrued expenses and other liabilities                            119,001        171,688
                                                                       -----------    -----------
Net cash used in operating activities                                   (1,472,351)    (1,008,245)
                                                                       -----------    -----------

Cash flows from investing activities:
   Cash acquired in acquisition                                               --            4,446
   Purchase of property and equipment                                      (88,098)       (38,284)
   Capitalization of software development costs                           (178,587)      (221,636)
   Capitalization of deferred acquisition costs                           (553,475)          --
                                                                       -----------    -----------
Net cash used in investing activities                                     (820,160)      (255,474)
                                                                       -----------    -----------

Cash flows from financing activities:
   Proceeds from sale of common stock                                    1,520,000      1,378,251
   Proceeds from exercise of stock warrants                                480,000           --
   Proceeds from exercise of stock options                                   3,400           --
   Payments on notes payable                                                  --          (12,777)
   Net advances from related parties                                          --           27,667
   Proceeds from convertible bonds                                            --           43,000
   Change in restricted cash                                               (31,000)          --
                                                                       -----------    -----------
Net cash provided by financing activities                                1,972,400      1,436,141
                                                                       -----------    -----------

Net (decrease) increase in cash and cash equivalents                      (320,111)       172,422
Cash and cash equivalents at beginning of year                             343,510        171,088
                                                                       -----------    -----------
Cash and cash equivalents at end of year                               $    23,399    $   343,510
                                                                       ===========    ===========

          See accompanying notes to consolidated financial statements

                                      F-7

               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS-CONTINUED
                 For the Years ended December 31, 2005 and 2004


                                                                           2005           2004
                                                                       -----------    -----------
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                                               $      --      $      --
  Cash paid for income taxes                                           $      --      $      --

Supplemental Disclosure of Non-Cash Information:
  Preferred stock dividend accrued                                     $    59,439    $    60,789
  Preferred stock converted to common stock                                   --           25,000
  Common stock issued as payment of accrued interest                       102,144         40,117
  Common stock issued as payment of accrued dividends                         --           11,830
  Common stock issued for repayment of advances to related parties            --          164,334
  Common stock issued in the LostView acquisition                          195,000        337,500
  Common stock issued for deferred compensation                             63,575           --
  Common stock issued for deposits                                          53,000           --
  Liability accrued for intangible assets to be paid in common stock        47,500           --
  Intangibles acquired through the issuance of common stock                 59,835           --
  Receipt of asset purchased with common stock                                --           36,000
  Conversion of bonds to common stock                                      140,000        230,000
  Common stock issued for pending issuances                                   --        1,007,319









          See accompanying notes to consolidated financial statements

               Rush Financial Technologies, Inc. and Subsidiaries
                   Notes To Consolidated Financial Statements
                           December 31, 2005 and 2004

Note 1 - Nature of Operations

Rush Financial Technologies, Inc. dba RushTrade Group and Subsidiaries (the "Company"), is a holding company of the financial services and software development companies described below.

RushGroup Technologies, Inc. ("RushGroup") is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade") is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

In February, 2004 the Company acquired LostView Development Corporation ("LostView"). LostView is a financial technology and web development company providing professional software development services for online trading and document management systems. The Company performed its annual impairment of goodwill related to LostView during the fourth quarter of 2005 and determined that it was impaired. Additionally, during the fourth quarter of 2005 the Company determined that the intellectual property acquired from LostView was impaired. Accordingly, the Company wrote-off approximately $420,000 of goodwill and intellectual property in 2005.

Rushmore Securities Corporation ("RSC"), a wholly-owned subsidiary of the Company, was also registered under federal and state securities laws as a broker-dealer and was a member of the NASD during the years prior to and including 2003. RSC is largely inactive due to the Company's decision to transition away from the traditional retail brokerage business with its lower operation margins and the inherent risks of outside independent registered representatives offering advice and recommendations. RSC filed a broker-dealer withdrawal of membership ("Form BD/W") with the NASD in December 2003. RSC has no substantial revenue-producing assets and no longer has any outside independent registered representatives.

Rushmore Insurance Services, Incorporated ("Rushmore Agency") is an insurance agency and an affiliate of the Company by means of service agreements. The agency formerly offered life, health, and disability insurance and annuities through a network of agents, most of which were terminated during 2002 and 2003 in accordance with the Company's repositioning plan. Rushmore Agency is 100% owned by D. M. "Rusty" Moore, Jr. The Company and Mr. Moore have entered into an administrative services agreement whereby net revenues and expenses are charged via a management fee to Rushmore Agency by the Company as allowed by regulatory requirements. Rushmore Agency has been consolidated in the accompanying consolidated financial statements. Rushmore Agency is largely inactive due to the Company's decision to transition away from the traditional financial service businesses.

Note 2 - Summary of Significant Accounting Policies

(a) Consolidation Policy

    The accompanying consolidated financial statements include the accounts of Rush Financial Technologies, Inc. and its subsidiaries, RSC, RushTrade, RushGroup, LostView and Rushmore Agency. All significant inter-company transactions have been eliminated in consolidation.

(b) Capitalization of Software Development Costs

    In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," internally generated software development costs associated with new products and significant enhancements to existing software products are expensed as incurred until technological feasibility has been established. Software development costs that qualify for capitalization include the salaries and benefits of the software engineers assigned to the products, internal and external quality assurance testing costs, overhead allocations primarily associated with rent and facilities costs and the costs of outsourced development activities. Software development costs not qualifying for capitalization are recorded as product development expense. Capitalized software development costs, including purchased software, if any, are amortized using the greater of the revenue method or the straight-line method generally with useful lives of three years or less. At each balance sheet date the Company evaluates the estimated net realizable value of each software product and when required, records write-downs of net carrying value to net realizable value of any products for which the net carrying value is in excess of net realizable value. The net realizable value is the estimated future gross revenue of each product reduced by the estimated future costs of completing and disposing of that product, including the costs of completing in process development and customer support. The Company determined that no write-down of capitalized software development costs was required during the years ended December 31, 2005 and 2004. As of December 31, 2005 and 2004, the gross total of all capitalized software development costs was $2,726,596 and $2,548,009, respectively. During 2005 and 2004, the Company amortized $400,242 and $692,250 of software cost, respectively, using an estimated useful life of three years. Accumulated amortization of the capitalized software development costs totaled $2,130,630 and $1,730,378 at December 31, 2005 and 2004, respectively. Accumulated amortization of the capitalized software development costs totaled $2,130,630 and $1,730,378 at December 31, 2005 and 2004, respectively. During 2005 and 2004, the Company amortized $400,242 and $692,250 of software cost, respectively, using an estimated useful life of three years.

(c) Goodwill

    Goodwill is the excess of the purchase price paid and liabilities assumed over the estimated fair market value of net assets acquired at the date of acquisition. The Company recorded goodwill of $200,247 relating to the LostView acquisition in February 2004. An additional $195,000 was recorded in March 2005 when certain conditions were met. The Company accounts for goodwill using SFAS 142 "Goodwill and Intangible Assets" ("SFAS 142"). In accordance with SFAS 142, goodwill is not amortized but is reviewed for impairment annually or more frequently if impairment indicators arise. The Company performed an annual impairment test of goodwill during the fourth quarter of 2005 and determined that the entire goodwill balance of $395,247 was impaired as no future cash flows or other benefits were expected from LostView. Accordingly, an impairment charge related to goodwill of $394,247 was recorded during the year ended December 31, 2005.

(d) Intangibles

    In January 2002, the Company entered into a non-exclusive agreement with NewportX.com, an affiliate of Online Training Academy, ("OTA"), for referral of active online traders. The initial term of the agreement was for three years and cancelable by either party after the initial term with twelve months notice. The agreement called for the Company to pay to NewportX.com 50% of net commissions on a monthly basis for any traders referred by OTA for which RushTrade agreed to open an account. Additionally, RushTrade agreed to reimburse the traders' tuition paid to OTA by reducing RushTrade's standard published commission rate by 25%. In March 2002 an alternate method of payment was agreed to by amendment to the original agreement, whereby the Company agreed to pay OTA $2,000 in common stock for each trader referred. The amendment was for six months, or until 150 traders had been acquired by RushTrade. The Company issued 1,200,000 shares of restricted common stock to NewportX.com during March 2002, and recorded a prepaid asset of $300,000, the fair value of the stock on the date of issuance. This amount was recorded as a prepaid asset as the Company issued common stock, consideration in advance of receiving the assets acquired. As the active trader accounts were received and certified, the Company reclassified these amounts to an intangible asset. As of December 31, 2004, all 150 of the trader accounts were delivered and certified and $300,000 was reclassified to intangible assets and is being amortized over three years, the estimated life of the trader accounts. Amortization of this intangible for the years ended December 31, 2005 and 2004 was $100,000 and $97,000, respectively. At December 31, 2005 and 2004, accumulated amortization of this intangible totaled $247,500 and $147,500, respectively.

    Under the agreement with OTA the Company received 82 trader accounts in excess of the initial 150 accounts. During the second quarter of 2005, as payment for these trader accounts, the Company issued 260,150 shares of restricted common stock with an estimated fair market value of approximately $59,835, based on the fair value of the stock on the date of issuance which has been classified as an intangible asset and is being amortized over three years, the estimated life of the trader accounts. Amortization related to this intangible for the year ended December 31, 2005 was $14,958.

    On April 25, 2005, the Company entered into a non-exclusive agreement with OTA, for referral of active online traders effectively replacing and updating the previous agreement. The initial term of the agreement is for one year renewable year to year and cancelable by either party after the initial term with six months notice. The agreement calls for the Company to pay to NewportX.com $1,000 in cash or $1,250 in stock on a monthly basis for any traders referred by OTA for which RushTrade agrees to open an account. Additionally, RushTrade agrees to reimburse the traders' tuition paid to OTA by reducing RushTrade's standard published commission rate by 25%. As an alternate method of payment, RushTrade may sponsor OTA marketing efforts and any traders from the succeeding monthly class shall be deemed to be paid for. During the second quarter of 2005 the Company issued 100,000 shares of stock as a deposit for future traders to be received and certified. These shares were valued at $23,000 based on the fair value of the stock on the date of issuance. During the year ended December 31, 2005, the Company received 38 trader accounts under this agreement. As a result, the Company certified and capitalized $47,500 of referrals as an intangible asset that will be amortized over a three year period, the estimated life of the trader accounts. Amortization expense for these intangibles amounted to $9,197 for the year ended December 31, 2005.

    In February 2004, the Company completed the acquisition of LostView. The assets acquired included $113,453 of intangible assets, other than goodwill. Of the $113,453 of intangible assets, $50,000 was assigned to intellectual property subject to amortization over 3 years and $63,453 was assigned to employment agreements subject to amortization over 1 year (the term of the employment agreements). Amortization expense related to these intangibles was $28,361 and $60,090 for the years ending December 31, 2005 and 2004, respectively. The remaining intellectual property asset valued at $24,998 was determined to be impaired at the end of 2005 and was written off.

    The aggregate estimated future amortization expense for intangible assets remaining at December 31, 2005 is as follows:

                             2006      $     88,273
                             2007            35,772
                             2008            11,636
                           --------    ------------
                             Total     $    135,681
                                       ============

(e) Long-lived Assets

    The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. If the total of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset's fair value.

(f) Cash and Cash Equivalents

    Company funds not currently required to fund operations are kept in liquid commercial bank accounts paying a "money market" rate of interest. These investments are reflected at cost, which approximates estimated fair value, have an original maturity of three months or less, and are considered to be cash equivalents. Interest income from these investments is recorded when earned.

    The Company has restricted cash consisting of escrowed funds from employees. These funds are earmarked for the purchase of stock and warrants and the proceeds will be used as consideration for a potential acquisition.

(g) Revenue Recognition

    Investment services revenues consist of commission revenue, other brokerage related revenue, user fees and interest income. Commission revenue and related expenses on securities transactions are recorded on a trade date basis. Other brokerage related revenue consists of fees and rebates when orders are routed through exchanges and ECNs and are recorded on a trade date basis as security transactions occur. User fees are charges for the use of the Company's software execution platform. Revenues from user fees are recognized on a monthly basis as services are provided to account holders. Interest income consists primarily of the Company's portion of the income generated by charges to customers on margin balances and customer cash held and invested by the Company's clearing firm, offset by interest paid to customers on their credit balances. Interest is recorded at calendar month end on settled balances.

(h) Deferred Acquisition Costs

    Deferred costs associated with acquisitions are deferred and included in the purchase price allocation upon consummation of the transaction.

(i) Accounts Receivable

    Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. At December 31, 2005 management believes that all accounts receivable are fully collectible, therefore, no allowance for doubtful accounts has been provided.

(j) Advertising

    Costs associated with advertising and promoting products are expensed as incurred. Advertising expense was approximately $ 314,000 and $239,000 in 2005 and 2004, respectively.

(k) Property and Equipment

    Property and equipment is recorded at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets ranging from one to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining lease term or the estimated useful life of the related asset. Expenditures for maintenance and repairs are charged against income as incurred, and betterments are capitalized. When depreciable assets are sold or disposed of, the cost and accumulated depreciation accounts are reduced by the applicable amounts, and any profit or loss is credited or charged to income.

(l) Income Taxes

    Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

(m) Net Loss per Share

    Basic and diluted net loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the year. Common stock equivalents representing convertible bonds, convertible notes, convertible preferred stock, options and warrants totaling 18,442,672 and 13,687,197 at December 31, 2005 and 2004, respectively, were not included in the computation of diluted net loss per share as they were antidilutive.

    The following table reconciles the net loss attributable to common shareholders and weighted average common shares outstanding used in the calculation of basic and diluted net loss per share for the years ended December 31, 2005 and 2004:
                                                  Year ended December 31,
                                               ----------------------------
                 Net Loss                          2005            2004
--------------------------------------------   ------------    ------------
Net loss                                       $ (3,180,331)   $ (2,496,637)
Dividends on preferred stock                        (59,439)        (60,789)
                                               ------------    ------------
Net loss applicable to common shareholders     $ (3,239,770)   $ (2,557,426)
                                               ============    ============
Basic and diluted weighted average
    common shares outstanding                    31,053,140      19,379,426
                                               ============    ============
Net loss per common share, basic and diluted   $      (0.10)   $      (0.13)
                                               ============    ============


(n) Stock-Based Compensation

    The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation cost for stock options granted to employees is based on the excess, if any, on the date of grant, between the fair value of the Company's stock over the exercise price of the stock option. The Company did not record compensation expense related to the issuance of stock options during the years ended December 31, 2005 and 2004 because all options were issued with exercise prices at or above fair market value. Had the Company determined compensation based on the fair value at the grant date for its stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123," ("SFAS 148") net loss and net loss per share would have been increased as indicated below:
                                           Year Ended          Year Ended
                                       December 31, 2005   December 31, 2004
                                       -----------------   -----------------
  Net loss attributable to
       common shareholders,
       as reported                     $      (3,239,770)   $      (2,557,426)
  Add: Stock-based employee
       compensation expense included
       in reported net loss                         --                   --
  Deduct: Stock-based employee
       compensation expense
       determined under fair value
       based method                              (31,032)            (164,703)
                                       -----------------    -----------------
  Pro forma net loss attributal
       to common shareholders          $      (3,270,802)   $      (2,722,129)
                                       =================    =================
  Net loss per share attributable
       to common shareholders
       Basic and diluted:
       As reported                     $           (0.10)   $           (0.13)
                                       =================    =================
       Pro forma                       $           (0.11)   $           (0.14)
                                       =================    =================

    For the purposes of the pro forma net loss, stock based employee compensation is recognized over the stock options vesting period.

    The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 as amended by SFAS No. 148 and Emerging Issues Task Force ("EITF") Issue no. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.

    In December 2004, the Financial Accounting Standards Board issued SFAS 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under SFAS 123 will no longer be an alternative to financial statement recognition. The Company adopted SFAS 123R on January 1, 2006 using the modified prospective method. Under the modified prospective method, companies are required to record compensation expense for new and modified awards over the related vesting period of such awards prospectively and record compensation expense prospectively for the unvested portion, at the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. No amendments to prior periods presented are permitted under the modified prospective method. The future impact of the adoption of SFAS 123R cannot be predicted at this time because it will depend on levels of share-based payments granted by the Company in the future. However, had the Company adopted SFAS 123R in prior periods, the impact of that standard would have approximated the impact of SFAS 123 as described in the disclosure of pro forma net loss disclosed above.

(o) Fair Value of Financial Instruments

    The carrying amounts of the Company's short term financial instruments, which consist of cash and cash equivalents, receivables, trade accounts payable and accrued expenses, approximate their fair value due to their short term nature. The carrying amount of the Company's debt approximates fair value because the interest rates approximate the current rates available to the Company.

(p) Use of Accounting Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported financial statement amounts and disclosures. Accordingly, the actual amounts could differ from those estimates.

(q) Reclassifications

    Certain reclassifications have been made to prior year amounts to conform to current year classifications.

Note 3 - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities exceeded its current assets by $3,173,135 and the Company incurred a net loss of $3,180,331 in 2005 and $2,496,637 in 2004. Additionally, the Company used cash from operations of $1,472,351 in 2005 and $1,008,245 in 2004. The Company also has unpaid payroll tax obligations of approximately $694,000, past due convertible notes payable totaling $351,667 and a significant amount of past due trade payables at December 31, 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has taken several steps to increase cash through the use of borrowings and equity. During 2005 the Company raised approximately $2,000,000 from the sale of common stock through private placements and the exercise of warrants. During 2004 the Company raised approximately $1,378,000 from the sale of common stock through private placements and $43,000 through a 12% Senior Secured Convertible Bond Offering ("the Bonds").

RushTrade's marketing and sales efforts are currently underway to acquire new active trader/customer accounts that will generate transaction-based revenue. RushTrade believes that it has the low cost operational infrastructure and a relatively low threshold to reach profitability in the future. The Company believes that it has embarked on a successful marketing strategy to generate the necessary active trader/customer accounts to capture customer assets with the trade volumes and related revenues necessary to reach a sustainable level of profitability. There can be no assurances that the steps taken by the Company will result in the Company being able to settle its liabilities as they become due, or that the Company will be able to generate revenues or cash flows from financings sufficient to support its operations in the short term.

Note 4 - Risks and Uncertainties

In the ordinary course of business, there are certain contingencies which are not reflected in the financial statements. These activities may expose the Company to off-balance-sheet credit risk in the event RushTrade's customers are unable to fulfill their contractual obligations.

Many of RushTrade's customer accounts are margin accounts. In margin transactions, RushTrade may be obligated for credit extended to its customers by its clearing broker that is collateralized by cash and securities in the customers' accounts with the clearing broker. In connection with securities activities, RushTrade also executes customer transactions involving the sale of securities not yet purchased ("short sales"), all of which are transacted on a margin basis subject to federal, self-regulatory organization and individual exchange regulations and RushTrade's and its clearing broker's internal policies. In all cases, such transactions may expose the Company to significant off-balance-sheet credit risk in the event customer collateral is not sufficient to fully cover losses that customers may incur. In the event customers fail to satisfy their obligations, RushTrade may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customers' obligations.

RushTrade seeks to control the risks associated with its customers' activities by requiring customers to maintain collateral in their margin accounts in compliance with various regulatory requirements, internal requirements, and the requirements of RushTrade's clearing broker. RushTrade and its clearing broker monitors required margin levels on an intra-day basis and, pursuant to such guidelines, require the customers to deposit additional collateral or to reduce positions when necessary. At December 31, 2005, management of the Company had not been notified by the clearing broker, nor were they otherwise aware, of any potential losses relating to this indemnification.

RushTrade provides guarantees to its clearing organization and exchanges under their standard membership agreements, which require members to guarantee the performance of other members. Under the agreements, if another member becomes unable to satisfy its obligations to the clearing organization and exchanges, other members would be required to meet shortfalls. RushTrade's liability under these arrangements is not quantifiable and may exceed the cash and securities it has posted as collateral. However, the possibility of RushTrade being required to make payments under these arrangements is remote. Accordingly, no liability has been recorded for these potential events.

Note 5 - Related Party Transactions

During 2002, the Company issued convertible notes to two directors of the Company totaling $318,333. One director with notes totaling $133,333 retired from the board in January 2004 and the other with notes totaling $185,000 retired in June 2005. All of the notes remained unpaid at December 31, 2005. See additional discussion in Note 16.

During the year ended December 31, 2003, the Company received advances from related parties totaling $100,000. The advances are non-interest bearing and unsecured. $65,000 of the advances was received from relatives of the Chief Executive Officer and $35,000 was received from an entity controlled by a member of the Board of Directors. During 2003 the Company repaid $30,000 of the advances and $15,000 was converted into the Bonds. At December 31, 2003, the Bonds were elected to be converted into common stock. The stock was issued in the first quarter of 2004. Of the outstanding advances of $55,000 at December 31, 2003, $35,000 was settled through the issuance of 233,333 shares of common stock during the first quarter of 2004 having a fair market value on the date of issuance of $116,667. The Company recorded a loss of $81,667 for the settlement of this liability. An additional advance of approximately $30,000 was received from a relative of the Chief Executive Officer in 2004. The additional advance of $30,000 and the remaining advance of $20,000 from 2003 were repaid during 2004 by the issuance of 250,000 shares of common stock having a fair market value of $50,000 on the date of issuance.

Note 6 - Industry Segment Information

The Company's segments have been identified based on products and services offered as well as risks assumed in a manner consistent with the data utilized by the Chief Executive Officer in evaluating operations. RushTrade offers broker/dealer services. RSC and Rushmore Agency's operations, for the most part inactive, have been included in Corporate. The software services segment is comprised of RushGroup Technologies, Inc., which offers licensing of the RushTrade direct access software and other arrangements and is expected to generate a significant stream of revenue and LostView. There is ongoing development activity on the software to enhance its use to outside entities; however, the Company has received only minimal revenue to date related to the Software Services segment.

The assets of the parent company, Rush Financial Technologies, Inc., are used to support the operations of the two primary operating divisions. The expenses of the parent company are included in general and administrative expenses.

The following summarizes the Company's industry segment data of identifiable assets, capital expenditures and depreciation and amortization:

                                                     December 31,
                                            -----------------------------
              Identifiable Assets                2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $     194,191   $     409,026
        Software Services                         648,667       1,105,008
        Corporate                                 850,503         301,471
                                            -------------   -------------
                      Total                 $   1,693,361   $   1,815,505
                                            =============   =============

                                                Year Ended December 31,
                                            -----------------------------
              Capital Expenditures               2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $         728   $       8,303
        Software Services                         183,267         221,636
        Corporate                                  82,690          29,981
                                            -------------   -------------
                      Total                 $     266,685   $     259,920
                                            =============   =============

                                                Year Ended December 31,
                 Depreciation and           -----------------------------
                   Amortization                  2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $       1,443   $     119,724
        Software Services                         437,854         752,340
        Corporate                                 172,970          25,581
                                            -------------   -------------
                      Total                 $     612,267   $     897,645
                                            =============   =============

                                                Year Ended December 31,
             Impairment of Goodwill         -----------------------------
                and Intangibles                 2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $        --     $        --
        Software Services                         420,245            --
        Corporate                                    --              --
                                            -------------   -------------
                      Total                 $     420,245   $        --
                                            =============   =============

The following summarizes the Company's industry segment operating data for the periods indicated:

                                                Year Ended December 31,
                                            -----------------------------
                     Revenue                     2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $   2,291,512   $   2,053,415
        Software Services                           7,273         105,648
        Corporate                                  46,798          41,305
                                            -------------   -------------
                      Total                 $   2,345,583   $   2,200,368
                                            =============   =============

                                                Year Ended December 31,
                                            -----------------------------
                 Interest Expense                2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $          17   $        --
        Software Services                             488            --
        Corporate                                 120,377         262,735
                                            -------------   -------------
                      Total                 $     120,882   $     262,735
                                            =============   =============

                                                Year Ended December 31,
                                            -----------------------------
                  Net Income (Loss)               2005            2004
        ---------------------------------   -------------   -------------
        Investment Services                 $      19,614   $     (24,724)
        Software Services                      (1,925,452)     (1,514,409)
        Corporate                              (1,274,493)       (957,504)
                                            -------------   -------------
                      Total                 $  (3,180,331)  $  (2,496,637)
                                            =============   =============

Note 7 - Acquisition

In February, 2004 the Company acquired LostView Development Corporation ("LostView"). LostView is a financial technology and web development company providing professional software development services for online trading and document management systems. By utilizing LostView's resources, the Company expected to increase the software development capabilities and accelerate the Company's options trading development and better positioned us to quickly add new product enhancements, and gain additional levels of redundancy and fault tolerance for our products and services. Under the terms of the acquisition agreement 750,000 shares of the Company's restricted common stock were issued, in exchange for 100% of LostView's outstanding common stock and intellectual property assets with another 750,000 shares issued on March 2, 2005 when LostView was able to fulfill all of the requirements of the purchase agreement.

The consideration for the purchase of LostView has been valued at $532,500, based on the fair value of the stock issued on February 27, 2004 and March 2, 2005. The acquisition was accounted for using the purchase method of accounting. As such, the assets and liabilities of LostView have been recorded at their estimated fair value and the results of operations have been included in the consolidated results of operations from the date of acquisition. The excess purchase price over the fair value of the tangible and identifiable intangible assets acquired in the acquisition totaled $395,247 and was allocated to goodwill. None of the goodwill is expected to be deductible for tax purposes. Per SFAS 142, goodwill is reviewed periodically for impairment. In December 2005, the $395,247 of goodwill was deemed impaired and written-off.

The fair value of assets and liabilities acquired consisted of:

                     Cash                     $     4,446
                     Accounts receivable           12,612
                     Property and equipment         8,733
                     Goodwill                     395,247
                     Employment agreements         63,453
                     Intellectual property         50,000
                     Accounts payable              (1,991)
                                              -----------

                     Total purchase price     $   532,500
                                              ===========

Unaudited Pro-forma Results

The following unaudited pro-forma consolidated results of operations for the year ended December 31, 2004 assumes that the acquisition had occurred on January 1, 2004:

                                                           Year Ended
                                                          December 31,
                                                              2004
                                                          ------------
        Revenues                                          $  2,381,189
                                                          ============

        Net loss attributed to common shareholders        $ (2,464,750)
                                                          ============
        Net loss per share attributed to common
               shareholders, basic and diluted            $      (0.13)
                                                          ============
        Weighted average common shares outstanding,
               basic and diluted                            19,496,549
                                                          ============

Note 8 - Net Capital Requirements

Pursuant to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934, RushTrade is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis.

At December 31, 2005 and 2004, RushTrade had net capital of $67,637 and $36,295, respectively, with a net capital requirement of $5,843 and $5,000, respectively. RushTrade's ratio of aggregate indebtedness to net capital was 1.17 to 1 and
4.34 to 1 at December 31, 2005 and 2004, respectively. The Securities and Exchange Commission ("SEC") permits a ratio of no greater than 15 to 1.

Note 9 - Property and Equipment

The principal categories of property and equipment at December 31, 2005 and 2004 are summarized as follows:

                     Description                       2005           2004
  ----------------------------------------------   -----------    -----------
  Purchased software                               $    77,085    $    78,729
  Computer equipment                                   241,490        175,390
  Office furniture and fixtures                        143,978        122,403
  Leasehold improvements                                46,728         46,728
                                                   -----------    -----------
                                                       509,281        423,250
  Less accumulated depreciation and amortization      (400,550)      (343,123)
                                                   -----------    -----------
        Total                                      $   108,731    $    80,127
                                                   ===========    ===========

Total depreciation of property and equipment amounted to $57,427 and $48,305 in 2005 and 2004, respectively.

Note 10 - Common Stock

In January 2004 the Company's shareholders approved an increase in the number of authorized shares from 10,000,000 to 50,000,000 and accordingly, in March 2004, the Company issued 5,851,833 shares of common stock related to the conversion of the Bonds, accrued interest and dividends.

Also during 2004, holders of $230,000 of the Bonds elected to convert their Bonds into 1,107,845 shares of the Company's common stock. $24,491 of accrued interest on the Bonds elected to convert into 87,967 shares of common stock valued at $40,117 using the fair value of the Company's stock on the date of issuance. $5,519 of accrued preferred dividends elected to convert into 25,277 shares of the Company's common stock valued at $11,830 using the fair value of the Company's common stock on the date of issuance. As the fair value of the common stock issued for the accrued interest and dividends was greater than the amount owed, a loss was recorded during 2004 for the difference, which totaled $21,937.

During 2004 the Company issued 189,208 of restricted common stock as compensation valued at $66,394 based on the fair value of the Company's common stock on the date of issuance. Additionally, the Company issued 9,212 shares of common stock for directors' compensation valued at $3,501 based on the fair value of the Company's common stock on the date of issuance and 217,493 shares of common stock for consulting services valued at $75,134 based on the fair value of the Company's common stock on the date of issuance. Holders of 2,500 shares of Series C Preferred Stock elected to convert their preferred stock into 25,000 shares of common stock. The Company issued 6,008,178 shares of common stock and warrants to purchase 5,263,334 shares of common stock in exchange for proceeds of $1,378,251. The warrants have an exercise price of $0.24 and expire on September 30, 2009. During 2004 the Company also issued 750,000 shares of common stock in exchange for all the outstanding common stock for LostView valued at $337,500 based on the fair value of the Company's common stock on the date of issuance. In addition, the Company issued 483,333 shares of common stock to settle advances from related parties of approximately $85,000. The shares were valued at $164,334 based on the fair value of the Company's common stock on the date of issuance and accordingly the Company recorded a loss on the settlement of liabilities of approximately $82,000 in 2004.

During 2005, the Company sold 7,253,386 shares of common stock and warrants in private placements for proceeds of $1,520,000. The exercise price of each warrant issued was the same as the per share price of the originating stock sale. Each warrant expires either 4 or 5 years from the origination date. Holders of $140,000 of the bonds converted into 933,333 shares of common stock and employees elected to exercise stock options resulting in the issuance of 20,000 shares of common stock and proceeds of $3,400.

During 2005, common stock was issued as consideration for certain obligations of the Company. The Company exchanged 378,350 shares of common stock to certain employees as compensation totaling $78,345. 345,000 of these shares vest ratibly over two years on a quartely basis. Accordingly, deferred compensation of $63,575 has been recorded for the value of the unvested shares. Additionally, 89,966 shares of common stock were issued for Directors fees of $20,500. A liability of $75,686 representing interest payable to the holders of the Company's convertible notes was paid in exchange for 421,097 shares of common stock with a fair market value of $102,144 on the date of issue, 115,372 shares of common stock were exchanged as payment for $26,453 of consulting expenses and 1,050,883 shares of common stock were issued as payment for $208,387 of other miscellaneous expenses and for acquisition of an asset.

During 2005, a total of 1,750,000 warrants were exercised at an average per share price of $0.27 for proceeds of $480,000. The Company issued 750,000 shares of common stock as the final payment of $195,000 due to the sellers of LostView.

Note 11 - Preferred Stock

The Company has authorized 838,792 shares of Preferred Stock, par value $10 per share, which may be issued in series or classes as determined by the Board of Directors from time to time. There are five classes of Preferred Stock outstanding at December 31, 2005 and 2004 totaling 66,043 shares. The classes of preferred stock are as follows:

The Company has a 9% Cumulative Preferred Stock ("9% Preferred") with 25,000 shares authorized and 2,000 shares outstanding at December 31, 2005 and 2004. The 9% Preferred has a par value of $10 per share, and the Company will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the 9% Preferred dividend has been unpaid. $6,300 and $4,500 in dividends were in arrears at December 31, 2005 and 2004, respectively on the 9% Preferred. Shares of the 9% Preferred have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the 9% Preferred are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The 9% Preferred is not convertible into the Company's Common Stock. The 9% Preferred calls for the creation of a sinking fund for the purpose of redeeming these outstanding shares. Stockholders of the 9% Preferred have entered into an agreement with the Company to waive this requirement.

The Company has a Series A Cumulative Preferred Stock ("Series A") with 13,792 shares authorized and 12,063 shares outstanding at December 31, 2005 and 2004. The Series A has a par value of $10 per share, and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series A dividend has been unpaid. $37,196 and $26,340 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series A. Shares of the Series A have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series A are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series A is not convertible into Common Stock.

The Company has a Series B Convertible Preferred Stock ("Series B") with 400,000 shares authorized and 9,520 shares outstanding at December 31, 2005 and 2004. The Series B has a par value of $10 per share, and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series B dividend has been unpaid. $29,988 and $21,420 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series B. Shares of the Series B have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series B are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series B is convertible into Common Stock at a rate equal to its issue price, $25, divided by the conversion price. The conversion price is the greater of $4 or 70% of the average market price of common stock for the five trading days preceding conversion.

The Company has a Series C Convertible Preferred Stock ("Series C") with 300,000 shares authorized and 37,960 shares outstanding at December 31, 2005 and 2004. The Series C has a par value of $10 per share and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series C dividend has been unpaid. $120,748 and $86,584 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series C. Shares of the Series C have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series C are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series C is convertible into Common Stock at a rate of $1.00 per share.

The Company has a Series 2002A Convertible Preferred Stock ("Series 2002A") with 100,000 shares authorized and 4,500 shares outstanding at December 31, 2005 and 2004. The Series 2002A has a par value of $10 per share and we will declare and pay a quarterly dividend at 9% on its par value each year. Dividends will be paid if funds are lawfully available and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of the Series 2002A dividend has been unpaid. $15,670 and $11,620 in dividends were in arrears at December 31, 2005 and 2004, respectively on the Series 2002A. Shares of the Series 2002A have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series 2002A are entitled to receive a payment in the amount of $10 per share plus any accumulated, unpaid dividends, in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series 2002A is convertible into Common Stock at a rate of $0.25 per share.

During 2005, the Company created a new series of Preferred Stock designated as Series E Convertible Preferred Stock ("Series E") with 35,000 shares authorized and 0 shares outstanding at December 31, 2005. The Series E has a par value of $10 per share and will be issued at $1,000 per share. Shares of the Series E have no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers. Holders of the Series E are entitled to receive a payment in the amount of $10 per share or the purchase price, whichever is greater in the event the Company is liquidated, before the Company makes any payment to the holders of Common Stock with respect to their shares. The Series E is convertible into Common Stock at a rate of 6,667 shares of common stock per share of Series E and will automatically convert into the Company's common shares upon the completion of the planned acquisition and the amendment of the Company's articles of incorporation authorizing additional shares for the conversion.

Total Preferred Stock dividends in arrears at December 31, 2005 and 2004, respectively were $209,902 and $150,464.

Note 12 - Commitments and Contingencies

(a) Leases

    The Company leases its offices under an operating lease that expires in 2006. Future minimum lease payments are as follows:

                     Year Ending         Future Minimum
                     December 31,        Lease Payments
                   ----------------    -------------------
                         2006             $     21,082

    Rent expense under these operating leases was approximately $125,000 and $108,000 in 2005 and 2004, respectively, and is included in general and administrative expenses.

(b) Litigation

    The Company and its subsidiaries are engaged in legal proceedings and arbitrations from time to time. Management believes some of these proceedings could have a material effect upon the operations and financial condition of the Company if the Company is unsuccessful in defending against the actions.

    On December 27, 2004, in Waymark Internet Services, Inc. v. Rush Financial Technologies, Inc.; Cause No. 04-12776-K; 192nd Judicial District Court, Dallas County, Texas, a vendor filed a claim in Dallas District Court claiming a total of $52,870 in damages. The Company disputes the amount of the claims and plans to vigorously defend itself in this matter. At December 31, 2005 and 2004, the Company estimates its liability for this claim to be approximately $11,000, and accordingly has recorded a liability for this amount. The Company is in the early stages of discovery and a trial setting has been postponed until early 2007.

    RSC was subject to a joint NASD and SEC examination in the second quarter of 2002. As a result of this examination the Company has accrued a liability of $25,000 at December 31, 2005 and 2004 to account for a possible NASD fine. This amount is management's best estimate of the ultimate liability to RSC.

    On April 17, 2003, in E.F. (Mickey) Long, II, et al. v. Rushmore Financial Group, Inc., Rushmore Securities Corporation and D.M. "Rusty" Moore; NASD Dispute Resolution Arbitration No. 03-01451, a group of former securities representatives of RSC filed for NASD Dispute Resolution, naming the Company and Mr. Moore. The former representatives are claiming $178,288 in commissions. At December 31, 2003 RSC estimated its liability to be $43,000 and recorded an accrual for this amount. In 2004 RSC negotiated a settlement with the representatives in the amount of $98,750 but RSC has been unable to pay this claim. Since no payments have been made RSC became subject to an agreed arbitration award in the sum of $129,425. The entire liability of $129,425 has been accrued at December 31, 2005 and 2004.

Note 13 - Income Taxes

Deferred income taxes are comprised of the following at December 31, 2005 and 2004:

 Deferred income tax assets:                           2005           2004
                                                   -----------    -----------
      Accounts receivable                          $     7,235    $    25,844
      Accrued liabilities                               79,366         99,557
      Property and equipment                            38,103         38,103
      Net operating loss carryforward                4,732,471      3,925,867
                                                   -----------    -----------
           Gross deferred income tax assets          4,857,175      4,089,371

      Valuation allowance                           (4,857,175)    (4,089,371)
                                                   -----------    -----------

           Deferred income tax assets              $      --      $      --
                                                   ===========    ===========

The income tax expense differs from the statutory expense as follows:

                                                       2005           2004
                                                   -----------    -----------
 Computed "expected" federal income tax benefit    $(1,081,313)   $  (848,857)
      Meals & entertainment                              2,194          1,196
      Penalties                                         49,086           --
      Stock compensation                                53,472         49,310
      Non-cash interest expense                           --           88,134
      Other permanent differences                      208,757         39,326
      Change in valuation allowance                    767,804        670,891
                                                   -----------    -----------

 Reported income tax expense                       $      --      $      --
                                                   ===========    ===========

The Company has net operating losses of approximately $13,900,000, which may be used to offset future taxable income. A portion of the Company's net operating losses may be subject to limitations due to changes in ownership. These loss carryforwards expire at various dates through 2025. The Company has recorded a valuation allowance to offset all deferred tax assets, as the ultimate realization of such assets is uncertain.

Note 14 - Stock Options

The Company has a 1997 Stock Option Plan (the "1997 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At December 31, 2005 and 2004, there were a total of 318,182 and 388,310 options, respectively, outstanding under the 1997 Stock Option Plan. Of the original 500,000 shares available under the plan, 148,903 options remain available for issue.

The Company also has a 2000 Stock Option Plan (the "2000 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2000 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2000 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At December 31, 2005 and 2004, there were a total of 438,040 and 500,000 options, respectively, outstanding under the 2000 Stock Option Plan and 51,960 remain available for issue.

The Company also has a 2002 Stock Option Plan (the "2002 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2002 Option Plan covers, in the aggregate, a maximum of 1,000,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2002 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At December 31, 2005 and 2004, there were a total of 985,000 and 995,000 options, respectively, outstanding under the 2002 Stock Option Plan, and 15,000 remain available for issue.

On December 15, 2004 a Long-Term Incentive Plan ("LTIP") was approved by the Board of Directors and ratified by the shareholders at the Company's Annual Shareholders' Meeting in 2005 to provide certain incentives to certain employees, directors, consultants, and advisors of the Company and its subsidiaries subject to approval by shareholders. The LTIP provides for the issuance of a maximum number of shares of common stock equal to 10 percent of the total number of shares of common stock equivalents outstanding less the total number of shares of common stock subject to outstanding awards under any stock-based plan for the directors, officers or employees of the Company. At December 31, 2005 and 2004, there were a total of 1,126,381 and 235,000 options, respectively, outstanding under the LTIP and 880,210 remaining available for issue.

Stock option activity during the periods indicated is as follows:

                           Employee Stock Option Plans
          ------------------------------------------------------------
                                                      Weighted Average
                                           Options     Exercise Price
          -----------------------------------------   ----------------
          Balance at January 1, 2004      1,944,559   $           0.39
          Granted                           285,000               0.28
          Exercised                               -                  -
          Forfeited                        (111,249)              0.51
                                         ----------   ----------------
          Balance at December 31, 2004    2,118,310   $           0.37
          Granted                           971,381               0.24
          Exercised                         (20,000)              0.27
          Forfeited                        (202,088)              1.19
                                         ----------   ---------------
          Balance at December 31, 2005    2,867,603   $           0.27
                                         ==========   ================

The following table summarizes information about employee stock option plans at December 31, 2005:

                            Options Outstanding            Options Exercisable
                    ----------------------------------   ----------------------
                                   Weighted
                                   Average
                                  Remaining   Weighted                 Weighted
                                   Contract    Average                  Average
    Range of           Number        Life     Exercise      Number     Exercise
 Exercise Prices    Outstanding    (Years)      Price    Exercisable     Price
-----------------   -----------   ---------   --------   -----------   --------
$ 0.05  -  $ 0.56     2,686,381      3.41      $ 0.20      1,773,695    $ 0.17
  1.00  -    1.92       161,222      0.99        1.17        161,222      1.17
  2.47  -    2.50        20,000      2.18        2.50         20,000      2.50
                    -----------   ---------   --------   -----------   --------
 Total                2,867,603      3.25      $ 0.27      1,954,917    $ 0.27
                    ===========                          ===========

The per-share weighted-average grant date fair value of all stock options granted to employees during 2005 and 2004 was $0.18 and $0.25, respectively, using the Black-Scholes option-pricing model. The following weighted-average assumptions were used: 2005 - expected volatility ranging from 109% - 113%, no dividend yield, risk-free interest rate ranging from 3.96% - 4.58% and an expected life of five years, 2004 - expected volatility of 123%, no dividend yield, risk-free interest rate of 3.50% and an expected life of five years.

Note 15 - Federal Payroll Tax Obligation

The Company has an estimated federal and state payroll tax obligation of $693,776 and $442,697 at December 31, 2005 and 2004, respectively. The Company has estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005, in addition to an estimated accrual for interest and penalties. There is no obligation for the first, second or third quarters of 2005, as these taxes have been submitted.

Note 16 - Convertible Notes Payable

On March 26, 2002 and March 28, 2002, the Company issued two unsecured convertible notes, each for $100,000. The note issued on March 28, 2002 was issued to a related party. These notes bear interest at 9% per annum which is payable quarterly beginning July 15, 2002. The principal balance and any unpaid accrued interest were due and payable in a single installment on April 1, 2005. The Company is in discussion with the holders to extend the maturity for one year and pay the accrued interest in the Company's common stock. The holder of one the $100,000 notes renewed the note for one year through April 2006. The holders of the notes have the option at any time until the maturity date to convert all or any portion of the principal amount of the notes into shares of common stock at the conversion price of $0.25 per share or the Company's average closing price for ten consecutive trading days prior to the end of each calendar quarter, whichever is greater. The Company calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27") and determined that the conversion feature of these notes is not beneficial.

On May 10, 2002, the Company issued two unsecured convertible notes, one for $66,667 and one to a related party for $33,333. These notes bear interest at 9% per annum that is payable in quarterly installments beginning October 15, 2002. The accrued interest may be paid quarterly at the option of the Company in either cash or in the Company's common stock at the rate of $0.25 per share or the Company's average closing price for 10 consecutive trading days prior to the end of each calendar quarter, whichever is lower, but in no event less than $0.175 per share. The principal balance and any unpaid accrued interest were due and payable on April 1, 2005. The Company is in discussion with the holders to extend the maturity for one year and pay the accrued interest in the Company's common stock. The holder of the $33,333 note renewed the note for one year through April 2006. The holder of the notes has the option, at any time after August 15, 2002 until the maturity date, to convert all or any portion of the principal amount of this note into shares of common stock at the conversion price equal to the lesser of $0.25 per share of common stock or the average closing price of the common stock on its principal trading market for the 30 trading days preceding the notice of conversion, but in no event less than $0.175 per share. The Company has calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 and EITF 00-27 and recorded approximately $14,000 as debt discount. This debt discount was amortized as interest expense over the three-year term of the notes. During 2005 and 2004, the Company has recorded approximately $2,275 and $4,544, respectively, of interest expense related to the amortization of the debt discount.

On October 16, 2002 and November 11, 2002 the Company issued unsecured convertible notes to a related party for $120,000 and $65,000, respectively that bear interest at 7% per annum. Principal and accrued interest are due upon the earlier of six months from the date of the note or the Company's receipt of proceeds of at least $2,000,000 from a debt offering. Additionally, in connection with the November 11, 2002 note, the Company issued to the holder of the note warrants to acquire 500,000 shares of common stock at an exercise price of $0.15 per share, which expire on November 11, 2007. Both of these notes are past due and the Company is in discussions with the holder on repayment or conversion into an equity instrument. The Company has recorded a debt discount of approximately $22,000 relating to the issuance of the warrants. This amount represents the fair value of the warrants, which was determined by using the Black-Scholes pricing model. In accordance with EITF 98-5 and EITF 00-27, the Company is amortizing the debt discount as interest expense over the six-month term of the note. The debt discount was fully amortized by December 31, 2003.

Note 17 - Convertible Bonds Payable

During 2004 the Company issued 12% Senior Secured Convertible Bonds (the "Bonds") for proceeds of $43,000. Prior to January 1, 2004 the Company had issued $1,457,000 of the Bonds. The Bonds bear interest at 12% per annum and are convertible into the Company's common stock at a rate of 50% of the preceding 10 day volume weighted average market price of the stock, but not less than $0.15 per share. Principal and interest will be repaid on or before December 27, 2007, if not converted prior. The Company may force conversion of the Bonds if the stock trades above $2.00 per share on 10 consecutive trading days. The Bonds are secured by the RushTrade software, trade names, websites, customer accounts and other assets. The Company calculated the value of the beneficial conversion feature embedded in the Bonds issued prior to January 1, 2004 in accordance with EITF 98-5 and EITF 00-27, and recorded $485,175 as a debt discount. The debt discount is being amortized as interest expense over the term of the Bonds. Interest expense related to the amortization of the debt discount for the years ended December 31, 2005 and 2004 was $6,714 and $86,734, respectively.

During 2003, holders of $785,000 of the Bonds elected to convert into 5,222,915 shares of the Company's common stock. The Company did not have an adequate number of shares available to issue these shares to the holders of the Bonds and as a result recorded pending stock issuances of $785,000 as a current liability. During 2004 the shareholders approved an increase in the number of outstanding shares from 10,000,000 to 50,000,000 and accordingly, in March 2004, the Company issued the common stock related to the conversion of the Bonds.

During 2004, holders of $230,000 of the Bonds elected to convert into 1,107,845 shares of the Company's common stock.

During 2005, a holder of $140,000 of the Bonds elected to convert into 933,333 shares of the Company's common stock.

At December 31, 2005 and 2004 Bonds payable totaled $330,799 and $464,085, respectively, net of debt discount.

Note 18 - Liabilities Acquired in 2001 Acquisition

In January 2001, the Company acquired several of the companies formerly part of the Northstar financial group of companies. As part of this acquisition, the Company acquired certain assets and liabilities of Dominion Institutional Services Corporation. The liabilities, consisting of mostly trade accounts payable, due when the Company assumed the liabilities, totaled $332,098 at December 31, 2005 and 2004.

Note 19 - Loss on Settlement of Liabilities

During 2004 certain holders of Bonds elected to convert their Bonds into the Company's common stock. To settle accrued interest and dividends totaling $30,010 relating to the Bonds, the Company agreed to issue the holders common stock at a rate equal to their conversion price. Since the fair value of the Company's common stock was greater than the conversion price on the date of issuance, a loss was recorded related to the interest and dividends settled for common stock for the difference totaling $21,937. Additionally, to settle advances from related parties of $82,667, the Company issued 483,333 shares of common stock valued at $164,334 using the fair value of the Company's stock on the date of issuance and recorded the difference of $81,667 as a loss. The Company's total loss on settlement of liabilities during 2004 was $103,604, which is presented in the accompanying consolidated statement of operations as "Loss on settlement of liabilities."

During 2005, the Company issued common stock valued at $102,144 as payment of $75,686 of accrued interest. The Company recorded a loss on the settlement of liabilities of $26,458 for the difference between the fair value of the common stock issued and the amount of the interest obligation.

Note 20 - Subsequent Events

On March 30, 2006, the Company and TAL Financial Services, LLC ("TFS") entered into a Membership Interest Purchase Agreement (the "Purchase") providing for Rush to purchase from TFS 100% of the outstanding membership interests of Terra Nova Trading, LLC, , Market Wise Securities, LLC and Market Wise Stock Trading School, LLC. Rush has raised $29 million, which is held in escrow, and will apply the proceeds thereof for the issuance of Series E Convertible Preferred Stock and warrants to purchase the Company's common stock to finance the purchase at the closing of the acquisition. The Series E preferred will be converted into 6,667 shares of common stock per $1,000 face value of preferred following the closing of the Purchase and the amendment of Rush's articles of incorporation to increase the number of authorized shares of common stock. The warrants provide for the purchase of one share of the Company's common stock at $.030 per share for 3,333 shares of common stock issued under each share of Series E. The purchase price of the acquisition is approximately $25,000,000, and additional funds will be applied to transaction costs and working capital. The completion of the Purchase is subject to approval from the National Association of Securities Dealers, Inc. and various other regulatory authorities. The Purchase will be accounted for as a business combination and is expected to be completed in the next 30 days.


             RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES

                    UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                                                 March 31,     December 31,
                                   ASSETS                                          2006            2005
                                                                               ------------    ------------
Current assets
  Cash and cash equivalents                                                    $    119,138    $     23,399
  Restricted cash                                                                28,207,000          31,000
  Accounts receivable                                                                97,703          78,190
  Prepaid expenses and other current assets                                          68,612         134,119
                                                                               ------------    ------------
         Total current assets                                                    28,492,453         266,708

Capitalized software development costs, net                                         541,753         595,966
Property and equipment, net                                                          92,653         108,731
Intangibles, net                                                                    122,989         135,681
Other assets                                                                        106,823          32,800
Deferred acquisition costs                                                          611,936         553,475
                                                                               ------------    ------------
         Total assets                                                          $ 29,968,607    $  1,693,361
                                                                               ============    ============

                    LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Preferred stock subscribed - Class E                                         $ 28,207,000    $     31,000
  Accounts payable                                                                1,013,290         768,337
  Accrued preferred stock dividends                                                 224,762         209,902
  Accrued payroll tax obligation                                                    745,324         693,776
  Accrued expenses and other liabilities (including $112,605 and $88,376 of accrued interest expense due to related parties at March 31, 2006
    and December 31, 2005, respectively)                                            917,487         919,730
  Liabilities acquired in 2001 acquisition                                          332,098         332,098
  Note payable to related party, net of unamortized debt discount of $44,673         55,327            --
  Convertible notes payable, net of debt discount of $77,827 at March 31,
    2006 (including $518,333 and $318,333 due to related
    parties at March 31, 2006 and December 31, 2005, respectively)                  607,173         485,000
                                                                               ------------    ------------
         Total current liabilities                                               32,102,461       3,439,843
                                                                               ------------    ------------

Convertible bonds payable, net of unamortized debt discount of $12,419
  and $14,201 at March 31, 2006 and December 31, 2005, respectively                 332,581         330,799
                                                                               ------------    ------------
         Total liabilities                                                       32,435,042       3,770,642
                                                                               ------------    ------------

Commitment and contingencies

Shareholders' deficit
  Preferred stock - cumulative; $10 par value; 38,792 shares authorized;
    14,063 shares issued and outstanding; liquidation preference of $10
    per share                                                                       140,630         140,630
  Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; 51,980 shares issued and outstanding; liquidation
    preference of $10 per share                                                     519,800         519,800
  Common stock - $0.01 par value, 50,000,000 shares authorized;
    37,471,480 and 37,478,127 shares issued and outstanding at
    March 31, 2006 and December 31, 2005, respectively                              374,714         374,781
  Additional paid in capital                                                     18,587,053      18,419,535
  Accumulated deficit                                                           (22,088,632)    (21,532,027)
                                                                               ------------    ------------
         Total shareholders' deficit                                             (2,466,435)     (2,077,281)
                                                                               ------------    ------------
         Total liabilities and shareholders' deficit                           $ 29,968,607    $  1,693,361
                                                                               ============    ============

      See accompanying notes to unaudited consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               For the Three Months ended March 31, 2006 and 2005


                                                                2006            2005
                                                            ------------    ------------
Revenue:
         Investment services                                $    674,051    $    483,021
         Software services                                         1,720           2,595
         Corporate                                                12,367           6,409
                                                            ------------    ------------
                      Total revenue                              688,138         492,025

Expenses:
         Investment services                                     590,233         442,803
         Software services                                       311,156         167,801
         General and administrative                              190,307         272,508
         Depreciation and amortization                           105,714         232,458
         Loss on settlement of liabilities                          --            26,458
                                                            ------------    ------------
                      Total expenses                           1,197,410       1,142,028
                                                            ------------    ------------

Operating loss                                                  (509,272)       (650,003)

Interest expense (including $11,478 and $9,856 to related
         parties during 2006 and 2005, respectively)             (47,333)        (35,579)
                                                            ------------    ------------

Net loss                                                    $   (556,605)   $   (685,582)
                                                            ============    ============

Basic and diluted net loss per share attributable
         to common shareholders                             $      (0.02)   $      (0.03)
                                                            ============    ============

Weighted average common shares outstanding,
         basic and diluted                                    37,474,489      25,660,546
                                                            ============    ============



      See accompanying notes to unaudited consolidated financial statements


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the Three Months ended March 31, 2006 and 2005

                                                                                    2006            2005
                                                                                ------------    ------------
Cash flows from operating activities:
  Net loss                                                                      $   (556,605)   $   (685,582)
  Adjustments to reconcile net loss to net cash used in operating activities:
       Share based compensation expense                                               40,597           3,313
       Depreciation and amortization                                                 105,714         232,458
       Loss on settlement of liabilities                                                --            26,458
       Amortization of deferred financing fees                                          --             3,464
       Amortization of debt discount                                                  20,996           6,776
       Change in assets and liabilities
           (Increase) decrease in assets:
               Accounts receivable                                                   (19,513)         13,608
               Prepaid expenses and other current assets                              65,507         (17,876)
               Other assets                                                          (74,023)         14,519
            Increase (decrease) in liabilities:
               Accounts payable                                                      244,953         (43,469)
               Accrued payroll tax obligation                                         51,548         138,138
               Accrued expenses and other liabilities                                (24,743)         23,414
                                                                                ------------    ------------
Net cash used in operating activities                                               (145,569)       (284,779)
                                                                                ------------    ------------

Cash flows from investing activities:
  Purchase of equipment                                                                 (231)        (26,065)
  Capitalization of acquisition costs                                                (58,461)           --
  Capitalization of software development costs                                          --           (87,295)
                                                                                ------------    ------------
Net cash used in investing activities                                                (58,692)       (113,360)
                                                                                ------------    ------------

Cash flows from financing activities:
  Proceeds from preferred stock subscriptions                                     28,176,000            --
  Change in restricted cash                                                      (28,176,000)           --
  Proceeds from sale of common stock                                                    --           350,000
  Proceeds from the exercise of stock options                                           --             3,200
  Proceeds from related party note payable                                           100,000            --
  Proceeds from related party convertible note payable                               200,000            --
                                                                                ------------    ------------
Net cash provided by financing activities                                            300,000         353,200
                                                                                ------------    ------------

Net increase (decrease) in cash and cash equivalents                                  95,739         (44,939)
Cash and cash equivalents at beginning of period                                      23,399         343,510
                                                                                ------------    ------------
Cash and cash equivalents at end of period                                      $    119,138    $    298,571
                                                                                ============    ============

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                                                        $       --      $       --
  Cash paid for income taxes                                                    $       --      $       --

Supplemental Disclosure of Non-Cash Information:
  Preferred stock dividend accrued                                              $     14,860    $     15,647
  Common stock issued as payment for accrued interest and accrued
       dividends                                                                $       --      $     66,145
  Fair value of warrants issed in connection with debt financing
       recorded as debt discount                                                $    141,714    $       --
  Common stock issued in the Lostview acquisition                               $       --      $    195,000
  Liability accrued for intangible assets acquired to be paid in common stock   $     22,500    $       --
  Conversion of bonds into common stock                                         $       --      $    140,000

      See accompanying notes to unaudited consolidated financial statements

               Rush Financial Technologies, Inc. and Subsidiaries

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.       Basis of Presentation and Company Information

         The financial statements included herein have been prepared by Rush Financial Technologies, Inc., without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited consolidated financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly our financial position, results of operations and changes in financial position for such interim period. These interim financial statements should be read in conjunction with our financial statements and the notes thereto as of and for the year ended December 31, 2005, included in our annual report on Form 10-KSB for the year ended December 31, 2005.

         Rush Financial Technologies, Inc., dba RushTrade(R)Group ("RSHF," "RushTrade Group," "Rush," "we," "our" or the "Company"), is a holding company that operates through two primary subsidiaries: a real-time financial technology development company, RushGroup Technologies, Inc., ("RushGroup") and a new generation direct-access online brokerage firm, RushTrade Securities, Inc., ("RushTrade").

         RushGroup Technologies, Inc., ("RushGroup") is a wholly owned subsidiary of the Company. RushGroup is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as our financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an intelligent order routing system, RushGroup offers real-time market data platforms and direct access trading systems to National Association of Securities Dealers ("NASD") member broker/dealers, institutional portfolio managers and traders. For more information about RushGroup, please visit www.rushgroup.com.

         RushTrade Securities, Inc., ("RushTrade") is a wholly owned subsidiary of the Company. RushTrade, a fully-disclosed introducing broker/dealer and member of the NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations. For more information about RushTrade and our products, please visit www.rushtrade.com.

2.       Significant Accounting Policies

         On January 1, 2006, we adopted Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123(R)"), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions, as we formerly did, using the intrinsic value method as prescribed by Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees," and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statement of operations.

         We adopted FAS 123(R) using the modified prospective method which requires the application of the accounting standard as of January 1, 2006. Our consolidated financial statements as of and for the first quarter of 2006 reflect the impact of adopting FAS 123(R). In accordance with the modified prospective method, the consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of FAS 123(R). See
Note 13 "Stock-Based Compensation" for further details.

         Stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. Stock-based compensation expense recognized in the consolidated statement of operations during the first quarter of 2006 included compensation expense for stock-based payment awards granted prior to, but not yet vested, as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of FAS 148, "Accounting for Stock-Based Compensation -- Transition and Disclosures" and compensation expense for the stock-based payment awards granted subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with FAS 123(R). FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As stock-based compensation expense recognized in the statement of operations for the first quarter of 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. In the pro forma information required under FAS 148 for the periods prior to 2006, we accounted for forfeitures as they occurred.

3.       Significant Events

         On March 30, 2006, the Company and TAL Financial Services, LLC ("TFS") entered into a Membership Interest Purchase Agreement (the "Purchase") providing for Rush to purchase from TFS 100% of the outstanding membership interests of Terra Nova Trading, LLC, Market Wise Securities, LLC and Market Wise Stock Trading School, LLC. We have raised $35 million ($28,207,000 as of March 31, 2006, which is held in escrow), and will apply the proceeds thereof for the issuance of Series E Convertible Preferred Stock and warrants to finance the Purchase at the closing of the acquisition. The purchase price of the acquisition was $25,000,000. The remainder of the funds, net of offering and acquisition related expenses, will provide for additional working capital and broker dealer net capital. The $28,207,000 raised as of March 31, 2006 is recorded as restricted cash with an offsetting liability recorded as Preferred Stock Subscribed - Series E. The Series E Preferred will be converted into 6,667 shares of common stock per $1,000 face value of each Series E Preferred share following the closing of the Purchase and the amendment of Rush's articles of incorporation to increase the number of authorized shares of our common stock. The warrants provide for the purchase of 3,333 shares of the Company's common stock at $0.30 per share of common stock for each share of Series E Preferred.

       We received final approval for the Purchase from the National Association of Securities Dealers, Inc. ("NASD") and various other regulatory authorities on May 15, 2006. We funded the purchase on May 17, 2006 and closed the sale of the Series E Preferred on May 19, 2006 with a total of $35,000,000 raised. The Purchase will be accounted for as a business combination.

         Terra Nova Trading, LLC., ("Terra Nova" or "TNT") founded in 1994, is a full-service self-clearing agency broker dealer and futures commission merchant. Terra Nova is a member of the NASD, NFA and SIPC, as well as the following exchanges: PCX, ISE, BOX and CHX. Terra Nova maintains a diversified customer base servicing Institutional, B-to-B (including Correspondent Clearing for other introducing broker/dealers) and Direct Market Access clients, while offering a diversified product offering including equities, options, futures, fixed income and foreign exchange. Headquartered in Chicago, Terra Nova has approximately 80 employees, with a sales presence in New York, San Francisco, Denver and San Antonio. Terra Nova is a pioneer in electronic trading, earning a national reputation for exceptional customer service. For more information about Terra Nova , visit www.terranovatrading.com. Terra Nova had revenue in excess of $40,000,000 in 2005.

         Market Wise Stock Trading School, LLC., ("Market Wise") is an education provider to traders and investors. Its mission is to support traders and investors in their quest to achieve financial freedom and success, while sharing the passion and trading skills of its instructors. Market Wise's education curriculum is provided to assist traders and investors develop sound methods of analysis and risk management. Headquartered in Boulder, Colorado, Market Wise trains students worldwide. For more information about Market Wise Trading School, visit www.marketwise.com. Market Wise had revenue of less than $1,000,000 in 2005.

4.       Going Concern

         The accompanying financial statements have been prepared assuming that we will continue as a going concern. We incurred a net loss of $556,605 during the three months ended March 31, 2006 and $3,180,331 during the year ended

December 31, 2005. Also, we used cash in operations of $145,569 during the three months ended March 31, 2006. At March 31, 2006 we have an unpaid payroll tax obligation of approximately $745,000, past due debt totaling approximately $352,000 and a significant amount of past due trade payables. Additional debt of approximately $133,000 became due in April 2006. Although we have restricted cash of approximately $28,200,000 at March 31, 2006, this cash is held in escrow pending the closing of the Purchase and the remaining portion after paying the purchase consideration was not available for working capital until closing which took place on May 15, 2006. We have been dependent upon outside financing to develop and market our software products, perform our business development activities, and provide for ongoing working capital requirements. Upon the completion of the Purchase, more fully discussed above, we should have sufficient capital to operate our businesses in the foreseeable future. The financial statements do not include any adjustments that might result from our inability to continue as a going concern.

         We have taken several steps to increase cash by the use of borrowings. During the three months ended March 31, 2006, we were able to raise working capital of $300,000 through borrowings with the issuance of two separate notes payable to related parties. We expect the funds raised from the Series E Preferred will be sufficient until we begin to generate positive cash flows from operations since completion of the Purchase.

5.       Use of Accounting Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported financial statement amounts and disclosures. Accordingly, the actual amounts could differ from those estimates.

6.       Industry Segment Information

         Our segments have been identified based on products and services offered as well as risks assumed in a manner consistent with the data utilized by the Chief Executive Officer in evaluating operations. RushTrade offers broker/dealer services, and its operations have been included in the Investment Services segment. The Software Services segment is comprised of RushGroup which plans to offer licensing of the RushTrade direct access software and other arrangements and is expected to become a new stream of revenue for us. There is ongoing development activity on the software to enhance its use to outside entities; however, we have received only minimal revenue to date related to the Software Services segment.

         The assets of the parent company, Rush Financial Technologies, Inc., are used to support the operations of the primary operating divisions. The expenses of the parent company are included in general and administrative expenses.

         The following summarizes our identifiable assets, capital expenditures and depreciation and amortization by industry segment as of the dates indicated:

                                                  March 31,
                                     ----------------------------------
          Identifiable Assets              2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $       301,294    $       184,503
         Software Services                   650,224          1,244,201
         Corporate                        29,017,089            404,038
                                     ---------------    ---------------
                    Total            $    29,968,607    $     1,832,742
                                     ===============    ===============

                                         Three Months Ended March 31,
                                     ----------------------------------
           Capital Expenditures            2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $           231    $           728
         Software Services                      --               87,295
         Corporate                              --               25,337
                                     ---------------    ---------------
                    Total            $           231    $       113,360
                                     ===============    ===============

                                         Three Months Ended March 31,
             Depreciation and        ----------------------------------
               Amortization                2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $        41,899    $        33,074
         Software Services                    62,937            195,268
         Corporate                               878              4,116
                                     ---------------    ---------------
                    Total            $       105,714    $       232,458
                                     ===============    ===============

         The following summarizes our industry segment operating data for the periods indicated:

                                         Three Months Ended March 31,
                                     ----------------------------------
                 Revenue                   2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $       674,051    $       483,021
         Software Services                     1,720              2,595
         Corporate                            12,367              6,409
                                     ---------------    ---------------
                    Total            $       688,138    $       492,025
                                     ===============    ===============

                                         Three Months Ended March 31,
                                     ----------------------------------
             Interest Expense              2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $         1,048    $          --
         Software Services                     1,488                 34
         Corporate                            44,797             35,545
                                     ---------------    ---------------
                    Total            $        47,333    $        35,579
                                     ===============    ===============

                                         Three Months Ended March 31,
                                     ----------------------------------
             Net Income (Loss)             2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $        76,063    $         7,144
         Software Services                  (373,862)          (360,508)
         Corporate                          (258,806)          (332,218)
                                     ---------------    ---------------
                    Total            $      (556,605)   $      (685,582)
                                     ===============    ===============

                                         Three Months Ended March 31,
                                     ----------------------------------
                  Expense                  2006               2005
         ------------------------    ---------------    ---------------
         Investment Services         $       597,988    $       475,877
         Software Services                   375,582            363,103
         Corporate                           271,173            338,627
                                     ---------------    ---------------
                    Total            $     1,244,743    $     1,177,607
                                     ===============    ===============

7.       Capitalized Software Development Costs

         In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," internally generated software development costs associated with new products and significant enhancements to existing software products are expensed as incurred until technological feasibility has been established. Software development costs that qualify for capitalization include the salaries and benefits of the software engineers assigned to the products, internal and external quality assurance testing costs, overhead allocations primarily associated with rent and facilities costs and the costs of outsourced development activities. Software development costs not qualifying for capitalization are recorded as product development expense. Capitalized software development costs, including purchased software, if any, are amortized using the greater of the revenue method or the straight-line method generally with useful lives of three years or less. At each balance sheet date we evaluate the estimated net realizable value of each software product and when required, record write-downs of net book value to net realizable value of any products for which the net book value is in excess of net realizable value. The net realizable value is the estimated future gross revenue of each product reduced by the estimated future costs of completing and disposing of that product, including the costs of completing in process development and customer support. Estimated future gross revenues have been based on market potential, other competitive platforms, product penetration, platforms, current customer account growth rate and other market factors. We determined that no write-down of capitalized software development costs was required during the three months ended March 31, 2006. As of March 31, 2006, the total of all capitalized software development costs was $2,726,596 and accumulated amortization of capitalized software development costs totaled $2,184,843. During the three months ended March 31, 2006 and 2005, we amortized $54,213 and $173,089 of software costs, respectively, using an estimated useful life of three years.


8.   Reclassification

         Certain prior period balances have been reclassified to conform to the current period presentation.


9.   Net Loss per Share

         Basic and diluted net loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the period. Common stock equivalents representing stock options and warrants, convertible bonds, notes, and preferred stock were not included in the computation of diluted net loss per share because they were antidilutive.

         Net loss per share applicable to common shareholders for the periods indicated are computed using the following information:
                                                            Three Months      Three Months
                                                          Ended March 31,    Ended March 31,
                                                          ---------------    ---------------
                                                                2006               2005
                                                          ---------------    ---------------
Net loss                                                  $      (556,605)   $      (685,582)

Dividends on preferred stock                                      (14,860)           (15,647)

                                                          ---------------    ---------------
Net loss attributable to common shareholders              $      (571,465)   $      (701,229)
                                                          ===============    ===============

Net loss per share attributable to common shareholders,
       basic and diluted                                  $         (0.02)   $         (0.03)
                                                          ===============    ===============

10.      Intangibles

         In January 2002, we entered into a non-exclusive agreement with NewportX.com, an affiliate of Online Training Academy, ("OTA"), for referral of active online traders. The initial term of the agreement was for three years and cancelable by either party after the initial term with twelve months notice. The agreement called for us to pay to NewportX.com 50% of net commissions on a monthly basis for any traders referred by OTA for which RushTrade agreed to open an account. Additionally, RushTrade agreed to reimburse the traders' tuition paid to OTA by reducing RushTrade's standard published commission rate by 25%. In March 2002, an alternate method of payment was agreed to by amendment to the original agreement, whereby we agreed to pay OTA $2,000 in Rush common stock for each trader referred. The amendment was for six months, or until 150 traders had been acquired by RushTrade. We issued 1,200,000 shares of restricted common stock to NewportX.com during March 2002, and recorded a prepaid asset of $300,000, the fair value of the stock on the date of issuance. This amount was recorded as a prepaid asset as the Company issued common stock, consideration in advance of receiving the assets acquired. As the active trader accounts were received and certified, we reclassified these amounts to an intangible asset. As of December 31, 2004, all 150 of the trader accounts were delivered and certified and $300,000 was reclassified to intangible assets and is being amortized over three years, the estimated life of the trader accounts. Amortization of this intangible was $25,000 for each of the quarters ended March 31, 2006 and 2005. At March 31, 2006, accumulated amortization of this intangible totaled $272,498.

         Under the agreement with OTA we received 82 trader accounts in excess of the initial 150 accounts. During the second quarter of 2005, as payment for these trader accounts, the Company issued 260,150 shares of our restricted common stock with an estimated fair market value of approximately $59,835, based on the fair value of the stock on the date of issuance which has been classified as an intangible asset and is being amortized over three years, the estimated life of the trader accounts. Amortization of this intangible was $4,986 for the three months ended March 31, 2006. At March 31, 2006, accumulated amortization related to this intangible totaled $19,944.

         On April 25, 2005, we entered into a non-exclusive agreement with OTA, for referral of active online traders effectively replacing and updating the previous agreement. The initial term of the agreement is for one year renewable year to year and cancelable by either party after the initial term with six months notice. The agreement calls for the Company to pay to NewportX.com $1,000 in cash or $1,250 in stock on a monthly basis for any traders referred by OTA for which RushTrade agrees to open an account. Additionally, RushTrade agrees to reimburse the traders' tuition paid to OTA by reducing RushTrade's standard published commission rate by 25%. As an alternate method of payment, RushTrade may sponsor OTA marketing efforts and any traders from the succeeding monthly class shall be deemed to be paid for. During the second quarter of 2005, the Company issued 100,000 shares of our restricted common stock as a deposit for future traders to be received and certified. These shares were valued at $23,000 based on the fair value of the stock on the date of issuance. During the quarter ended March 31, 2006, we received 18 trader accounts under this agreement. As a result, we certified and capitalized $22,500 of referrals as an intangible asset that will be amortized over a three year period, the estimated life of the trader accounts. Amortization expense for these intangibles totaled $1,250 for the quarter ended March 31, 2006.

11.      Convertible Notes

         As of March 31, 2006 we have convertible notes due to a related party totaling $185,000 plus accrued interest that are past due and two additional notes totaling $166,667 plus accrued interest that are past due. We have additional notes of $133,333 plus accrued interest that became due on April 7, 2006. We are in discussion with the holders to repay or convert into our common stock, and we expect to be able to repay or restructure these notes.

         On March 8, 2006 we borrowed funds from and issued a convertible note for $200,000 to a related party. This note accrues interest at the rate of 10% per annum payable quarterly commencing July 1, 2006 and is secured by a general security interest in all assets. The note is due on the earlier of September 8, 2007 or at the option of the payee, the date we consummate an equity or debt financing of at least $200,000. The note plus accrued interest is convertible, in whole or in part, at the option of the payee into our equity securities as part of an equity or debt public or private offering. The note converts to equity at the then current private or public offering rate. We calculated the value of the beneficial conversion feature embedded in these notes in accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5") and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" ("EITF 00-27"). Since the note is contingently convertible, the intrinsic value of the beneficial conversion feature is not recorded until the note becomes convertible.

         In connection with the note, we issued 1,000,000 warrants for the purchase of our common stock at a price of $0.22 per share. These warrants expire on March 7, 2011. We recorded a debt discount of $83,061 relating to the issuance of the warrants. This amount represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 88% volatility, no dividend yield, 5 year term and 4.37% risk free interest rate. In accordance with EITF 98-5 and EITF 00-27, we are amortizing the debt discount to interest expense over the eighteen-month term of the note. For the three months ending March 31, 2006 interest expense related to the debt discount was $5,234.

12.  Note Payable

         We borrowed funds from and issued a note for $100,000 on January 3, 2006 to a related party. This note accrues interest at the rate of 12% per annum payable in full with accrued interest on January 3, 2007. The note is secured by "the software and all related intellectual property known as RushTrade Direct and RushTrade Direct Pro, the direct access trading products of RushTrade.com and the internet domain names RushTrade.com and daytrade.com". In connection with addition to the note, we issued 869,566 warrants for the purchase of our common stock at $0.23 per share. The warrants expire January 7, 2011. We have recorded a debt discount of $58,653 relating to the issuance of the warrants. This amount represents the relative fair value of the warrants, which was determined by using the Black-Scholes pricing model with the following assumptions: 91% volatility, no dividend yield, 5 year term and 4.73% risk free interest rate. In accordance with EITF 98-5 and EITF 00-27, we are amortizing the debt discount to interest expense over the twelve-month term of the note. For the three months ending March 31, 2006 interest expense related to the debt discount was $13,980.

13.  Stock-Based Compensation

         We have a 1997 Stock Option Plan (the "1997 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At March 31, 2006, there were a total of 243,182 options outstanding under the 1997 Stock Option Plan. Of the original 500,000 shares available under the plan, 223,903 options remain available for issue.

         We also have a 2000 Stock Option Plan (the "2000 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2000 Option Plan covers, in the aggregate, a maximum of 500,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2000 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At March 31, 2006, there were a total of 438,040 options outstanding under the 2000 Stock Option Plan and 51,960 remain available for issue.

         We also have a 2002 Stock Option Plan (the "2002 Option Plan"), which provides for the grant to eligible employees and directors of options for the purchase of common stock. The 2002 Option Plan covers, in the aggregate, a maximum of 1,000,000 shares of common stock, and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and nonqualified stock options (options which do not meet the requirements of Section 422). Under the 2002 Option Plan, the exercise price may not be less than the fair market value of the common stock on the date of the grant of the option. At March 31, 2006, there were a total of 985,000 options outstanding under the 2002 Stock Option Plan, and 15,000 remain available for issue.

         On December 15, 2004 a Long-Term Incentive Plan ("LTIP") was approved by the Board of Directors and ratified by the shareholders at our Annual Shareholders' Meeting in 2005 to provide certain incentives to certain employees, directors, consultants, and advisors of the Company and its subsidiaries. The LTIP provides for the issuance of a maximum number of shares of common stock equal to 10 percent of the total number of shares of common stock equivalents outstanding less the total number of shares of common stock subject to outstanding awards under any stock-based plan for the directors, officers or employees of the Company. At March 31, 2006, there were a total of 1,076,381 options outstanding under the LTIP and 1,004,545 remaining available for issue.

Impact of the Adoption of FAS 123(R)

         We adopted FAS 123(R) using the modified prospective transition method beginning January 1, 2006. Accordingly, during the three-month period ended March 31, 2006, we recorded stock-based compensation expense for awards granted prior to, but not yet vested, as of January 1, 2006, as if the fair value method required for pro forma disclosure under FAS 123 were in effect for expense recognition purposes, adjusted for estimated forfeitures. For stock-based awards granted after January 1, 2006, we have recognized compensation expense based on the estimated grant date fair value method using the Black-Scholes valuation model. For these awards, we have recognized compensation expense using a straight-line amortization method. As FAS 123(R) requires that stock-based compensation expense be based on awards that are ultimately expected to vest, stock-based compensation for the three-month period ended March 31, 2006 has been reduced for estimated forfeitures. When estimating forfeitures, we consider voluntary termination behaviors as well as trends of actual option forfeitures. The impact on our results of operations of recording stock-based compensation for the three-month period ended March 31, 2006 was as follows:

                                          Three Months Ended
                                            March 31, 2006
                                          ------------------
                    Investment Services   $           22,274
                    Software Services                  3,975
                    Corporate                          2,199
                                          ------------------
                                          $           28,448
                                          ==================

         The adoption of FAS 123(R) had no effect on our basic and diluted loss per share or cash flows.


Valuation Assumptions

         The fair value of each option award is estimated on the date of grant using the Black Scholes option pricing model. Our expected volatility is based on historical volatility of the Company's stock. Expected life is determined based on historical experience of similar awards, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. Separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes.
The interest rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock-based Payment Award Activity

Stock option activity for the three months ended March 31, 2006:

                                                                     Weighted
                                                      Weighted        Average
                                                       Average       Remaining      Aggregate
                                                      Exercise      Contractual     Intrinsic
                                          Options       Price     Term (in years)     Value
-------------------------------------    ---------    --------   ----------------   ---------
Balance at December 31, 2005             2,867,603    $   0.27
Granted                                          -           -
Exercised                                        -           -
Forfeited                                 (125,000)       0.21
                                         ---------    --------
Balance at March 31, 2006                2,742,603    $   0.27              3.00    $ 549,641
                                         =========    ========    ===============   =========

Options exercisable at March 31, 2006    2,100,866    $   0.27              2.54    $ 444,573
                                         =========    ========    ===============   =========

         The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of our common stock for the 2,561,381 options that were in-the-money at March 31, 2006. There were no options exercised during the periods ended March 31, 2006 or 2005. As of March 31, 2006, there was approximately $122,000 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under our stock awards plans. That cost is expected to be recognized over a weighted-average period of two years.

         There were no grants of options for the three-month period ended March 31, 2006 or 2005.

         A summary of the status and changes of our nonvested shares related to our equity incentive plans as of and during the three months ended March 31, 2006 is presented below:

                                                          Weighted
                                                           Average
                                                          Grant Day
                                             Shares      Fair Value
                                           ----------    ----------
           Non Vested at January 1, 2006      307,500    $     0.21
               Granted                              -             -
               Forfeited                      (25,000)         0.30
               Vested                         (40,000)         0.20
                                           ----------    ----------
           NonVested at March 31, 2006        242,500    $     0.20
                                           ==========    ==========


Pro forma Information for Periods Prior to the Adoption of FAS 123(R)

         Prior to the adoption of FAS No. 123(R), we provided the disclosures required under FAS 123, as amended by FAS 148. No stock-based compensation expense for stock options was recognized in our results of operations for the three-month period ended March 31, 2005 as all options were granted with an exercise price equal to the market value of the underlying common stock on the date of grant. Had we determined compensation expense based on the grant date fair value for stock options under FAS 123 and FAS 148, our pro form net loss and net loss per share would have been as follows:

                                                           Three Months
                                                         Ended March 31,
                                                         ---------------
                                                              2005
                                                         ---------------
        Net loss attributable to common shareholders,
             as reported                                 $      (701,299)
        Add:  Stock-based employee compensation
             expense included in reported net loss                  --
        Deduct:  Stock-based employee compensation
             expense determined under fair value based
             method                                                 --
                                                         ---------------
        Pro forma net loss                               $      (701,299)
                                                         ===============

        Net loss per common share, basic and diluted
             As reported                                 $         (0.03)
                                                         ===============
             Pro forma                                   $         (0.03)
                                                         ===============


14. Shareholders' Deficit

         During the three months ending March 31, 2006 we issued 18,253 shares of common stock as director's fees (valued at $4,250 based on the fair market value of our stock on the date of issuance) and 25,000 shares of common stock with a fair market value of $7,500 were retired due to non-vesting. The 25,000 shares were originally issued as deferred employee compensation.

15.  Payroll Tax Obligation

         We have an estimated federal and state payroll tax obligation of $745,324 at March 31, 2006. We have estimated this obligation to be the amounts of tax withheld from employees and the employer portion of Social Security Federal Tax Obligation for the first and fourth quarters of 2003, all four quarters of 2004 and the fourth quarter of 2005 in addition to an estimated accrual for interest and penalties. A portion of the payroll taxed for the first quarter of 2006 was due at March 31, 2006 and those taxes were remitted in May 2006. There is no obligation for the first, second or third quarters of 2005, as these taxes have been submitted.

16.  Leases

         We entered into a lease with Navisite, Inc. on January 31, 2006 for 120 square feet of space within the Navisite Hosting Services Center. The Navisite center is a Tier 2 hosting services facility, situated on top of one of the major internet backbones in the U.S. and provides for co-location of our servers and networking platforms and redundancy for our data services and telecommunications. Navisite is a Microsoft Gold Partner. The lease payments are $4,445 per month for 36 months commencing on March 17, 2006. Navisite agreed to provide floor space, AC power, internet connectivity, environmental control, 24/7 support and a security cage. The lease will be accounted for as an operating lease.

17.  Related Party Transactions

         During the period ending March 31, 2006 we borrowed funds from and issued two notes to two related parties (see notes 11 and 12 for a more complete discussion). We believe that the transactions were on terms similar to those that could be obtained from unaffiliated third parties.

18.  Off-Balance Sheet Arrangements

         We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

19.  Legal Proceedings

         The Company and its subsidiaries are engaged in legal proceedings and arbitrations from time to time. Management believes some of these proceedings could have a material effect upon the operations or financial condition of the Company if the Company is unsuccessful in defending against the actions.

         On December 27, 2004, in Waymark Internet Services, Inc. v. Rush Financial Technologies, Inc.; Cause No. 04-12776-K; 192nd Judicial District Court, Dallas County, Texas, a vendor filed a claim in Dallas District Court claiming a total of $52,870 in damages. We dispute the amount of the claims and plan to vigorously defend the Company in this matter. At March 31, 2006 we estimate our liability for this claim to be approximately $11,000, and accordingly have recorded a liability for this amount. We are in the early stages of discovery and a trial setting has been postponed until February 5, 2007.

          On April 17, 2003, in E.F. (Mickey) Long, II, et al. v. Rushmore Financial Group, Inc., Rushmore Securities Corporation and D.M. "Rusty" Moore; NASD Dispute Resolution Arbitration No. 03-01451, a group of former securities representatives of RSC filed for NASD Dispute Resolution, naming the Company and Mr. Moore as defendants. The former representatives are claiming $178,288 in commissions. At December 31, 2003 we estimated our liability to be $43,000 and recorded an accrual for this amount. In 2004 we negotiated a settlement with the representatives in the amount of $98,750 but RSC has been unable to pay this claim. Since no payments have been made RSC became subject to an agreed arbitration award in the total sum of $129,425. The entire liability of $129,425 has been accrued at March 31, 2006.

         RSC was subject to a joint NASD and SEC examination in the second quarter of 2002. As a result of this examination the Company has accrued a liability of $25,000 at March 31, 2006 to account for a possible NASD fine. This is management's best estimate of the ultimate liability to RSC.

20.  Subsequent Events

         We borrowed an additional $100,000 from a related party on April 28, 2006. The $200,000 principal amount referenced in Note 11 "Convertible Notes" above was amended to read $300,000. All other terms of the note remain unchanged.

                          INDEPENDENT AUDITORS' REPORT




To the Member of
Terra Nova Trading, L.L.C.

We have audited the accompanying statements of financial condition of Terra Nova Trading, L.L.C. (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Nova Trading, L.L.C. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ RYAN & JURASKA
Chicago, Illinois
February 16, 2006


                             TERRA NOVA TRADING, LLC
                        STATEMENT OF FINANCIAL CONDITION
                        As of December 31, 2005 and 2004

                                                                              2005           2004
                                                                          ------------   ------------
Assets
       Cash                                                               $  1,721,109   $  5,815,464
       Cash segregated in compliance with federal regulations              114,742,769    115,056,394
       Receivables from brokers, dealers and clearing organizations         22,578,184     26,832,595
       Receivables from customers                                           49,973,126     51,592,613
       Receivables from non-customers                                          155,003           --
       Accounts receivable                                                   1,025,529        621,669
       Receivables affiliates                                                1,576,424        570,862
       Securities owned:
             Marketable, at market value                                          --          264,358
             Not readily marketable, at fair value                                --        5,045,067
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $2,783,925
             and $2,301,500 at December 31, 2005 and 2004, respectively        810,635      1,223,364
       Other assets                                                             56,130         70,701
                                                                          ------------   ------------
Total assets                                                               192,638,909    207,093,087
                                                                          ============   ============

Liabilities
       Line of Credit                                                       14,224,282           --
       Payables to brokers, dealers and clearing organizations               2,345,078      3,697,324
       Payables to customers                                               165,229,390    185,964,484
       Payables to non-customers                                               260,319         58,881
       Accounts payable and accrued expenses                                 2,054,942      2,100,260
       Payable to affiliate                                                     20,102           --
                                                                          ------------   ------------
Total liabilities                                                          184,134,113    191,820,949
                                                                          ------------   ------------

Equity
       Member's equity                                                       8,504,796     15,272,138

                                                                          ------------   ------------
Total liabilities and equity                                              $192,638,909   $207,093,087
                                                                          ============   ============

                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004


                                                       2005           2004
                                                   ------------   ------------
Revenues
       Commissions and fees                        $ 34,343,258   $ 35,446,791
       Interest                                       6,553,431      2,963,398
       Gain on sale of securities                     4,331,319           --
       Unrealized gain on securities                       --        5,061,835
       Other income                                     474,223        316,435

                                                   ------------   ------------
                                                     45,702,231     43,788,459
Expenses
       Commissions, execution and exchange fees      15,252,974     13,877,394
       Employee compensation                          9,288,170      9,012,568
       Quotations and market data                     5,834,825      5,722,045
       Interest expense                               3,159,641        737,437
       Advertising and promotional                    1,878,925      2,262,463
       Professional fees                              1,593,558      1,764,190
       Communications and information technology        703,981        958,189
       Occupancy and equipment rental                   552,837        695,453
       Depreciation and amortization                    482,426        377,448
       Travel and entertainment                         431,016        571,987
       Bad debts                                        376,820           --
       Other operating expenses                       1,524,431      1,495,397
                                                   ------------   ------------
Total Expenses                                       41,079,604     37,474,571

                                                   ------------   ------------
Net Income                                         $  4,622,627   $  6,313,888
                                                   ============   ============

                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                 For the Years Ended December 31, 2005 and 2004



        Balance, January 1, 2004                          $ 12,767,525

               Member's withdrawal                          (3,809,275)

               Net income                                    6,313,888

                                                          ------------
        Balance, December 31, 2004                          15,272,138

               Member's withdrawal                         (11,389,969)

               Net income                                    4,622,627

                                                          ------------
        Balance, December 31, 2005                        $  8,504,796
                                                          ============

                 See accompanying notes to financial statements


                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2005 and 2004


                                                                               2005             2004
                                                                          -------------    -------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                                                $   4,622,627    $   6,313,888
Adjustments to reconcile net income to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                            482,426          377,448
       Unrealized gain on securities                                               --         (5,061,835)
       Gain on sale of securities                                            (4,069,349)            --
       Changes in operating assets and liabilities
           Cash segregated in compliance with federal regulations               313,625     (115,056,394)
           Receivables from brokers, dealers and clearing organizations       4,254,411      (23,573,857)
           Receivables from customers                                         1,619,487      (51,592,613)
           Receivables from non-customers                                      (155,003)            --
           Accounts receivable                                                 (403,860)          55,844
           Receivables from affiliates                                       (1,005,562)       2,042,890
           Securities held for sale                                           9,378,774             --
           Other assets                                                          14,571          (17,205)
           Payables to brokers, dealers and clearing organizations           (1,352,246)       2,966,964
           Payables to customers                                            (20,735,094)     185,964,484
           Payables to non-customers                                            201,438           58,881
           Payables to affiliates                                              (287,026)         (18,978)
           Accounts payable and accrued expenses                                261,810        1,205,054
                                                                          -------------    -------------
                Net cash (used in) provided by operating activities          (6,858,971)       3,664,571
                                                                          -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of property and equipment                                   (69,697)        (864,870)

                                                                          -------------    -------------
                Net cash used in investing activities                           (69,697)        (864,870)
                                                                          -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Net proceeds from line of credit                                  14,224,282             --
           Member's capital withdrawals                                     (11,389,969)      (3,809,275)

                                                                          -------------    -------------
                Net cash (used in) provided by financing activities           2,834,313       (3,809,275)
                                                                          -------------    -------------

NET (DECREASE) IN CASH                                                       (4,094,355)      (1,009,574)
CASH, beginning of period                                                     5,815,464        6,825,038
                                                                          -------------    -------------
CASH, end of period                                                       $   1,721,109    $   5,815,464
                                                                          =============    =============


NON-CASH ACTIVITIES

       Cash paid for interest                                             $   3,129,541    $        --


                 See accompanying notes to financial statements

                           TERRA NOVA TRADING, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004


Note 1 - Organization and Business

Terra Nova Trading, L.L.C. (the "Company"), an Illinois limited liability company, was organized on November 14, 1994. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company is also a registered futures commission merchant with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company provides clearing and execution services primarily for institutional, professional and retail customers.


Note 2 - Summary of Significant Accounting Policies

a)   Revenue Recognition

     Securities transactions and related commission revenue and expenses are recorded on a settlement date basis. Generally Accepted Accounting Principles normally require an entity to record securities transactions on a trade date basis; however, a majority of brokers and dealers record most securities transactions on the settlement date rather than on the trade date. The difference between trade date and settlement date accounting is not material to the Company's financial position at December 31, 2005 or 2004, nor material to the results of its operations for the years then ended.

b)   Income Taxes

     No provision has been made for federal income taxes, as the taxable income of the Company is included in the income tax return of the sole member. Additionally, any state income taxes are paid by the sole member.

c)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

d)   Cash Equivalents

     For the statement of cash flows, cash equivalents consist of money market deposits with maturities of less than three months.

e)   Depreciation and Amortization

     Depreciation of furniture and equipment is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes. Leasehold improvements are being amortized using the straight-line method over the term of the associated lease. Depreciation and amortization expense totaled approximately $482,000 and $377,000 for the years ended December 31, 2005 and 2004, respectively.


f)   Marketable Securities

     Marketable securities are valued at market value and securities not readily marketable are valued at fair value. Changes in value are marked to market with the gains and losses recorded in the statement of operations.

g)   Commission Expenses

     The Company is a clearing broker dealer and offers its services to introducing broker dealers. The introducing broker dealer determines the commissions charged to its customers. The Company records all commissions and fees received as gross revenues and the commissions paid to the introducing broker dealer as an expense. Commission expenses to introducing broker dealers were approximately $1,549,000 and $610,000 for the years ended December 31, 2005 and 2004, respectively.


Note 3 - Receivables From and Payables to Brokers, Dealers, and Clearing
         Organizations

The components of receivables from and payables to brokers, dealers, and clearing organizations are as follows:

                                            2005                        2004
                                 -------------------------   -------------------------
                                 Receivables     Payables    Receivables     Payables
                                 -----------   -----------   -----------   -----------
Clearing brokers                 $   113,394   $    24,365   $   190,129   $      --
Stock borrowed                    20,873,714          --      22,181,850          --
Fails to deliver/receive              90,905       213,213     2,734,200     2,936,280
Clearing organizations             1,320,221     1,346,339     1,562,032           870
Commissions receivable/payable       179,950       761,161       164,384       760,174
                                 -----------   -----------   -----------   -----------
                                 $22,578,184   $ 2,345,078   $26,832,595   $ 3,697,324
                                 ===========   ===========   ===========   ===========

Note 4 - Securities Owned, Not Readily Marketable

Securities not readily marketable include investment securities (a) for which there is no market on a securities exchange or no independent publicly quoted market, (b) that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or (c) that cannot be offered or sold because of other arrangements or restrictions of conditions applicable to the securities or to the company.


Note 5 - Bank Loans Payable

The Company has a line of credit totaling $20 million with a Chicago bank. At December 31, 2005, loans outstanding on this credit line totaled $14,224,282. The loans are due on demand and are collateralized by customers' equity securities.


Note 6 - Related-Party Transactions

The Company has made loans and advances to affiliates which do not bear interest and are due on demand. Receivables from affiliates totaled approximately $1,576,000 and $570,862, at December 31, 2005 and 2004, respectively. The
Company also has a payable to an affiliate that totaled approximately $20,000 at December 31, 2005. The Company paid affiliates approximately $630,000 and 830,000 for consulting and education services rendered for the years ended December 31, 2005 and 2004, respectively.

Note 7 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) and the Commodity Futures Trading Commission Minimum Capital Requirement (Regulation 1.17).

The Company became a self clearing broker during 2004. Under the more restrictive of Rule 15c3-1 or Regulation 1.17, the Company was required to maintain "net capital" equivalent to $250,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Adjusted net capital and aggregate debit items change from day to day. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $7,615,937 and $1,530,173, respectively as of December 31, 2004.

During 2005 under the more restrictive of Rule 15c3-1 or Regulation 1.17, the Company is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $5,020,306 and $1,500,000, respectively, as of December 31, 2005.

The net capital rule may effectively restrict member withdrawals.


Note 8 - Off Balance Sheet Risk and Concentration of Credit Risk

The Company engages in the execution, settlement and financing of various customer securities transactions, which may expose the Company to certain off balance sheet risks. In the normal course of business, the Company extends secured credit to certain customers. Receivables arising from transactions executed by the Company are collateralized by securities with market values in excess of amounts due. It is the policy of the Company to monitor the market value of the collateral and maintain possession and control of these securities.

The Company engages in various transactions with broker-dealers and clearing organizations. In the event the counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

At December 31, 2005 and 2004, significant credit concentrations consisted of cash deposited in bank accounts that exceeded federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.


Note 9 - Employee Benefit Plan

The Company has established a 401(k) plan for qualified employees. The Company may elect to match employees' contributions and make further discretionary contributions to the plan, subject to certain limitations as set forth in the plan agreement. Company contributions made to the plan totaled approximately $119,000 and $114,000 for the years ended December 31, 2005 and 2004, respectively.

Note 10 - Commitments

The Company conducts its operations in leased office facilities and annual rentals are charged to current operations. The lease is subject to an escalation clause based on the operating expenses of the lessor. Rent expense including real estate taxes and common maintenance for the year ended December 31, 2005 totaled approximately $553,000. The approximate minimum annual rental commitments under non-cancelable operating leases are as follows:


              Year Ended December 31,             Amount
            ---------------------------       -------------
                       2006                    $   187,000
                       2007                        194,000
                       2008                        205,000
                       2009                        217,000
                       2010                        223,000
                    Thereafter                     375,000
                                              -------------
                                               $ 1,401,000
                                              =============

Note 11 - Contingencies

In the normal course of business, the Company is subject to legal actions that involve claims for monetary relief. The Company's legal counsel has indicated that it cannot evaluate the likelihood of an unfavorable outcome or estimate the amount or range of potential loss therefrom. In the opinion of management, based on the consultation with legal counsel, these actions will not result in any material adverse effect on the financial position of the Company.


                             TERRA NOVA TRADING, LLC
                        STATEMENT OF FINANCIAL CONDITION
                                 March 31, 2006
                                   (Unaudited)


Assets
       Cash and cash equivelents                                        $  1,410,925
       Cash segregated in compliance with federal regulations            124,870,655
       Receivables from brokers, dealers and clearing organizations       17,393,887
       Receivables from customers                                         54,176,892
       Receivables from non-customers                                        323,849
       Accounts receivable                                                 1,631,980
       Receivables from affiliates                                         1,780,470
       Prepaid expenses and other                                              4,666
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $2,898,546)        696,015
                                                                        ------------
Total assets                                                            $202,289,339
                                                                        ============

Liabilities
       Line of credit                                                   $ 19,966,067
       Payables to brokers, dealers and clearing organizations             3,666,034
       Payables to customers                                             163,874,977
       Payables to non-customers                                             260,612
       Accounts payable and accrued expenses                               5,099,099
                                                                        ------------
Total liabilities                                                        192,866,789
                                                                        ------------

Equity
       Member's equity                                                     9,422,550

                                                                        ------------
Total liabilities and equity                                            $202,289,339
                                                                        ============


                 See accompanying notes to financial statements

                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                         2006          2005
                                                     -----------   -----------
Revenues
       Commissions and fees                          $ 7,994,602   $ 7,511,012
       Interest                                        2,602,152     1,226,815
       Software revenue                                  606,345       639,616
       Unrealized loss on securities                        --        (770,730)
       Other income                                       67,216       160,800
                                                     -----------   -----------
                                                      11,270,315     8,767,513
Expenses
       Commissions, execution and exchange fees        2,784,954     2,259,348
       Employee compensation                           2,877,221     2,515,948
       Quotations and market data                      1,740,783     2,223,885
       Interest expense                                1,295,101       513,379
       Advertising and promotional                       279,104       393,313
       Professional fees                                 237,942       513,171
       Communications and informational technology       544,547       129,351
       Occupancy and equipment rental                    106,939       257,894
       Depreciation and amortization                     114,621       137,063
       Travel and entertainment                           35,364       155,882
       Other operating expenses                          335,985       396,745
                                                     -----------   -----------
Total Expenses                                        10,352,561     9,495,979


                                                     -----------   -----------
Net Income (Loss)                                    $   917,754   $  (728,466)
                                                     ===========   ===========




                 See accompanying notes to financial statements


                             TERRA NOVA TRADING, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                              2006            2005
                                                                          ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                                $    917,754    $   (728,466)
Adjustments to reconcile net income (loss) to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                           114,621         137,063
       Unrealized loss on securities held for investment                          --           770,730
       Changes in operating assets and liabilities
           Cash segregated in compliance with federal regulations          (10,127,886)     33,317,035
           Receivables from brokers, dealers and clearing organizations      5,184,297      11,895,083
           Receivables from customers                                       (4,203,766)    (10,875,565)
           Receivables from non-customers                                     (168,846)           --
           Accounts receivable                                                (606,451)         43,007
           Receivables from affiliates                                        (204,046)       (321,789)
           Other assets                                                         51,463        (111,057)
           Payables to brokers, dealers and clearing organizations           1,320,956      (2,994,718)
           Payables to customers                                            (1,354,413)    (26,276,135)
           Payables to non-customers                                               293           1,071
           Payables to affiliates                                              (20,102)           --
           Accounts payable and accrued expenses                             3,044,157         632,274
                                                                          ------------    ------------
                Net cash (used in) provided by operating activities         (6,051,969)      5,488,533
                                                                          ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of property and equipment                                     --           (46,280)
                                                                          ------------    ------------
                Net cash used in investing activities                             --           (46,280)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Net proceeds from line of credit                                  5,741,785            --
           Member's capital withdrawals                                           --        (2,000,000)
                                                                          ------------    ------------
                Net cash used in financing activities                        5,741,785      (2,000,000)
                                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH                                               (310,184)      3,442,253
CASH AND CASH EQUIVALENTS, beginning of period                               1,721,109       5,815,464
                                                                          ------------    ------------
CASH AND CASH EQUIVALENTS, end of period                                  $  1,410,925    $  9,257,717
                                                                          ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION

       Cash paid for interest                                             $  1,295,101    $       --
                                                                          ============    ============

                 See accompanying notes to financial statements

                           TERRA NOVA TRADING, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                                 March 31, 2006


The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 -Organization and Business

Terra Nova Trading, L.L.C. (the "Company"), an Illinois limited liability company, was organized on November 14, 1994. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company is also a registered futures commission merchant with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company provides clearing and execution services primarily for institutional, professional and retail customers.

The Company was a wholly owned subsidiary of TAL Financial Services, LLC. On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.


Note 2 - Related-Party Transactions

The Company has made loans and advances to an affiliate which do not bear interest and are due on demand. The Company and the affiliate are both wholly owned subsidiaries of the same entity as of March 31, 2006. Receivables from this affiliate totaled $1,780,470 at March 31, 2006. The Company also has a payable to an affiliate that totaled approximately $228,000 at March 31, 2006. The Company paid an affiliate approximately $50,000 and $150,000 for consulting and education services rendered during the three months ended March 31, 2006 and 2005, respectively.


Note 3 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) and the Commodity Futures Trading Commission Minimum Capital Requirement (Regulation 1.17). Under the more restrictive of these rules, the Company is required to maintain "net capital" equivalent to $1,500,000 or two percent of "aggregate debit items" arising from customer transactions, whichever is greater, as these terms are defined. Under the more restrictive of these rules, the Company had net capital and net capital requirements of $5,056,250 and $1,500,000, respectively at March 31, 2006.


Note 4 - Off Balance Sheet Risk and Concentration of Credit Risk

The Company engages in the execution, settlement and financing of various customer securities transactions, which may expose the Company to certain off balance sheet risks. In the normal course of business, the Company extends secured credit to certain customers. Receivables arising from transactions executed by the Company are collateralized by securities with market values in excess of amounts due. It is the policy of the Company to monitor the market value of the collateral and maintain possession and control of these securities.

The Company engages in various transactions with broker-dealers and clearing organizations. In the event the counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparties to these transactions. It is the Company's policy to monitor the creditworthiness of each party with which it conducts business.

At March 31, 2006, significant credit concentrations consisted of cash deposited in bank accounts that exceeded federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk on cash.


Note 5 - Subsequent Events

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Member
of Market Wise Stock Trading School, LLC

We have audited the accompanying balance sheets of Market Wise Stock Trading School, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wise Stock Trading School, LLC as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has experienced recurring net losses and has an accumulated deficit of approximately $1,441,000 at December 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




KBA GROUP LLP
Dallas, Texas
June 9, 2006


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                                  BALANCE SHEET
                           December 31, 2005 and 2004

                                                                    2005           2004
                                                                 ----------     -----------
Current assets
       Cash                                                      $   142,929    $   118,852
       Accounts receivable - affiliate                                 1,181          5,759
       Other current assets                                            7,900           --
                                                                 -----------    -----------

Total current assets                                                 152,010        124,611

Computer equipment (net of accumulated depreciation of $13,447
   and $7,785 at December 31, 2005 and 2004, respectively)            15,584         18,394
Other assets                                                           2,000          2,000
                                                                 -----------    -----------

Total assets                                                     $   169,594    $   145,005
                                                                 ===========    ===========

Current liabilities
       Accounts payable                                          $    27,930    $    90,058
       Accrued expenses                                               19,075         70,492
       Payable to affiliate                                        1,564,068        579,710
                                                                 -----------    -----------

Total current liabilities                                          1,611,073        740,260
                                                                 -----------    -----------

Commitments and contingencies

Member's deficit                                                  (1,441,479)      (595,255)
                                                                 -----------    -----------

Total liabilities and member's deficit                           $   169,594    $   145,005
                                                                 ===========    ===========


                 See accompanying notes to financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2005 and 2004


                                                       2005           2004
                                                   -----------    -----------

Revenues                                           $   880,031    $ 1,517,989


Operating Expenses
       Employee compensation                         1,187,117      1,249,312
       Quotations and market data                       15,346         58,793
       Advertising and promotion                       159,338        390,914
       Professional fees                                85,662        180,965
       Communications and information technology        41,391         96,954
       Occupancy and equipment rental                  129,953        288,857
       Depreciation                                      5,661          5,011
       Travel and entertainment                        101,787        111,139
       Gain from sale of assets                           --           (8,600)
                                                   -----------    -----------

Total operating expenses                             1,726,255      2,373,345

                                                   -----------    -----------
Net loss                                           $  (846,224)   $  (855,356)
                                                   ===========    ===========


                 See accompanying notes to financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S DEFICIT
                     Years Ended December 31, 2005 and 2004



Balance, January 1, 2004                             $ (2,468,024)

       Member contribution                              2,728,125
       Net loss                                          (855,356)
                                                     ------------

Balance, December 31, 2004                               (595,255)

       Net loss                                          (846,224)
                                                     ------------

Balance, December 31, 2005                           $ (1,441,479)
                                                     ============






                 See accompanying notes to financial statements


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2005 and 2004


                                                                         2005           2004
                                                                     -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                             $  (846,224)   $  (855,356)
Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
     Depreciation                                                          5,661          5,011
     Changes in operating assets and liabilities:
          Accounts receivable                                              4,578            (89)
          Other current assets                                            (7,900)          --
          Other assets                                                      --           (2,000)
          Accounts payable and accrued expenses                         (113,544)        88,438
                                                                     -----------    -----------
               Net cash (used in) provided by operating activities      (957,429)      (763,996)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
          Purchase of computer equipment                                  (2,852)        (2,692)
                                                                     -----------    -----------
               Net cash used in investing activities                      (2,852)        (2,692)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
          Payables to affiliates, net                                    984,358     (2,048,415)
          Member contribution                                               --        2,728,125
                                                                     -----------    -----------
               Net cash provided by financing activities                 984,358        679,710
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH                                           24,077        (86,978)
CASH, beginning of year                                                  118,852        205,830
                                                                     -----------    -----------
CASH, end of year                                                    $   142,929    $   118,852
                                                                     ===========    ===========


SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid for interest                                          $      --      $      --


                 See accompanying notes to financial statements

                    MARKET WISE STOCK TRADING SCHOOL, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

Note 1 - Nature of Business

Market Wise Stock Trading School, LLC (the "Company"), was formed on August 6, 1997. The Company, headquartered in Boulder, Colorado provides classroom and online training courses in the financial services industry. The Company utilizes various software tools to teach the intricacies of personalized online trading of stocks, options and futures. The Company was formerly a wholly owned subsidiary of TAL Financial Services, LLC. ("TAL"). On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company from TAL.


Note 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents
-------------------------

The Company considers cash and all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Computer Equipment
------------------

Computer equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of three years. Maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of an asset are capitalized.

Revenue Recognition
-------------------

Revenues consist of online and classroom training fees which are recognized as services are rendered and a monthly referral fee which is recognized as earned.

Income Taxes
------------

The Company is not a tax paying entity for federal and state income tax purposes. Accordingly, no provision is made for federal and state income taxes as the taxable income of the Company, if any, is included in the income tax return of its sole member.

Advertising
-----------

The Company expenses advertising costs as incurred. Advertising and promotion expense totaled approximately $160,000 and $391,000 for the years ended December 31, 2005 and 2004, respectively.

Use of Estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets
-------------------------------

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


Note 3 - Going Concern Uncertainty

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. At December 31, 2005, the Company's current liabilities of $1,611,073, which includes a $1,564,068 payable to an affiliate, exceed current assets of $152,010. Additionally, at December 31, 2005, the Company has an accumulated deficit of $1,441,479. The Company's continued existence depends upon capital contributions from its sole member. As of February 2006, the Company had ceased receiving the monthly service agreement revenues from an affiliate, leaving the Company with minimal revenues on a go forward basis. The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

Monthly expenses have been reduced by elimination of all personnel and the Company was purchased by Rush Financial Technologies, Inc. ("Rush") on May 17, 2006. Rush management intends to review the operations of the Company and develop a plan to resume training and education services. As of the date of this report, an operating plan is in development. Rush intends to continue supporting the Company until the Company is self sufficient.


Note 4 - Concentration of Credit Risk

The Company has one major related party customer, both entities being wholly owned subsidiaries of the same entity through May 17, 2006. Service revenues from this related party were $600,000 or 68% and $830,000 or 55% of the Company's total revenue for the years ended December 31, 2005 and 2004, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the related party of approximately $1,564,000 and $580,000 at December 31, 2005 and 2004, respectively.

The relationship and service agreement between the Company and this related party could significantly affect the statements of financial condition, operations and cash flows presented due to the judgment required in estimating the fee for the services provided. During February 2006, the service agreement between the Company and this related party was terminated.


Note 5 - Operating Leases

The Company leased space located in Broomfield, Colorado from a related party (see Note 6 for further information). The lease was initiated in September 2001 and had a 5 year term ending September 30, 2006. In August 2004, the Company elected to break the lease and relocate the Company to Boulder, Colorado. A settlement was negotiated with the landlord requiring 10 monthly payments of $11,400 commencing in August 2004. Accordingly, during 2004 the Company accrued a lease liability of $114,000. The Company made timely payments extinguishing the lease liability in May 2005. The Company was responsible for all property taxes, repairs and utilities on the leased space.

The Company signed a lease for facilities in Boulder, Colorado in October 2004. The initial lease term was for 6 months and commenced on October 1, 2004 with monthly rent of $2,000. The first option to extend had a term of 6 months and commenced on April 1, 2005 with monthly rent of $2,000. The second option to extend had a term of 12 months and commenced on October 1, 2005 with monthly rent of $2,000 plus property taxes, interest and maintenance.

Rent expense under operating leases was approximately $29,000 and $176,000 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments are as follows:

                                                   Future Minimum
                Year Ending                        Lease Payments
                -----------                        --------------
             December 31, 2006                        $18,000


Note 6 - Related Party Transactions

As discussed in Note 5, during 2004 the Company leased office space from a Limited Liability Company partially owned by its former CEO. The Company was obligated under the operating lease between September 2001 and May 2005 for monthly rent, plus real estate taxes, insurance, and maintenance costs. The related party rent expense was approximately $165,000 for the year ended December 31, 2004.

As discussed in Note 4, the Company provides monthly referral services to a related party. Revenues from this related party were $600,000 or 68%, and $830,000 or 55% of the Company's total revenue for the years ended December 31, 2005 and 2004, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the related party of approximately $1,564,000 and $580,000 at December 31, 2005 and 2004,
respectively.


Note 7 - Subsequent Events


During February 2006, the service agreement between the Company and an affiliate of the Company, which provided a significant amount of revenue to the Company, was terminated.

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                                  BALANCE SHEET
                                 March 31, 2006
                                   (Unaudited)



Current Assets
       Cash                                                   $   116,562
Computer equipment (net of accumulated depreciation of
       $13,447 as of March 31, 2006)                               14,133
Other assets                                                        2,000
                                                              -----------

Total assets                                                  $   132,695
                                                              ===========

Curent Liabilities
       Accounts payable & accrued expenses                    $     1,732
       Payable to affiliate                                     1,780,470
                                                              -----------

Total current liabilities                                       1,782,202

Commitments and contingencies


Member's deficit                                               (1,649,507)
                                                              -----------

Total liabilities and member's deficit                        $   132,695
                                                              ===========



            See accompanying notes to unaudited financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                  2006            2005
                                              ------------    ------------


Revenues                                      $     82,376    $    292,094

Operating expenses
       Employee compensation                       255,993         310,871
       Advertising and promotional                   4,693         149,834
       Occupancy and equipment rental               19,693          96,304
       Depreciation                                  1,452           1,415
       Travel and entertainment                      5,287          49,785
       Other operating expenses                      3,286          13,106
                                              ------------    ------------
Total operating expenses                           290,404         621,315


                                              ------------    ------------
Net loss                                      $   (208,028)   $   (329,221)
                                              ============    ============






            See accompanying notes to unaudited financial statements


                      MARKET WISE STOCK TRADING SCHOOL, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                  2006            2005
                                                              ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                      $   (208,028)   $   (329,221)
Adjustments to reconcile net loss to net
       cash (used in) provided by  in operating activities:
           Depreciation                                              1,451           1,415
       Changes in operating assets and liabilities
           Accounts receivable                                       1,181           5,759
           Receivables from affiliates                                --            (8,585)
           Other current assets                                      7,900            --
           Accounts payable and accrued expenses                   (45,273)         30,717
                                                              ------------    ------------
                Net cash used in operating activities             (242,769)       (299,915)
                                                              ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
           Purchase of computer equipment                             --            (1,355)
                                                              ------------    ------------
                Net cash used in investing activities                 --            (1,355)
                                                              ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Payables to affiliates, net                             216,402         312,941
                                                              ------------    ------------
                Net cash used in financing activities              216,402         312,941
                                                              ------------    ------------

NET INCREASE (DECREASE) IN CASH                                    (26,367)         11,671
CASH, beginning of period                                          142,929         118,852
                                                              ------------    ------------
CASH, end of period                                           $    116,562    $    130,523
                                                              ============    ============


SUPPLEMENTAL CASH FLOW INFORMATION
       Cash paid for interest                                 $       --      $       --


            See accompanying notes to unaudited financial statements

                      MARKET WISE STOCK TRADING SCHOOL, LLC
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 - Nature of Business

Market Wise Stock Trading School, LLC (the "Company"), headquartered in Boulder, Colorado provides classroom and online training courses in the financial services industry. The Company utilizes various software tools to teach the intricacies of personalized online trading of stocks, options and futures.


Note 2 - Going Concern Uncertainty

The accompanying unaudited interim financial statements have been prepared under the assumption that the Company will continue as a going concern. At March 31, 2006, the Company's current liabilities of $1,782,202, which includes a $1,780,470 payable to affiliate, exceed current assets of $116,562. Additionally, at March 31, 2006, the Company has an accumulated deficit of $1,649,507. The Company's continued existence depends upon capital contributions from its sole member. As of February 2006, the Company had ceased receiving the monthly service agreement revenues from an affiliate, leaving the Company with minimal revenues on a go forward basis. The accompanying financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

Monthly expenses have been reduced by elimination of all personnel and the Company was purchased by Rush Financial Technologies, Inc. ("Rush") on May 17, 2006. Rush management intends to review the operations of the Company and develop a plan to resume training and education services. As of the date of this report, an operating plan is in development. Rush intends to continue supporting the Company until the Company is self sufficient.


Note 3 - Concentration of Credit Risk and Related Party

The Company provides education services to a related party broker dealer. Revenues from this customer were $50,000 or 61% and $150,000 or 51% of the Company's total revenue for the three months ended March 31, 2006 and 2005, respectively. The accounts receivable generated from this related party were netted against the liabilities owed to the related party primarily for cash advances. The Company had a net liability to the customer of approximately $1,780,000 at March 31, 2006. During February 2006, the service agreement between the Company and this related party was terminated.


Note 4 - Subsequent Event

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

                          INDEPENDENT AUDITORS' REPORT


To the Member of
Market Wise Securities, LLC

We have audited the accompanying statements of financial condition of Market Wise Securities, LLC (the "Company") as of December 31, 2005 and 2004, and the related statements of operations, changes in member's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wise Securities, LLC as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ RYAN & JURASKA
Chicago, Illinois
February 16, 2006


                           MARKET WISE SECURITIES, LLC
                        STATEMENTS OF FINANCIAL CONDITION
                        As of December 31, 2005 and 2004

                                                                        2005          2004
                                                                    -----------   -----------
Assets
   Cash                                                             $    32,523   $    46,646
   Receivable from broker dealers                                        13,265        12,950
   Furniture, equipment, and leasehold improvements (net of
         accumulated depreciation and amortization of $270,970
         and $247,129 at December 31, 2005 and 2004, respectively        16,195        40,035
                                                                    -----------   -----------
Total assets                                                        $    61,983   $    99,631
                                                                    ===========   ===========

Liabilities
   Accounts payable & accrued expenses                              $     3,293   $    29,871
                                                                    -----------   -----------
Total liabilities                                                         3,293        29,871
                                                                    -----------   -----------

Equity
   Member's equity                                                       58,690        69,760

                                                                    -----------   -----------
Total liabilities and equity                                        $    61,983   $    99,631
                                                                    ===========   ===========



                 See accompanying notes to financial statements

                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2005 and 2004

                                                          December 31,
                                                  ----------------------------
                                                      2005            2004
                                                  ------------    ------------
Revenues
       Other Income                               $        700    $     11,879

                                                  ------------    ------------
                                                           700          11,879
Expenses
       Commissions, execution and exchange fees          2,635           5,343
       Professional fees                                12,022          78,711
       Depreciation and amortization                    23,840          38,153
       Other operating expenses                          3,273           3,862
                                                  ------------    ------------
Total Expenses                                          41,770         126,069

                                                  ------------    ------------
Net (Loss)                                        $    (41,070)   $   (114,190)
                                                  ============    ============




                 See accompanying notes to financial statements

                           MARKET WISE SECURITIES, LLC
                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY
                 For the Years Ended December 31, 2005 and 2004



Balance, January 1, 2004                          $    103,950

        Member's contribution                           80,000

        Net loss                                      (114,190)

                                                  ------------
Balance, December 31, 2004                              69,760

        Member's contribution                           30,000

        Net loss                                       (41,070)

                                                  ------------
Balance, December 31, 2005                        $     58,690
                                                  ============




                 See accompanying notes to financial statements


                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2005 and 2004

                                                                                  December 31,
                                                                          ----------------------------
                                                                              2005            2004
                                                                          ------------    ------------
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss                                                                  $    (41,070)   $   (114,190)
Adjustments to reconcile net loss to net
       cash used in operating activities:
           Depreciation and amortization                                        23,840          38,153
           Receivables from brokers, dealers and clearing organizations           (314)            (38)
           Accounts payable and accrued expenses                               (26,579)         16,744
                                                                          ------------    ------------
                Net cash used in operating activities                          (44,123)        (59,331)
                                                                          ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
           Member's capital contribution                                        30,000          80,000
                                                                          ------------    ------------
                Net cash used in financing activities                           30,000          80,000
                                                                          ------------    ------------

NET INCREASE (DECREASE) IN CASH                                                (14,123)         20,669
CASH, beginning of period                                                       46,646          25,977
                                                                          ------------    ------------
CASH, end of period                                                       $     32,523    $     46,646
                                                                          ============    ============


NON-CASH ACTIVITIES

       Cash paid for interest                                             $       --      $       --


                 See accompanying notes to financial statements

                         MARKET WISE SECURITIES, L.L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

Note 1 -Organization and Business

Market Wise Securities, L.L.C. (the "Company"), a Delaware limited liability company, was formed on March 20, 2001. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company conducts its securities business primarily with institutional and retail customers and introduces that business on a fully disclosed basis to a clearing broker.


Note 2 - Summary of Significant Accounting Policies

a)   Revenue Recognition

     Securities transactions are recorded on a trade date basis, and accordingly, gains and losses are recorded on unsettled transactions.

b)   Depreciation and Amortization

     Furniture and equipment is stated at cost and depreciation is computed using the straight-line method for financial reporting and accelerated methods for income tax purposes. Depreciation expense totaled approximately $23,800 and $38,153 for the years ended December 31, 2005 and 2004, respectively.

c)   Income Taxes

     No provision has been made for federal income taxes as the taxable income or loss of the Company is included in the respective income tax returns of the members.

d)   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


Note 3 - Contingencies

The Company is responsible for any loss, liability, damage, cost or expense incurred or sustained by the clearing agent as a result of the failure of any introduced account to make a timely payment for securities purchased or timely and good delivery of securities sold.

The Company is a defendant in various lawsuits incidental to its securities business. Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on the Company.


Note 4 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Company was required to maintain "net capital" equal to the greater of $5,000 or six and two thirds percent (6 2/3%) of "aggregate indebtedness", as defined. At December 31, 2005 and 2004, the Company had a net capital requirement of $5,000. The Company had net capital of $42,495 and $29,725 as of December 31, 2005 and 2004, respectively.

                           MARKET WISE SECURITIES, LLC
                        STATEMENT OF FINANCIAL CONDITION
                                 March 31, 2006
                                   (Unaudited)



Assets
       Cash                                                           $  35,115
       Account receivable                                                   118
       Furniture, equipment, and leasehold improvements (net of
             accumulated depreciation and amortization of $274,268)      12,896
                                                                      ---------

Total assets                                                          $  48,129
                                                                      =========

Liabilities
       Accounts payable and accrued expenses                          $     200

Commitments and Contingencies

Member's equity                                                          47,929
                                                                      ---------

Total liabilities and equity                                          $  48,129
                                                                      =========




        See accompanying notes to unaudited interim financial statements

                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF OPERATIONS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                  2006            2005
                                              ------------    ------------

Revenues                                      $        234    $        215

Expenses
       Professional fees                             6,930           5,300
       Occupancy and equipment rental                  767            --
       Depreciation and amortization                 3,298           5,960
       Other operating expenses                       --             5,699
                                              ------------    ------------
Total expenses                                      10,995          16,959


                                              ------------    ------------
Net loss                                      $    (10,761)   $    (16,744)
                                              ============    ============




        See accompanying notes to unaudited interim financial statements


                           MARKET WISE SECURITIES, LLC
                            STATEMENTS OF CASH FLOWS
                   Three Months Ended March 31, 2006 and 2005
                                   (Unaudited)


                                                                             2006          2005
                                                                          ----------    ----------
CASH FLOW FROM OPERATING ACTIVITIES
Net loss                                                                  $  (10,761)   $  (16,744)
Adjustments to reconcile net loss to net
       cash (used in) provided by operating activities:
       Depreciation and amortization                                           3,298         5,960
       Changes in operating assets and liabilities
           Receivables from brokers, dealers and clearing organizations       13,265          (315)
           Accounts receivable                                                  (117)         --
           Accounts payable and accrued expenses                              (3,093)         (288)
                                                                          ----------    ----------
                Net cash (used in) provided by operating activities            2,592       (11,387)
                                                                          ----------    ----------


NET INCREASE (DECREASE) IN CASH                                                2,592       (11,387)
CASH, beginning of period                                                     32,523        46,646
                                                                          ----------    ----------
CASH, end of period                                                       $   35,115    $   35,259
                                                                          ==========    ==========


SUPPLEMENTAL CASH FLOW INFORMATION
       Cash paid for interest                                             $     --      $     --



        See accompanying notes to unaudited interim financial statements

                         MARKET WISE SECURITIES, L.L.C.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS



The financial statements included herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and changes in financial position for such interim period. These unaudited interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.


Note 1 -Organization and Business

Market Wise Securities, L.L.C. (the "Company"), a Delaware limited liability company, was formed on March 20, 2001. The Company is a registered securities broker-dealer with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. The Company conducts its securities business primarily with institutional and retail customers and introduces that business on a fully disclosed basis to a clearing broker. The Company was formerly a wholly owned subsidiary of TAL Financial Services, LLC. On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.


Note 2 - Contingencies

The Company is responsible for any loss, liability, damage, cost or expense incurred or sustained by the clearing agent as a result of the failure of any introduced account to make a timely payment for securities purchased or timely and good delivery of securities sold.

The Company is a defendant in various lawsuits incidental to its securities business. Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in any material adverse effect on the Company.


Note 3 - Net Capital Requirements

The Company is a broker dealer subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1). Under this rule, the Company was required to maintain "net capital" equal to the greater of $5,000 or six and two thirds percent (6 2/3%) of "aggregate indebtedness", as defined. At March 31, 2006, the Company had a net capital requirement of $5,000 and net capital of $34,914.


Note 4 - Subsequent Events

On May 17, 2006, Rush Financial Technologies, Inc. purchased the Company along with selected affiliates of the Company.

           UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited combined pro forma condensed financial information set forth below gives effect to the acquisition of Terra Nova Trading, LLC ("TNT"), Market Wise Stock Trading School, LLC ("MW School") and Market Wise Securities, LLC ("MWS") by Rush Financial Technologies, Inc. ("Rush") as if it had been completed on January 1, 2005, for purposes of the statements of operations, and as if it had been completed on March 31, 2006, for balance sheet purposes. The unaudited combined pro forma condensed financial statements are derived from the historical financial statements of TNT, MW School, MWS and Rush.

Rush will account for the acquisition under the purchase method of accounting. Accordingly, Rush will establish a new basis for the subsidiaries' assets and liabilities based upon the fair values thereof and the Rush purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies, nor any adjustments to expenses for any future operating changes. Rush may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following unaudited combined pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

Rush is unaware of events, other than those disclosed in the accompanying notes, that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made within periods prescribed in accordance with generally accepted accounting principles. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.


               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
              UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
                              As of March 31, 2006

                                                              Historical
                                       ---------------------------------------------------------
                                                      Market Wise    Wire Stock   Rush Financial
                                        Terra Nova    Securities,     Trading     Technologies,           Pro Forma
                                       Trading, LLC       LLC       School, LLC        Inc.       Note   Adjustments       Total
                                       ------------   -----------   -----------   --------------  ----  ------------   ------------
Assets
  Cash                                 $  1,410,925   $    35,115   $   116,562   $      119,138   2       7,561,563   $  9,243,303
  Cash segregated in compliance
   with federal regulataions            124,870,655          --            --               --     3        (102,726)   124,767,929
  Restricted cash                              --            --            --         28,207,000   2     (28,207,000)          --
  Receivables from brokers               17,393,887          --            --               --                  --       17,393,887
  Receivables from customers             54,176,892          --            --               --                  --       54,176,892
  Receivables from non customers            323,849          --            --               --                  --          323,849
  Accounts receivable                     1,631,980           118          --             97,703                --        1,729,801
  Receivables affiliates                  1,780,470          --            --               --     3      (1,780,470)          --
  Prepaid expenses and other                  4,666          --            --             68,612                --           73,278
                                       ------------   -----------   -----------   --------------        ------------   ------------
Current assets                          201,593,324        35,233       116,562       28,492,453         (22,528,633)   207,708,939

  Fixed assets, net                         696,015        12,896        14,133           92,653                --          815,697
  Capitalized software, net                    --            --            --            541,753   5       1,000,000      1,541,753
  Intangibles, net                             --            --            --            122,989   5       5,000,000      5,122,989
  Goodwill                                     --            --            --               --     2,5    11,922,150     11,922,150
  Other assets                                 --            --           2,000          106,823                --          108,823
  Acquisition costs                            --            --            --            611,936   2        (611,936)          --
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total assets                            202,289,339        48,129       132,695       29,968,607          (5,218,419)   227,220,351
                                       ============   ===========   ===========   ==============        ============   ============

Liabilities
  Line of credit                         19,966,067          --            --               --                  --       19,966,067
  Note Payable                                 --            --            --             55,327                --           55,327
  Payables to brokers                     3,666,034          --            --               --                  --        3,666,034
  Payables to customers                 163,874,977          --            --               --     3        (102,726)   163,772,251
  Payables to non-customers                 260,612          --            --               --                  --          260,612
  Accounts payable & accrued
   expenses                               5,099,099           200         1,732        2,676,101   2         180,955      7,958,087
  Accrued preferred stock dividend             --            --            --            224,762                --          224,762
  Payable to affiliate                         --            --       1,780,470             --     3      (1,780,470)          --
  Preferred stock subscribed                   --            --            --         28,207,000   2     (28,207,000)          --
  Liabilities acquired in 2001
   acquisition                                 --            --            --            332,098                --          332,098
  Convertible notes payable, net               --            --            --            607,173                --          607,173
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total current liabilities               192,866,789           200     1,782,202       32,102,461         (29,909,241)   196,842,411

  Convertible bonds payable, net               --            --            --            332,581                --          332,581
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total liabilities                       192,866,789           200     1,782,202       32,435,042         (29,909,241)   197,174,992
                                       ------------   -----------   -----------   --------------        ------------   ------------

Equity
  Preferred stock - cumulative                 --            --            --            140,630                --          140,630
  Preferred stock - convertible
   cumulative                                  --            --            --            519,800                --          519,800
  Preferred stock - convertible
   non-cumulative                              --            --            --               --     2         350,000        350,000
  Member's equity                         9,422,550        47,929    (1,649,507)            --            (7,820,972)          --
  Common stock                                 --            --            --            374,714                --          374,714
  Additional paid in capital                   --            --            --         18,587,053   2,4    32,161,794     50,748,847
  Accumulated deficit                          --            --            --        (22,088,632)               --      (22,088,632)
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total equity                              9,422,550        47,929    (1,649,507)      (2,466,435)         24,690,822     30,045,359
                                       ------------   -----------   -----------   --------------        ------------   ------------
Total liabilities and equity           $202,289,339   $    48,129   $   132,695   $   29,968,607        $ (5,218,419)  $227,220,351
                                       ============   ===========   ===========   ==============        ============   ============


        See the acompanying notes to the unaudited combined pro forma condensed financial statements

                                             F-78

                                   RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                             UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                              Year Ended December 31, 2005


                                                  Market Wise     Market Wise    Rush Financial
                                   Terra Nova     Securities,    Stock Trading    Technologies,          Pro Forma
                                  Trading, LLC        LLC         School, LLC         Inc.       Note   Adjustments        Total
                                  ------------   ------------    ------------    --------------  ----  ------------    ------------
Revenues
  Commissions and fees            $ 34,343,258           --      $    880,031    $    2,232,099    3   $   (612,543)   $ 36,842,845
  Interest                           6,553,431           --              --              13,258                --         6,566,689
  Software license fees                   --             --              --               6,725                --             6,725
  Realized gain from sale of
   securities                        4,331,319           --              --                --                  --         4,331,319
  Other income                         474,223            700            --              93,501                --           568,424
                                  ------------   ------------    ------------    --------------        ------------    ------------
                                    45,702,231            700         880,031         2,345,583            (612,543)     48,316,002
Expenses
  Commissions, execution and
   exchange fees                    15,252,974          2,635            --           1,138,998     3       (12,543)     16,382,064
  Employee compensation              9,288,170           --         1,187,117         1,631,521                --        12,106,808
  Quotations and market data         5,834,825           --            15,346           268,947                --         6,119,118
  Interest expense                   3,159,641           --              --                --                  --         3,159,641
  Advertising and promotional        1,878,925           --           159,338           413,633     3      (600,000)      1,851,896
  Professional fees                  1,593,558         12,022          85,662           332,499                --         2,023,741
  Communications and information
   technology                          703,981           --            41,391           177,144                --           922,516
  Occupancy and equipment rental       552,837           --           129,953           272,222                --           955,012
  Depreciation and amortization        482,426         23,840           5,661           613,964     5     2,000,000       3,125,891
  Travel and entertainment             431,016           --           101,787              --                  --           532,803
  Bad debts                            376,820           --              --                --                  --           376,820
  Other operating expenses           1,524,431          3,273            --             135,859                --         1,663,563
  Impairment of goodwill and
   intangibles                            --             --              --             420,245                --           420,245

                                  ------------   ------------    ------------    --------------        ------------    ------------
Total expenses                      41,079,604         41,770       1,726,255         5,405,032           1,387,457      49,640,118

Operating income (loss)              4,622,627        (41,070)       (846,224)       (3,059,449)         (2,000,000)     (1,324,116)

Other income (expense)
  Interest expense                        --             --              --            (120,882)               --          (120,882)

                                  ------------   ------------    ------------    --------------        ------------    ------------
Net income (loss)                 $  4,622,627   $    (41,070)   $   (846,224)   $   (3,180,331)       $ (2,000,000)   $ (1,444,998)
                                  ============   ============    ============    ==============        ============    ============


Beneficial conversion feature on preferred stock warrants                                  --       4                   (15,903,307)

Dividends on preferred stock                                                            (59,439)                            (59,439)
                                                                                 --------------                        ------------

Net loss attributable to common shareholders                                     $   (3,239,770)                       $(17,407,744)
                                                                                 ==============                        ============

Basic and diluted net loss per share attributable to common shareholders         $        (0.10)                       $      (0.56)
                                                                                 ==============                        ============

Weighted average common shares outstanding, basic and diluted                        31,053,140                          31,053,140
                                                                                 ==============                        ============

              See the acompanying notes to the unaudited combined pro forma condensed financial statements

                                                    F-79

                                   RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                             UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                            Three Months Ended March 31, 2006


                                                  Market Wise     Market Wise    Rush Financial
                                   Terra Nova     Securities,    Stock Trading    Technologies,          Pro Forma
                                  Trading, LLC        LLC         School, LLC         Inc.       Note   Adjustments        Total
                                  ------------   ------------    ------------    --------------  ----  ------------    ------------
Revenues
  Commissions and fees            $  7,994,602   $       --      $     50,000    $      666,576    3   $   (109,871)   $  8,601,307
  Interest                           2,602,152           --              --               4,744                --         2,606,896
  Software license fees                606,345           --              --               1,720                --           608,065
  Other income                          67,216            234          32,376            15,098                --           114,924

                                  ------------   ------------    ------------    --------------        ------------    ------------
                                    11,270,315            234          82,376           688,138            (109,871)     11,931,192
Expenses
  Commissions, execution and
   exchange fees                     2,784,954           --              --             326,963    3        (59,871)      3,052,046
  Employee compensation              2,877,221           --           255,993           397,310                --         3,530,524
  Quotations and market data         1,740,783           --              --             128,327                --         1,869,110
  Interest expense                   1,295,101           --              --                --                  --         1,295,101
  Advertising and promotional          279,104           --             4,693              --      3        (50,000)        233,797
  Professional fees                    237,942          6,930            --              97,027                --           341,899
  Communications and information
   technology                          544,547           --              --              47,614                --           592,161
  Occupancy and equipment rental       106,939            767          19,693            63,197                --           190,596
  Depreciation and amortization        114,621          3,298           1,452           105,714    5        500,000         725,085
  Travel and entertainment              35,364           --             5,287              --                  --            40,651
  Other operating expenses             335,985           --             3,286            31,258                --           370,529

                                  ------------   ------------    ------------    --------------        ------------    ------------
Total expenses                      10,352,561         10,995         290,404         1,197,410             390,129      12,241,499

Operating income (loss)                917,754        (10,761)       (208,028)         (509,272)           (500,000)       (310,307)

Other income (expense)
  Interest expense                        --             --              --             (47,333)               --           (47,333)

                                  ------------   ------------    ------------    --------------        ------------    ------------
Net income (loss)                 $    917,754   $    (10,761)   $   (208,028)   $     (556,605)       $   (500,000)   $   (357,640)
                                  ============   ============    ============    ==============        ============    ============


Dividends on preferred stock                                                            (14,860)                            (14,860)
                                                                                 --------------                        ------------

Net loss attributable to common shareholders                                     $     (571,465)                       $   (372,500)
                                                                                 ==============                        ============

Basic and diluted net loss per share attributable to common shareholders         $        (0.02)                       $      (0.01)
                                                                                 ==============                        ============

Weighted average common shares outstanding, basic and diluted                        37,474,489                          37,474,489
                                                                                 ==============                        ============

              See the acompanying notes to the unaudited combined pro forma condensed financial statements

                                                    F-80

               RUSH FINANCIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS


(1) The Company completed the acquisition of Terra Nova Trading, LLC, Market Wise Securities, LLC, and Market Wise Stock Trading School, LLC on May 17, 2006 (see section "Item 2.01 (Completion of Acquisition or Disposition of Assets"). Proceeds from the sale of preferred stock in May 2006 were used to fund this acquisition, in addition to funding general corporate purposes of the Company. The Unaudited Combined Pro Forma Condensed Financial Statements reflect the sale of the Series E Convertible Preferred Stock ("Series E Preferred") and the acquisition as if they had occurred at March 31, 2006 for the Unaudited Combined Pro Forma Condensed Balance Sheet and at January 1, 2005 for the Unaudited Combined Pro Forma Condensed Statements of Operations.

(2) The Company issued $35,000,000 in Series E Preferred shares and detached warrants. Fees associated with the issuance, including commissions, were $2,488,206. The Company also issued approximately 14,462,000 underwriter warrants with a fair value of $2,980,422 recorded in additional paid in capital. These warrants were valued using the Black Scholes model with the following assumptions: expected volatility of 88%, no dividend yield, risk free interest rate of 5.19% and an expected life of 5 years.

The Company paid $25,000,000 in cash for the Subsidiaries. Additionally, the Company paid $275,068 in acquisition related legal and accounting fees, severance expenses of $250,000 and $218,054 of other acquisition costs.

(3) To eliminate intercompany transactions.

(4) The issuance of warrants related to the Series E Preferred resulted in a beneficial conversion feature with a pro forma value of $15,903,307. The warrant conversion feature is contingent upon increasing of the number of authorized common shares by the shareholders. As this authorization is probable, the beneficial conversion amount was recorded as of January 1, 2005.

(5) On a pro forma basis, goodwill increased by $11,922,150 as a result of the acquisition. The increase of $5,000,000 in intangible assets was attributed to the value of trademarks, customer lists and websites. The increase of $1,000,000 in capitalized software costs was attributed to the value of internally developed software. These amounts (excluding goodwill) are amortized ratably over twelve equal quarters on the Unaudited Combined Pro Forma Condensed Statement of Operations.


           Cash Paid                                       $ 25,000,000

           Acquisition costs
                   Accounting and legal                         275,068
                   Severance liability                          250,000
                   Other                                        218,054
                                                           ------------
                        Total acquisition costs                 743,122

                                                           ------------
           Total purchase price                            $ 25,743,122
                                                           ============

           Fair value of assets acquired
                   Net working capital                     $  7,097,928
                   Fixed assets and capitalized software      1,723,044
                   Intangibles                                5,000,000
                   Goodwill                                  11,922,150

                                                           ------------
           Total net assets acquired                       $ 25,743,122
                                                           ============


You may rely on the information contained in this
prospectus. We have not authorized anyone to provide
information different from that contained in this
prospectus. Neither the delivery of this prospectus       UP TO 18,000,000 SHARES
nor the sale of common shares means that information
contained in this prospectus is correct after the              COMMON STOCK
date of this prospectus. This prospectus is not an
offer to sell or solicitation of an offer to buy our
common shares in any circumstances under which the
offer or solicitation is unlawful.                                PER SHARE

                ----------------------



           TABLE OF CONTENTS                                    RUSH FINANCIAL
                                                              TECHNOLOGIES, INC.
Heading                                   Page

Prospectus Summary                          1

Risk Factors                                4                 ------------------

Use of Proceeds                             13                P R O S P E C T U S
                                                              ------------------
Dividend Policy and Market Data             15

Business and Properties                     16

Management's Discussion and Analysis of
     Financial Condition and Results of                         July 31, 2006
     Operations                             26

Management                                  38

Principal Shareholders                      47

Description of Securities                   48

Legal Matters                               52

Experts                                     52

Available Information                       52

Index to Financial Statements               F-1


Until October 29, 2006 (90 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                  INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         The Registrant's Articles of Incorporation provide that no director of the Registrant will be personally liable to the Registrant or any of its shareholders for monetary damages arising from any act or omission in a director's capacity as such, with certain exceptions.

         Pursuant to the Texas Business Corporation Act (the "Act"), every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. The Registrant's Articles of Incorporation contain provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the Act.

Item 25.          Other Expenses of Issuance and Distribution

         The estimated expenses of the registration, all of which will be paid by the Company, are as follows:

SEC Filing fee
Printing Expenses
Accounting Fees and Expenses
Legal Fees and Expenses
Blue Sky Fees and Expenses
                                                 --------
TOTAL                                                $

Item 26.          Recent Sales of Unregistered Securities

         Common stock - Registrant has sold and issued the shares of common stock described below within the past three years that were not registered under the Act.

                                                    Offering   Exemption
         Date                    Number of Shares    Price     Claimed
-----------------------         ----------------------------------------
          October 2003     (4)        108,484         0.25       (1)
          January 2004     (5)      7,013,362         0.38       (1)
         February 2004     (6)        750,000         0.34       (1)
            March 2004     (7)        538,178         0.32       (1)
            April 2004     (8)        487,666         0.30       (1)
              May 2004     (9)        242,481         0.24       (1)
             June 2004    (10)         46,517         0.24       (1)
             July 2004    (11)        101,565         0.24       (1)
           August 2004    (12)        100,000         0.24       (1)
        September 2004    (13)      2,375,000         0.20       (1)
          October 2004    (14)        870,395         0.20       (1)
         November 2004    (15)         49,348         0.20       (1)
         December 2004    (16)      2,180,834         0.20       (1)
          January 2005    (17)         30,000         0.20       (1)
         February 2005    (18)      1,197,913         0.20       (1)
            March 2005    (19)      2,220,831         0.24       (1)
            April 2005    (20)        629,995         0.24       (1)
              May 2005    (21)      1,126,751         0.20       (1)
             June 2005    (22)        379,917         0.19       (1)
             July 2005    (23)        564,045         0.19       (1)
           August 2005    (24)      4,526,831         0.19       (1)
        September 2005    (25)        108,781         0.19       (1)
          October 2005    (26)        162,796         0.23       (1)
         November 2005    (27)      1,275,000         0.30       (1)
         December 2005    (28)        539,477         0.28       (1)
          January 2006    (29)          9,261         0.25       (1)
            March 2006    (30)        -15,908         0.41       (1)
            April 2006    (31)        251,788         0.35       (1)
              May 2006    (32)         24,492         0.28       (1)
             June 2006    (33)            750         0.25       (1)

                              ----------------
Total shares issued                28,043,550
                              ================


(1) The Company relied on Sections 3 and 4(2) of the Securities Act of 1933 for exemption from the registration requirements of such Act. Each investor was furnished with information concerning the formation and operations of the Registrant, and each had the opportunity to verify the information supplied. Additionally, Registrant obtained a signed representation from each of the foregoing persons in connection with the purchase of the Common Stock of his or her intent to acquire such Common Stock for the purpose of investment only, and not with a view toward the subsequent distribution thereof. Each of the certificates representing the Common Stock of the Registrant has been stamped with a legend restricting transfer of the securities represented thereby, and the Registrant has issued stop transfer instructions to the Transfer Agent for the Common Stock of the Company concerning all certificates representing the Common Stock issued in the above-described transactions.

(2) Issuance of 147,500 shares of restricted common stock for stock-based compensation.

(3) Issuance of 7,000 shares of restricted common stock to settle a legal claim and related expenses.

(4) Issuance of 108,484 shares of common stock for stock-based compensation relating to an employee incentive stock purchase plan.

(5) Issuance of 5,851,833 shares of restricted common stock to settle pending issuances from 2003, 9,212 shares of restricted common stock for directors' compensation, 63,458 shares of restricted common stock to employees as stock-based compensation and 975,615 shares of restricted common stock in exchange for the conversion of bonds. In addition, an issuance of 25,277 shares of restricted common stock in exchange for preferred dividends on preferred stock previously converted to bonds that were converted to restricted common stock. And an issuance of 87,967 shares of restricted common stock in exchange for accrued interest on bonds that were converted to restricted common stock.

(6) Issuance of 750,000 shares of restricted common stock in acquisition of LostView Development Corporation.

(7) Issuance of 538,178 shares of restricted common stock for proceeds of approximately $175,000.

(8) Holders of 2,500 shares of preferred stock elected to convert into 25,000 shares of common stock, 56,000 shares of restricted common stock was issued for stock-based compensation and 406,666 shares of restricted common stock was issued for proceeds of approximately $107,000.

(9) Issuance of 9,148 shares of restricted common stock in exchange for the conversion of bonds and 233,333 shares of restricted common stock to settle an advance to a related party of $35,000.

(10) Issuance of 46,517 shares of restricted common stock in exchange for the conversion of bonds.

(11) Issuance of 25,000 shares of restricted common stock for consulting services and 76,565 shares of restricted common stock in exchange for the conversion of bonds.

(12) Issuance of 100,000 shares of restricted common stock for consulting services.

(13) Issuance of 2,125,000 shares of restricted common stock along with warrants for an additional 2,125,000 shares for proceeds of approximately $425,000 and 250,000 shares of restricted common stock to settle an advance to a related party of $50,000.

(14) Issuance of 21,000 shares of restricted common stock for stock-based compensation, 49,395 shares of restricted common stock in payment for consulting services and 800,000 shares of restricted common stock along with warrants for an additional 800,000 shares for proceeds of approximately $160,000.

(15)     Issuance of 6,250 shares of  restricted  common  stock for  stock-based
         compensation   and  43,098  shares  of  restricted   common  stock  for
         consulting services.

(16) Issuance of 42,500 shares of restricted common stock for stock-based compensation and 2,138,334 shares of restricted common stock along with warrants for an additional 2,083,334 shares for proceeds of approximately $511,000.

(17) Issuance of 10,000 shares of restricted common stock as stock-based compensation and 20,000 shares of restricted common stock as the exercise of stock options.

(18) Issuance of 1,197,913 shares of restricted common stock in exchange for the conversion of bonds.

(19) Issuance of 12,498 shares of restricted common stock for directors' compensation, 750,000 shares of restricted common stock in settlement of certain obligations resulting from the purchase of Lostview and 1,458,333 shares of restricted common stock for proceeds of approximately $350,000.

(20) Issuance of 69,578 shares of restricted common stock for consulting services, 156,517 shares of restricted common stock as a note payment, 360,150 shares of restricted common stock as settlement of a joint marketing agreement and 43,750 shares of restricted common stock as stock-based compensation.

(21) Issuance of 25,794 shares of restricted common stock for consulting services, 9,000 shares of restricted common stock in settlement of commission expenses, 5,000 shares of restricted common stock for stock-based compensation and 1,086,957 shares of restricted common stock for proceeds of approximately $250,000.

(22) Issuance of 10,000 shares of restricted common stock for directors' compensation, 260,417 shares of restricted common stock in settlement of advertising expenses, 9,500 shares of restricted common stock for stock-based compensation and 100,000 shares of restricted common stock for proceeds of approximately $15,000.

(23) Issuance of 2,500 shares of restricted common stock for consulting services, 7,955 shares of restricted common stock for directors' compensation, 97,656 shares of restricted common stock in settlement of advertising expenses, 453,334 shares of restricted common stock for proceeds of approximately $67,500 and 2,600 shares of restricted common stock for stock-based compensation.

(24) Issuance of 17,500 shares of restricted common stock for consulting services, 5,264 shares of restricted common stock for directors' compensation, 86,805 shares of restricted common stock in settlement of advertising expenses, 262,500 shares of restricted common stock for stock-based compensation and 4,154,762 shares of restricted common stock and warrants for proceeds of $837,500.

(25) Issuance of 21,976 shares of restricted common stock for directors' compensation and 86,805 shares of restricted common stock in settlement of advertising expenses.

(26) Issuance of 12,796 shares of restricted common stock for directors' compensation and 150,000 shares of restricted common stock in settlement of advertising expenses.

(27) Issuance of 25,000 shares of restricted common stock for stock-based compensation and 1,250,000 shares of restricted common stock for proceeds of approximately $375,000.

(28) Issuance of 20,000 shares of restricted common stock for stock-based compensation, 19,477 of restricted common stock for directors' compensation and 500,000 shares of restricted common stock for proceeds of approximately $105,000.

(29) Issuance of 9,261 shares of restricted common stock for directors' compensation.

(30) Issuance of 9,092 shares of restricted common stock for directors' compensation and 25,000 shares of restricted common stock for stock-based compensation were forfeited.

(31) Issuance of 40,000 shares of restricted common stock for convertible preferred stock, 14,730 shares of restricted common stock for preferred stock dividends, 14,558 shares of restricted common stock for directors' compensation, 200,000 shares of restricted common stock as the exercise of stock options and 17,500 shares of restricted common stock for stock-based compensation were forfeited

(32)     Issuance of 6,750 shares of  restricted  common  stock for  stock-based
         compensation   and  17,742  shares  of  restricted   common  stock  for
         directors' compensation.

(33) Issuance of 750 shares of restricted common stock for stock-based compensation.


Item 27.          Exhibits

(b)      Exhibits

2.1 TNT ACQUISITION AND FINANCING DOCS
            #    2.6      Membership Interest Purchase Agreement dated March
                          30, 2006 between Rush Financial
                          Technologies, Inc. and TAL Financial Resources LLC.
            **   3.1      Articles of Incorporation, as amended
            **   3.2      Bylaws
            **   4.1      Specimen certificate for shares of Common Stock of the Company
            **   4.2      Specimen certificate for shares of Preferred Stock of the Company
            #    4.3      Preferred Stock, as amended
            ***  5.1      Opinion of Andrews Kurth, LLP
            **  10.1.1    Employment Agreement with D. M. Moore, Jr.
            **  10.6.2    Overhead Services Agreement
            *   10.22     LostView Purchase Agreement
            #   10.23     Stock Purchase Agreement
            +   21.1      Subsidiaries of the Registrant
            +   23.1      Consent of  KBA Group, LLP
            +   23.2      Consent of Ryan and Juraska
            *** 23.2      Consent of Andrews Kurth, LLP - contained in Exhibit 5.1
            +   31(i)     Certification of Chief Executive Officer
            +   31(ii)    Certification of Chief Financial Officer
            +   32(i)     Section 906 Certification of Chief Executive Officer

+     Filed herewith
*     Filed as Exhibits to Registrant's Form 10-KSB dated April 15, 2004.
**    Filed as Exhibits to Registrant's Form SB-2 registration statement, file no 333-42225, and incorporated herein by reference.
***   To be filed by amendment
#     Filed as Exhibits to registrant's Form 8-K filed on April 3, 2006.


Item 28.          Undertakings

         The undersigned Registrant hereby undertakes as follows:

(a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on July 31,, 2006.
                                            RUSH FINANCIAL TECHNOLOGIES, INC.


                                            By: /s/ D.M.  Rusty Moore, Jr.
                                               --------------------------------
                                            D.M.  Rusty Moore, Jr.
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         In accordance with requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                         TITLE                          DATE

/s/ D. M.  Moore, Jr.             Chief Executive Officer        July 31, 2006
------------------------------
D. M. Moore, Jr.                  Director

/s/ Randy Rutledge                Chief Financial Officer        July 31, 2006
------------------------------
Randy Rutledge                    Principal Account Officer

    Bernay Box                    Director                       July 31, 2006
------------------------------
Bernay Box

/s/ Charles B. Brewer             Director                       July 31, 2006
------------------------------
Charles B. Brewer

/s/ Russell N. Crawford           Director                       July 31, 2006
------------------------------
Russell N. Crawford

/s/  Gayle C. Tinsley              Director                       July 31, 2006
------------------------------
Gayle C. Tinsley

    Murrey Wanstrath              Director                       July 31, 2006
------------------------------
Murrey Wanstrath

/s/ Stephen B. Watson             Director                       July 31, 2006
------------------------------
Stephen B. Watson